                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-127233


                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[759,980,000] (APPROXIMATE)
                  SPECIALTY UNDERWRITING & RESIDENTIAL FINANCE
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-BC2

               (SPECIALTY UNDERWRITING & RESIDENTIAL FINANCE LOGO)

                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                                  US BANK N.A.
                                     TRUSTEE

                                MARCH [17], 2006

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

                             FREE WRITING PROSPECTUS
                                 MARCH 17, 2006

                  SPECIALTY UNDERWRITING & RESIDENTIAL FINANCE
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-BC2

                           $759,980,000 (APPROXIMATE)
                               SUBJECT TO REVISION

                                                           PRINCIPAL                           EXPECTED
                                           WAL (YRS)         WINDOW                              FINAL      STATED       EXPECTED
                   APPROX                  (CALL(5) /     (CALL(5) /      PAYMENT   INTEREST   MATURITY     FINAL         RATINGS
     CLASS      SIZE ($)(7)     COUPON     MATURITY)       MATURITY)       DELAY     ACCRUAL      (5)    MATURITY(6)  (MOODY'S/ S&P)
--------------  -----------  -----------  -----------  -----------------  -------  ----------  --------  -----------  --------------
   Class A-1    173,248,000                              Information not provided hereby                                 Aaa/[AAA]
  Class A-2A    241,569,000  LIBOR + [ ]  1.00 / 1.00   1 - 22 / 1 - 22       0    Actual/360  Jan-2008    Feb-2037      Aaa/[AAA]
                               (1), (2)
  Class A-2B    131,980,000   Fixed (1),  2.30 / 2.30  22 - 36 / 22 - 36     24      30/360    Mar-2009    Feb-2037      Aaa/[AAA]
                                 (3)
  Class A-2C     17,998,000   Fixed (1),  5.34 / 6.75   36 - 76 / 36 -       24      30/360    Jul-2012    Feb-2037      Aaa/[AAA]
                                 (3)                          177
  Class A-2D     43,505,000   Fixed (1),  5.97 / 7.33   53 - 76 / 53 -       24      30/360    Jul-2012    Feb-2037      Aaa/[AAA]
                                 (3)                          177
   Class M-1     29,230,000  LIBOR + [ ]  4.83 / 5.36   48 - 76 / 48 -        0    Actual/360  Jul-2012    Feb-2037     Aa1 / [AA+]
                               (1), (4)                       158
   Class M-2     28,045,000  LIBOR + [ ]  4.64 / 5.16   44 - 76 / 44 -        0    Actual/360  Jul-2012    Feb-2037     Aa2 / [AA]
                               (1), (4)                       151
   Class M-3     16,590,000  LIBOR + [ ]  4.54 / 5.04   43 - 76 / 43 -        0    Actual/360  Jul-2012    Feb-2037     Aa3 / [AA-]
                               (1), (4)                       143
   Class M-4     15,800,000  LIBOR + [ ]  4.49 / 4.97   41 - 76 / 41 -        0    Actual/360  Jul-2012    Feb-2037      A1 / [A]
                               (1), (4)                       138
   Class M-5     14,220,000  LIBOR + [ ]  4.45 / 4.91   40 - 76 / 40 -        0    Actual/360  Jul-2012    Feb-2037      A2 / [A+]
                               (1), (4)                       131
   Class M-6     13,035,000  LIBOR + [ ]  4.42 / 4.85   40 - 76 / 40 -        0    Actual/360  Jul-2012    Feb-2037      A3 / [A+]
                               (1), (4)                       125
   Class B-1     13,035,000  LIBOR + [ ]  4.39 / 4.78   39 - 76 / 39 -        0    Actual/360  Jul-2012    Feb-2037    Baa1 / [BBB+]
                               (1), (4)                       118
   Class B-2     11,455,000  LIBOR + [ ]  4.37 / 4.71   38 - 76 / 38 -        0    Actual/360  Jul-2012    Feb-2037    Baa2 / [BBB]
                               (1), (4)                       110
   Class B-3     10,270,000  LIBOR + [ ]  4.36 / 4.61   38 - 76 / 38 -        0    Actual/360  Jul-2012    Feb-2037    Baa3 / [BBB-]
                               (1), (4)                       101
                -----------
TOTAL OFFERED:  759,980,000
                ===========

(1)  Subject to the related Available Funds Cap and the related Maximum Rate
     Cap.

(2) If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the margin on the Class A-2A Certificates will increase to 2x its margin on the following Distribution Date.

(3) If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the coupon on each of the Class A-2B, Class A-2C and Class A-2D Certificates will increase by 0.50% on the following Distribution Date

(4) If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin on the following Distribution Date.

(5) The Certificates will be priced at 20% HEP for the fixed rate collateral and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate collateral. Assumes 10% call. The maximum CPR in any one period is 95%.

(6)  Latest maturity date for any mortgage loan plus one year.

(7) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Colin Sheen                   212-449-3659      colin_sheen@ml.com
Gregory Ikhilov               212-449-3659      gregory_ikhilov@ml.com
Roger Ashworth                212-449-3659      roger_ashworth@ml.com
Edgar Seah                    +81 3 6225 7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Tim Loughlin                  212-449-1646      timothy_loughlin@ml.com
Alan Chan                     212-449-8140      alan_chan@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Keith Singletary              212-449-9431      keith_singletary@ml.com
Calvin Look                   212-449-5029      calvin_look@ml.com
Yimin Ge                      212-449-9401      yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com

MOODY'S
Maggie Liu                    212-553-3712      Qingyu.Liu@moodys.com

STANDARD & POOR'S
Rebecca Neary                 212-438-3026      Rebecca_Neary@standardandpoors.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

TITLE OF OFFERED CERTIFICATES   Specialty Underwriting & Residential Finance
                                ("SURF"), Mortgage Loan Asset-Backed
                                Certificates, Series 2006-BC2, consisting of:

                                Class A-1 Certificates,

                                Class A-2A, Class A-2B, Class A-2C and Class
                                A-2D Certificates (collectively, the "Class A-2
                                Certificates", and together, with the Class A-1
                                Certificates, the "Class A Certificates"),

                                Class M-1, Class M-2, Class M-3, Class M-4,
                                Class M-5, and Class M-6 Certificates
                                (collectively, the "Class M Certificates"),

                                Class B-1, Class B-2 and Class B-3 Certificates
                                (collectively, the "Class B Certificates"),

                                The Class M and Class B Certificates are collectively known as the "Subordinate
                                Certificates".

                                The Class A-1 and Class A-2A Certificates are collectively known as the "Floating Rate Senior
                                Certificates"

                                The Class A-2B, Class A-2C and Class A-2D
                                Certificates are collectively known as the "Fixed Rate Senior Certificates".

                                The Class A, Class M, Class B Certificates are collectively known as the "Offered
                                Certificates".

LEAD MANAGER                    Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated

ISSUING ENTITY                  Specialty Underwriting and Residential Finance
                                Trust, Series 2006-BC2

DEPOSITOR                       Merrill Lynch Mortgage Investors, Inc.

SPONSOR                         Merrill Lynch Mortgage Lending Inc.

SERVICER                        Wilshire Credit Corporation

TRUSTEE                         US Bank N.A.

SWAP COUNTERPARTY               [To be determined]

CAP PROVIDER                    [To be determined]

CUT-OFF DATE                    March 1, 2006

PRICING DATE                    On or about March [20], 2006

CLOSING DATE                    On or about March [30], 2006

DISTRIBUTION DATES              Distribution of principal and interest on the
                                offered certificates will be made on the 25th
                                day of each month or, if such day is not a
                                business day, on the first business day
                                thereafter, commencing in April 2006.

ERISA CONSIDERATIONS            The offered certificates will be ERISA eligible
                                as of the Closing Date. However, investors
                                should consult with their counsel with respect
                                to the consequences under ERISA and the Internal
                                Revenue Code of an ERISA Plan's acquisition and
                                ownership of such Certificates.

LEGAL INVESTMENT                The offered certificates will not constitute
                                "mortgage-related securities" for the purposes
                                of SMMEA.

TAX STATUS                      For federal income tax purposes, the Trust Fund
                                will include two or more segregated asset pools,
                                with respect to which elections will be made to
                                treat each as a "real estate mortgage investment
                                conduit" ("REMIC").

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

OPTIONAL TERMINATION            The Trustee will attempt to terminate the trust
                                when the aggregate stated principal balance of
                                the Mortgage Loans as of the last day of the
                                related collection period is less than or equal
                                to 10% of the aggregate stated principal balance
                                of the Mortgage Loans as of the Cut-Off Date.
                                The termination will be effected by auctioning
                                the remaining trust assets via a solicitation of
                                bids from at least three bidders. Any such
                                termination will occur only if the highest bid
                                received is at least equal to the sum of (i) the
                                aggregate outstanding stated principal balance
                                of the Mortgage Loans, plus accrued interest
                                thereon, (ii) any unreimbursed out-of-pocket
                                costs and expenses and the principal portion of
                                Advances, in each case previously incurred by
                                the Servicer in the performance of its servicing
                                obligations or by the Trustee in the performance
                                of its obligations, including conducting the
                                auction and (iii) certain other amounts
                                specified in the prospectus supplement.

MORTGAGE LOANS                  The mortgage pool will consist of fixed rate and
                                adjustable rate, first and second lien,
                                sub-prime mortgage loans ("Mortgage Loans")
                                originated under the SURF program and will be
                                serviced by Wilshire Capital Corporation. The
                                information described herein is based on a pool
                                of Mortgage Loans having an aggregate principal
                                balance of approximately $790,000,365, as of
                                March 1, 2006.

                                The mortgage pool will be divided into two groups referred to as Group I and Group II.
                                Group I will consist of fixed rate and
                                adjustable rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or 625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or
                                $1,202,925 if the property is located in Hawaii or Alaska) and second lien fixed rate mortgage loans that had a principal balance at origination of no more than $208,500 (or
                                $312,750 if the property is located in Hawaii or Alaska). Group II will consist of fixed rate and adjustable rate mortgage loans that had principal balances at origination that may or may not conform to the criteria specified above for mortgage loans included in Group I.

TOTAL DEAL SIZE                 Approximately [$759,980,000]

ADMINISTRATIVE FEES             The Servicer and the Trustee will be paid fees
                                aggregating approximately 50.00 bps per annum
                                (payable monthly) on the stated principal
                                balance of the Mortgage Loans.

CREDIT ENHANCEMENTS             1.   Excess Interest

                                2.   Over-Collateralization

                                3.   Subordination

                                4.   Net Swap Payments received from the Swap
                                     Counterparty (if any)

EXCESS INTEREST                 Excess interest cashflow will be available as
                                credit enhancement.

OVER-COLLATERALIZATION          The over-collateralization ("O/C") amount is
                                equal to the excess of the aggregate principal
                                balance of the Mortgage Loans over the aggregate
                                principal balance of the Offered Certificates.
                                On the Closing Date, the O/C amount will equal
                                approximately 3.80% of the aggregate principal
                                balance of the Mortgage Loans as of the Cut-Off
                                Date. The trust fund will apply some or all of
                                the Excess Interest as principal payments on the
                                Class A Certificates until the O/C target is
                                reached, resulting in a limited acceleration of
                                principal of the Offered Certificates relative
                                to the Mortgage Loans. Once the O/C target
                                amount is reached, the acceleration feature will
                                cease, unless it becomes necessary again to
                                maintain the O/C target amount as described
                                below:

                                Initial: 3.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                                Date

                                Target: 3.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date before stepdown, 7.60% of current mortgage balance on or after stepdown

                                Floor: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

SUBORDINATION:

 CLASSES     RATING (M/S)   SUBORDINATION (1)
 -------     ------------   -----------------
 Class A     Aaa / [AAA]          23.00%
Class M-1    Aa1 / [AA+]          19.30%
Class M-2    Aa2 / [AA]           15.75%
Class M-3    Aa3 / [AA-]          13.65%
Class M-4     A1 / [A+]           11.65%
Class M-5     A2 / [A]             9.85%
Class M-6     A3 / [A-]            8.20%
Class B-1   Baa1 / [BBB+]          6.55%
Class B-2   Baa2 / [BBB]           5.10%
Class B-3   Baa3 / [BBB-]          3.80%

(1) The subordination includes the initial over-collateralization level of approximately 3.80%.

CLASS SIZES:

 CLASSES     RATING (M/S)   CLASS SIZES
 -------     ------------   -----------
 Class A     Aaa / [AAA]       77.00%
Class M-1    Aa1 / [AA+]        3.70%
Class M-2    Aa2 / [AA]         3.55%
Class M-3    Aa3 / [AA-]        2.10%
Class M-4     A1 / [A+]         2.00%
Class M-5     A2 / [A]          1.80%
Class M-6     A3 / [A-]         1.65%
Class B-1   Baa1 / [BBB+]       1.65%
Class B-2    Baa2 / [BBB]       1.45%
Class B-3   Baa3 / [BBB-]       1.30%

INTEREST   Interest on the Floating Rate Senior Certificates, and the
ACCRUAL    Subordinate Certificates will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current
           Distribution Date, on an actual/360 basis. Interest on the Fixed Rate
           Senior Certificates will accrue in respect of a Distribution Date from and including the first day of the calendar month preceding that
           Distribution Date up to and including the last day of such month, on a 30/360 basis beginning March 1, 2006.

COUPON     If the optional termination of the Certificates does not occur on the
STEP UP    first distribution date on which it can occur, (i) the margins on each class of the Floating Rate Senior Certificates will increase to
           2x their respective margins, and (ii) the margins on each class of the Subordinate Certificates will increase to 1.5x their respective margins, and (iii) the coupons on each class of the Fixed Rate Senior
           Certificates will increase by 0.50%, in each case on the following
           Distribution Date.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

SWAP CONTRACT          The Issuing Entity will include a swap derivative contract for the benefit of the Certificates (the
<PRELIMINARY AND       "Swap Contract") to (i) protect against interest rate risk from upward movement in one-month LIBOR,
SUBJECT TO REVISION>   (ii) diminish basis risk associated with the hybrid adjustable-rate mortgage loans and (iii) provide additional credit enhancement in respect of the Certificates. On each Distribution Date, the Issuing
                       Entity will be required to make payments to the Swap Counterparty based on the applicable fixed rate and on the applicable notional balance for the Distribution Date specified in the schedule hereto and the Issuing Entity will be entitled to receive payments from the Swap Counterparty based on one-month LIBOR and the applicable notional balance for the Distribution Date specified in the schedule hereto. The payments from the Issuing Entity to the Swap Counterparty and from the Swap
                       Counterparty to the Issuing Entity on each Distribution Date will be netted so that only the net payment (the "Net Swap Payment") will be paid by the party owing the higher of the two payments on such Distribution Date. Any Net Swap Payment received from the Swap Counterparty will be treated as available interest funds on the relevant Distribution Date.

AVAILABLE FUNDS CAPS   Class A-1 Certificates: The per annum rate equal to 12 times the excess of (A) the quotient of (x)
                       the total scheduled interest based on the Group 1 Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

                       Class A-2 Certificates: The per annum rate equal to 12 times the excess of (A) the quotient of (x)
                       the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, and in the case of the Class A-2A Certificates, multiplied by 30 and divided by the actual number of days in the related accrual period.

                       Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the
                       Class A-2A Available Funds Cap.

                       "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

CAP CONTRACTS          The Class A-1, Class A-2A and the Subordinate Certificates will each have the benefit of one of the three cap contracts as specified below:

                                                                          BEGINNING        1ML STRIKE,
                                  CLASS           NUMBER OF MONTHS    DISTRIBUTION DATE   UPPER COLLAR
                                  -----           ----------------    -----------------   ------------
                        Class A-1 Certificates           6              April 2006           9.820%
                        Class A-2A Certificates          6              April 2006           9.420%
                       Subordinate Certificates          6              April 2006           8.830%


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

                       Payments received on the related cap contract will be available to pay amounts to the holders of the related class or classes of Certificates, in respect of shortfalls arising as a result of the application of the applicable Available Funds Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS      The pass-through rates of each of the Offered Certificates will also be subject to a related
                       "Maximum Rate Cap", which will be calculated in the same manner as the related Available Funds Cap, but based on the net maximum lifetime mortgage rates for the adjustable rate Mortgage Loans and the net mortgage rates for the fixed rate Mortgage Loans in the related loan group rather than the net mortgage rate.  Any interest shortfall due to the application of a Maximum Rate Cap will not be reimbursed.

SHORTFALL              If on any Distribution Date the pass-through rate  of a class of Certificates is limited by the
REIMBURSEMENT          related Available Funds Cap, the amount of such interest that would have been distributed if such pass-through rate had not been so limited by the related Available Funds Cap, up to but not exceeding the greater of (i) the related Maximum Rate Cap and (ii) the lesser of (A) One Month LIBOR and (B) the applicable rate for the related class or classes of certificates shown under the heading
                       "1ML Strike, Upper Collar", under the heading, "Cap Contracts" shown above), and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at such pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as
                       "Carryover"). Such reimbursement will be paid only on a subordinated basis, as described below in the "Cashflow Priority" section. No such Carryover will be paid once the certificate principal balance of the related Certificate has been reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

CASHFLOW PRIORITY      1.   Repayment of any unreimbursed Servicer advances.
<Preliminary and
Subject to Revision>   2.   Servicing Fees and Trustee Fees, as applicable.

                       3.   Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap Payment
                            or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the Issuing Entity is the defaulting party or an affected party under the Swap
                            Contract, to be paid from available interest funds.

                       4.   Available interest funds not used as provided in paragraph 2 above, as follows: monthly interest, including any unpaid monthly interest from prior months, concurrently, to each class of the Class A Certificates, then monthly interest, including any unpaid monthly interest from prior months, to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the
                            Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5
                            Certificates, then to the Class M-6 Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates and then to the Class B-3 Certificates.

                       5.   Available principal funds, as follows: monthly principal to the Class A Certificates as described under "PRINCIPAL PAYDOWN", then monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2 Certificates, then monthly principal to the Class M-3
                            Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6 Certificates, then monthly principal to each the Class B-1 Certificates, then monthly principal to the Class B-2
                            Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                       6.   Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to build or restore O/C to the required level.

                       7.   Excess interest to pay subordinate principal shortfalls.

                       8.   Excess interest to pay Carryover resulting from imposition of the related Available Funds
                            Cap.

                       9.   Excess interest to pay to the Swap Counterparty any swap termination payment owed to the
                            Swap Counterparty pursuant to the Swap Contract in the event that the Swap Counterparty is the defaulting party or the sole affected party under the Swap Contract.

                       10.  Any remaining amount will be paid in accordance with the Pooling and Servicing Agreement and will not be available for payment to holders of the offered certificates.

                       Payments received on the related Cap Contract will only be available to the related classes of
                       Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Certificates after the Subordinate
                       Certificates have been written down to zero.  Any excess of amounts received on the related Cap
                       Contract over amounts needed to pay such Carryovers on the related classes of Certificates will be distributed in respect of other classes of certificates not described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

PRINCIPAL PAYDOWN
IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans plus excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates, as follows:

     1) The Group I Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

     2) The Group II Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-2 Certificates.

     "Group I Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group I mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from the Mortgage Loans and distributable on such Distribution Date.

     "Group II Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group II mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from Mortgage Loans and distributable on such Distribution Date.

     Amounts allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates shall be distributed as follows: (i) to the Class A-2D Certificates in an amount equal to the Class A-2D Lockout Distribution Amount for that Distribution Date, and (ii) sequentially, with all amounts paid to the Class A-2A Certificates until its Certificate principal balance has been reduced to zero, then to the Class A-2B Certificates until its Certificate principal balance has been reduced to zero, then to the Class A-2C Certificates until its Certificate principal balance has been reduced to zero and thereafter to the Class A-2D Certificates until its Certificate principal balance has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the O/C Amount have been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata among such classes of Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

     "Class A-2D Lockout Distribution Amount" means, for any Distribution Date, the product of (x) the Class A-2D Lockout Distribution Percentage (as set forth in the underlying table) for that Distribution Date and (y) the Class A-2D Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A-2D Lockout Distribution Amount for a Distribution Date exceed the principal distribution amount for that Distribution Date or the Certificate principal balance of the Class A-2D Certificates immediately prior to that Distribution Date.

     "Class A-2D Pro Rata Distribution Amount" means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class A-2D Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate principal balance of the Group II Senior Certificates immediately prior to that Distribution Date and (y) the Group 2 principal distribution amount for that Distribution Date.

     "Class A-2D Lockout Distribution Percentage" means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

                                                LOCKOUT
DISTRIBUTION DATES                            PERCENTAGE
------------------                            ----------
April 2006 through and including March 2009        0%
April 2009 through and including March 2011       45%
April 2011 through and including March 2012       80%
April 2012 through and including March 2013      100%
April 2013 and thereafter                        300%

After the Certificate principal balance of either the Class A-1 or Class A-2 Certificates has been reduced to zero, the amounts referred to in (1) or (2) above, as applicable, will be distributed to the remaining Class A Certificates (i.e., whichever such class or classes remains outstanding) as the case may be. After the aggregate Certificate principal balance of the Class A-1 and Class A-2 Certificates has been reduced to zero, the amounts referred to in (1) and (2) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates (allocated between the Class A-1 and Class A-2 Certificates as described immediately above), second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:

CLASS A     46.00%
CLASS M-1   38.60%
CLASS M-2   31.50%
CLASS M-3   27.30%
CLASS M-4   23.30%
CLASS M-5   19.70%
CLASS M-6   16.40%
CLASS B-1   13.10%
CLASS B-2   10.20%
CLASS B-3    7.60%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1.   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates have been reduced to zero; and

     ii)  the later of the:

          a.   April 2009 Distribution Date; and

          b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below).

2.   A Step Down Loss Trigger Event does not exist.

SUBORDINATE       The first Distribution Date on which the Senior Enhancement Percentage (i.e., the
CLASS PRINCIPAL   sum of the outstanding principal balance of the subordinate Certificates and the
DISTRIBUTION      O/C amount divided by the aggregate stated principal balance of the Mortgage Loans)
DATE              is greater than or equal to the Senior Specified Enhancement Percentage (including
                  O/C), which is equal to two times the initial Class A subordination percentage.

                  SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:
                  46.00%
                  or
                  (19.20%+3.80%)*2

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SURF 2006-BC2

STEP DOWN LOSS    The situation that exists with respect to any Distribution Date after the Stepdown
TRIGGER EVENT     Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all
<Preliminary      Mortgage Loans 60 or more days delinquent, measured on a rolling three month basis
and Subject to    (including Mortgage Loans in foreclosure and REO Properties) and (2) the Stated
Revision>         Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance
                  Date, equals or exceeds the product of (i) [___]% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage
                  Loans as of the Cut-off Date exceeds the Required Loss Percentage.

                  DISTRIBUTION DATE OCCURRING   LOSS PERCENTAGE
                  ---------------------------   ---------------
                  April 2008 - March 2009       [___]% with respect to April 2008, plus an additional
                                                1/12th of [___]% for each month thereafter
                  April 2009 - March 2010       [___]% with respect to April 2009, plus an additional
                                                1/12th of [___]% for each month thereafter
                  April 2010 - March 2011       [___]% with respect to April 2010, plus an additional
                                                1/12th of [___]% for each month thereafter
                  April 2011 - March 2012       [___]% with respect to April 2011, plus an additional
                                                1/12th of [___]% for each month thereafter
                  April 2012 - March 2013       [___]% with respect to April 2011, plus an additional
                                                1/12th of [___]% for each month thereafter
                  April 2013 and thereafter     [___]%

                                         (PRELIMINARY AND SUBJECT TO REVISION)

PROSPECTUS        The Certificates will be described in more detail in a Prospectus which includes a
                  Prospectus Supplement (together, the "Prospectus"). Complete information with respect to the Certificates and the Mortgage Loans will be contained in the
                  Prospectus.

MORTGAGE LOAN     The following tables describe the Mortgage Loans and the related mortgaged
TABLES            properties as of the Cut-Off Calculation Date. The sum of the columns below may not equal the total indicated due to rounding.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

Aggregate Outstanding Principal Balance   $790,000,365
Aggregate Original Principal Balance      $791,181,389
Number of Mortgage Loans                         5,388

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------    -------   -----------
Original Principal Balance      $10,000   $750,000     $146,841
Outstanding Principal Balance   $ 9,938   $749,995     $146,622

                                 MINIMUM   MAXIMUM   WEIGHTED AVERAGE (2)
                                 -------   -------   --------------------
Original Term (mos)                180       360              345
Stated remaining Term (mos)(4)     169       359              342
Loan Age (mos)(4)                   1         11               3
Current Interest Rate             5.350%   13.900%           7.980%
Initial Interest Rate Cap (3)     1.000%    3.000%           2.988%
Periodic Rate Cap (3)             1.000%    2.000%           1.047%
Gross Margin (3)                  1.350%   10.199%           6.315%
Maximum Mortgage Rate (3)        11.625%   18.800%          14.106%
Minimum Mortgage Rate (3)         3.400%   11.800%           7.512%
Months to Roll (3)(4)               2         59              23
Original Loan-to-Value            18.34%   100.00%           82.67%
Credit Score                       501       813              617

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   04/01/2020   02/01/2036

LIEN POSITION   PERCENT OF MORTGAGE POOL
-------------   ------------------------
1st Lien                 91.56%
2nd Lien                  8.44%

OCCUPANCY     PERCENT OF MORTGAGE POOL
---------     ------------------------
Primary                97.91%
Second Home             0.51%
Investment              1.59%

LOAN TYPE    PERCENT OF MORTGAGE POOL
---------    ------------------------
Fixed Rate            17.50%
ARM                   82.50%

AMORTIZATION TYPE   PERCENT OF MORTGAGE POOL
-----------------   ------------------------
Fully Amortizing             52.35%
Interest-Only                30.66%
Balloon                      16.99%

YEAR OF ORIGINATION   PERCENT OF MORTGAGE POOL
-------------------   ------------------------
2005                           98.97%
2006                            1.03%

LOAN PURPOSE            PERCENT OF MORTGAGE POOL
------------            ------------------------
Purchase                         52.29%
Refinance - Rate/Term             3.77%
Refinance - Cashout              43.94%

PROPERTY TYPE              PERCENT OF MORTGAGE POOL
-------------              ------------------------
Single Family                       74.16%
Planned Unit Development            15.06%
Condominium                          4.59%
Two- to Four-Family                  5.50%
Townhouse                            0.50%
Rowhouse                             0.18%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Adjustable Rate Mortgage Loans only.

(4)  As of the Cut-Off Date.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

MORTGAGE RATES

                           NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                             OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                          MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
RANGE OF MORTGAGE RATES     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-----------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
5.500% or less                  2    $    424,500       0.05%      5.398%      645      $212,250       82.59%   100.00%   100.00%
5.501% to 6.000%               29       7,993,968       1.01       5.861       664       275,654       78.17     74.63     45.85
6.001% to 6.500%              187      45,583,410       5.77       6.344       629       243,762       78.87     66.27     45.00
6.501% to 7.000%              557     126,780,949      16.05       6.816       626       227,614       78.61     57.03     45.56
7.001% to 7.500%              701     148,279,236      18.77       7.288       621       211,525       79.52     48.87     42.18
7.501% to 8.000%              906     168,707,687      21.36       7.788       615       186,212       81.23     44.35     35.93
8.001% to 8.500%              548      94,574,575      11.97       8.282       606       172,581       83.08     37.61     22.35
8.501% to 9.000%              512      73,397,386       9.29       8.758       601       143,354       84.95     36.72     15.78
9.001% to 9.500%              267      31,743,060       4.02       9.293       599       118,888       86.17     39.20      8.97
9.501% to 10.000%             437      32,834,873       4.16       9.821       612        75,137       90.74     49.58      2.41
10.001% to 10.500%            269      18,288,516       2.32      10.319       624        67,987       92.90     35.08      1.01
10.501% to 11.000%            267      14,086,883       1.78      10.860       631        52,760       97.37     47.65      0.72
11.001% to 11.500%            206       8,638,950       1.09      11.327       633        41,937       98.80     41.14      0.46
11.501% to 12.000%            313      12,777,808       1.62      11.806       621        40,824       99.76     42.27      0.00
12.001% to 12.500%            129       4,236,223       0.54      12.275       605        32,839       99.62     47.87      0.00
12.501% to 13.000%             56       1,568,299       0.20      12.799       613        28,005       98.65     11.81      0.00
13.001% to 13.500%              1          60,359       0.01      13.050       613        60,359       97.42      0.00      0.00
13.501% to 14.000%              1          23,682       0.00      13.900       597        23,682      100.00      0.00      0.00
                            -----    ------------     ------      ------       ---      --------      ------    ------    ------
TOTAL:                      5,388    $790,000,365     100.00%      7.980%      617      $146,622       82.67%    47.05%    30.66%
                            -----    ------------     ------      ------       ---      --------      ------    ------    ------

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.350% per annum to 13.900% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.980% per annum.

REMAINING MONTHS TO STATED MATURITY

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
RANGE OF                OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
REMAINING MONTHS     MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
TO STATED MATURITY     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
169 to 180             1,343    $ 63,423,313       8.03%     10.695%      643       $ 47,225     98.24%     39.79%     0.00%
229 to 240                68       2,534,175       0.32      10.026       611         37,267     91.11      42.55     12.00
349 to 360             3,977     724,042,877      91.65       7.735       615        182,058     81.28      47.71     33.41
                       -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                 5,388    $790,000,365     100.00%      7.980%      617       $146,622     82.67%     47.05%    30.66%
                       -----    ------------     ------      ------       ---       --------     -----      -----     -----

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 169 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 342 months.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                           NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
RANGE OF                     OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
ORIGINAL MORTGAGE         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN PRINCIPAL BALANCES     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-----------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
$50,000 or less             1,056    $ 31,850,055       4.03%     10.808%      628      $ 30,161      97.16%     53.76%     0.13%
$50,001 to $100,000         1,328      99,671,687      12.62       9.085       615        75,054      86.48      59.51      4.05
$100,001 to $150,000          982     120,187,009      15.21       8.181       610       122,390      82.45      59.44     14.86
$150,001 to $200,000          658     114,643,758      14.51       7.748       611       174,231      80.17      51.33     26.94
$200,001 to $250,000          461     103,183,843      13.06       7.692       612       223,826      81.31      48.57     37.78
$250,001 to $300,000          313      85,648,471      10.84       7.515       620       273,637      80.88      41.46     44.05
$300,001 to $350,000          209      67,466,204       8.54       7.529       620       322,805      80.53      33.46     47.44
$350,001 to $400,000          160      59,731,533       7.56       7.497       623       373,322      82.24      31.04     43.22
$400,001 to $450,000           85      36,150,311       4.58       7.421       629       425,298      81.62      28.05     48.46
$450,001 to $500,000           68      32,189,947       4.07       7.375       623       473,382      82.28      35.28     48.35
$500,001 to $550,000           25      13,206,781       1.67       7.327       638       528,271      82.98      23.98     67.84
$550,001 to $600,000           26      14,938,330       1.89       7.104       621       574,551      80.80      45.80     46.04
$600,001 to $650,000           10       6,179,737       0.78       7.355       617       617,974      83.55      40.31     49.96
$650,001 to $700,000            4       2,751,977       0.35       7.487       618       687,994      88.72      74.71     50.18
$700,001 to $750,000            3       2,200,721       0.28       6.799       645       733,574      76.22     100.00     66.07
                            -----    ------------     ------      ------       ---      --------      -----     ------     -----
TOTAL:                      5,388    $790,000,365     100.00%      7.980%      617      $146,622      82.67%     47.05%    30.66%
                            -----    ------------     ------      ------       ---      --------      -----     ------     -----

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $10,000 to approximately $750,000 and the average outstanding principal balance of the Mortgage Loans was approximately $146,841.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

PRODUCT TYPES

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
PRODUCT TYPES                LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------              --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Balloon Loans                1,321    $ 62,762,175       7.94%     10.709%      643       $ 47,511     98.77%     40.74%     0.00%
15 Year Fixed Loans             36       3,290,420       0.42       7.817       634         91,401     73.32      43.26      0.00
20 Year Fixed Loans             68       2,534,175       0.32      10.026       611         37,267     91.11      42.55     12.00
30 Year Fixed Loans            504      69,625,378       8.81       7.833       615        138,146     79.79      59.53      6.79
Six-Month LIBOR Loans           18       3,795,173       0.48       7.037       608        210,843     85.42      23.25     12.33
1/29 LIBOR Loans                 1         217,568       0.03       7.075       645        217,568     80.00     100.00    100.00
1/29 LIBOR Balloon Loans
   (6-Month LIBOR Index)         1         191,793       0.02       7.225       580        191,793     80.00     100.00      0.00
2/28 LIBOR ARM (6 Month
   LIBOR Index)              2,653     480,239,153      60.79       7.753       614        181,017     81.27      47.51     42.31
2/28 LIBOR ARM (1 Year
   LIBOR Index)                  3         581,717       0.07       8.167       555        193,906     63.81      30.01      0.00
2/28 LIBOR Balloon Loans
   (6-Month LIBOR Index)       214      57,384,688       7.26       7.536       618        268,153     81.07      33.33      0.00
3/27 LIBOR ARM (6 Month
   LIBOR Index)                467      88,411,326      11.19       7.755       617        189,318     82.19      45.47     34.09
3/27 LIBOR Balloon Loans
   (6-Month LIBOR Index)        64      13,867,065       1.76       7.746       606        216,673     83.58      63.16      0.00
5/25 LIBOR ARM (6 Month
   LIBOR Index)                 38       7,099,734       0.90       7.355       628        186,835     81.48      63.14     44.72
                             -----    ------------     ------      ------       ---       --------     -----     ------    ------
TOTAL:                       5,388    $790,000,365     100.00%      7.980%      617       $146,622     82.67%     47.05%    30.66%
                             -----    ------------     ------      ------       ---       --------     -----     ------    ------

AMORTIZATION TYPE

                           NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                             OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                          MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
AMORTIZATION TYPE           LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-----------------         --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Fully Amortizing            2,829    $413,595,072      52.35%     7.985%       603       $146,198     81.48%     51.99%     0.00%
Balloon                     1,600     134,205,721      16.99      9.041        629         83,879     89.60      39.97      0.00
24 Month Interest-Only         22       4,969,351       0.63      6.910        630        225,880     81.90      55.61    100.00
36 Month Interest-Only          3         417,600       0.05      7.809        628        139,200     80.00      17.62    100.00
60 Month Interest-Only        932     236,465,621      29.93      7.391        634        253,718     80.84      42.38    100.00
120 Month Interest-Only         2         347,000       0.04      8.509        662        173,500     73.82       0.00    100.00
                            -----    ------------     ------      -----        ---       --------     -----      -----    ------
TOTAL:                      5,388    $790,000,365     100.00%     7.980%       617       $146,622     82.67%     47.05%    30.66%
                            -----    ------------     ------      -----        ---       --------     -----      -----    ------

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
GEOGRAPHIC DISTRIBUTION    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Alabama                       46   $  4,196,227      0.53%    8.136%      608      $ 91,222    84.03%    80.65%   11.29%
Alaska                         1        128,115      0.02     7.500       597       128,115    57.11      0.00     0.00
Arizona                      180     29,712,451      3.76     7.884       612       165,069    80.98     43.78    41.18
Arkansas                      13      1,103,163      0.14     8.374       632        84,859    81.79     55.91     0.00
California                   807    201,527,201     25.51     7.626       632       249,724    81.84     33.47    49.64
Colorado                      67      9,335,364      1.18     7.882       612       139,334    83.55     55.07    38.73
Connecticut                   79     13,165,579      1.67     8.037       606       166,653    80.75     38.04     6.32
Delaware                       8        892,709      0.11     7.368       597       111,589    74.18     71.09     0.00
District of Columbia           2        259,965      0.03     8.900       660       129,983    84.00      0.00    80.01
Florida                      343     53,768,096      6.81     7.908       620       156,758    81.51     41.80    34.03
Georgia                       79      8,744,270      1.11     7.990       625       110,687    84.89     56.11    25.33
Hawaii                         1        486,132      0.06     8.250       523       486,132    83.32      0.00     0.00
Idaho                         14      1,699,191      0.22     7.892       607       121,371    85.65     73.97    22.65
Illinois                     470     69,436,616      8.79     8.376       616       147,737    85.04     44.34    25.96
Indiana                       72      5,946,503      0.75     8.322       614        82,590    85.25     75.09    10.41
Iowa                          31      2,336,120      0.30     8.700       596        75,359    83.51     77.07     7.64
Kansas                        49      4,208,298      0.53     8.255       600        85,884    82.88     74.61    15.90
Kentucky                      52      4,081,401      0.52     8.298       603        78,488    84.66     75.05     6.60
Louisiana                     21      2,616,238      0.33     7.472       627       124,583    74.47     58.26     5.50
Maine                         18      2,705,896      0.34     7.958       589       150,328    82.83     47.01     0.00
Maryland                     110     25,468,083      3.22     7.468       600       231,528    79.88     63.28    32.82
Massachusetts                 42      9,944,366      1.26     7.512       601       236,771    79.58     49.29    16.68
Michigan                     318     30,534,873      3.87     8.526       612        96,022    84.51     54.68    20.71
Minnesota                    183     24,873,275      3.15     8.022       606       135,920    82.69     58.76    36.28
Mississippi                   27      2,660,455      0.34     8.433       587        98,535    85.23     49.90     0.00
Missouri                     139     12,226,453      1.55     8.592       592        87,960    84.17     70.54    11.25
Montana                        1        139,657      0.02     7.850       586       139,657    80.00      0.00     0.00
Nebraska                       8        853,910      0.11     7.871       592       106,739    85.81     61.61    26.35
Nevada                        89     17,344,140      2.20     7.932       617       194,878    81.81     37.18    49.32
New Hampshire                 22      2,365,399      0.30     8.097       624       107,518    82.21     31.37     5.41
New Jersey                    65     14,682,946      1.86     7.728       603       225,891    80.27     52.08    25.88
New Mexico                    15      1,912,645      0.24     8.155       618       127,510    82.93     42.44     0.00
New York                     155     32,868,569      4.16     7.727       630       212,055    80.50     28.77    25.46
North Carolina                33      4,087,912      0.52     8.622       607       123,876    84.33     41.13    30.30
Ohio                         184     18,621,843      2.36     8.152       605       101,206    85.45     70.08    16.41
Oklahoma                      46      3,912,988      0.50     8.478       608        85,065    87.32     54.70     0.00
Oregon                        75     12,615,784      1.60     7.636       621       168,210    84.77     52.52    24.08
Pennsylvania                 101     10,544,448      1.33     8.037       606       104,400    81.50     53.85     6.74
Rhode Island                  13      2,884,577      0.37     7.399       586       221,891    76.86     44.29    20.86
South Carolina                36      3,359,355      0.43     8.071       605        93,315    85.51     64.22    17.56
South Dakota                   7        540,279      0.07     8.531       627        77,183    86.36     47.74    23.03
Tennessee                    127     11,048,820      1.40     8.255       611        86,999    83.68     66.01    15.77
Texas                        842     70,233,389      8.89     8.616       608        83,413    84.55     58.62     5.80
Utah                          40      5,530,935      0.70     7.891       624       138,273    82.60     42.37    28.54
Virginia                      75     15,034,324      1.90     7.722       615       200,458    82.80     55.34    42.37
Washington                   174     28,041,763      3.55     7.836       618       161,160    82.96     54.45    41.56
West Virginia                  8      1,426,033      0.18     7.659       591       178,254    82.02    100.00    49.72
Wisconsin                     98      9,718,421      1.23     8.704       602        99,168    83.71     51.65     5.32
Wyoming                        2        175,190      0.02     7.379       623        87,595    80.00    100.00   100.00
                           -----   ------------    ------     -----       ---      --------    -----    ------   ------
TOTAL:                     5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                           =====   ============    ======     =====       ===      ========    =====    ======   ======

No more than approximately 0.37% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

                       NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                         OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
RANGE OF ORIGINAL     MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
LOAN-TO-VALUE RATIOS    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
--------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
50.00% or less             56   $  7,146,254      0.90%     7.466%     584      $127,612    39.27%    43.32%    6.85%
50.01% to 55.00%           35      6,865,618      0.87      7.350      596       196,161    52.63     44.72    33.32
55.01% to 60.00%           44      8,567,290      1.08      7.221      573       194,711    57.81     33.72    16.85
60.01% to 65.00%           77     15,626,750      1.98      7.355      590       202,945    63.38     43.47    28.74
65.01% to 70.00%          129     25,936,615      3.28      7.442      583       201,059    68.79     50.43    23.31
70.01% to 75.00%          188     33,222,855      4.21      7.609      587       176,717    73.95     48.99    26.02
75.01% to 80.00%        2,132    387,218,226     49.01      7.575      627       181,622    79.85     44.83    41.29
80.01% to 85.00%          374     71,052,699      8.99      7.929      591       189,980    84.48     42.60    22.78
85.01% to 90.00%          578    115,548,155     14.63      7.949      609       199,910    89.65     53.12    28.82
90.01% to 95.00%          292     40,483,438      5.12      8.509      618       138,642    94.66     59.79    20.47
95.01% to 100.00%       1,483     78,332,466      9.92     10.446      641        52,820    99.92     47.33     1.46
                        -----   ------------    ------     ------      ---      --------    -----     -----    -----
TOTAL:                  5,388   $790,000,365    100.00%     7.980%     617      $146,622    82.67%    47.05%   30.66%
                        =====   ============    ======     ======      ===      ========    =====     =====    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 18.34% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 8.44% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.71%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.84%.

LOAN PURPOSE

                        NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                          OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                       MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
LOAN PURPOSE             LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------           --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Purchase                 3,323   $413,091,037     52.29%    8.204%      631      $124,313    84.46%    42.33%   32.14%
Refinance - Cashout      1,842    347,153,560     43.94     7.737       601       188,466    80.73     51.05    29.25
Refinance - Rate/Term      223     29,755,768      3.77     7.706       606       133,434    80.34     65.99    26.53
                         -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:                   5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                         =====   ============    ======     =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                           NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                             OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                          MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
PROPERTY TYPE               LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------             --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Single Family               4,086   $585,875,722     74.16%    7.962%      616      $143,386    82.47%    47.33%   29.26%
Planned Unit Development      751    118,972,285     15.06     7.992       615       158,418    83.47     51.30    35.93
Two- to Four-Family           242     43,480,401      5.50     8.152       626       179,671    82.39     32.92    23.37
Condominium                   259     36,269,490      4.59     8.004       633       140,037    83.68     45.19    45.70
Townhouse                      34      3,965,003      0.50     8.043       626       116,618    83.40     42.81    32.54
Rowhouse                       16      1,437,463      0.18     8.131       610        89,841    79.22     67.29     0.00
                            -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:                      5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                            =====   ============    ======     =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

DOCUMENTATION

                       NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                         OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                      MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
DOCUMENTATION           LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------         --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Stated Documentation    2,377   $383,721,736     48.57%    8.169%      631      $161,431    82.29%     0.00%   34.15%
Full Documentation      2,846    372,859,594     47.20     7.822       602       131,012    83.07     99.70    27.64
Lite Documentation        165     33,419,035      4.23     7.573       619       202,540    82.55      0.00    24.23
                        -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:                  5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                        =====   ============    ======     =====       ===      ========    =====     =====    =====

OCCUPANCY

              NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
             MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
OCCUPANCY      LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
---------    --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Primary        5,271   $773,474,791     97.91%    7.971%      617      $146,742    82.67%    47.35%   31.17%
Investment        91     12,530,249      1.59     8.492       626       137,695    82.17     37.65     3.28
Second Home       26      3,995,325      0.51     8.017       664       153,666    84.38     20.01    18.18
               -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:         5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
               =====   ============    ======     =====       ===      ========    =====     =====    =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                     NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                       OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
MORTGAGE LOANS AGE  MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
(MONTHS)              LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
1                        65   $  8,362,990      1.06%    8.736%      623      $128,661    86.34%    49.58%   34.34%
2                     1,354    189,265,580     23.96     8.309       613       139,783    82.74     49.20    25.33
3                     2,170    306,500,884     38.80     8.000       616       141,245    82.29     48.86    30.81
4                     1,480    236,751,106     29.97     7.746       622       159,967    83.14     42.53    33.02
5                       182     28,443,081      3.60     7.676       617       156,281    81.81     47.05    40.64
6                       102     15,357,461      1.94     7.459       620       150,563    82.20     50.09    37.62
7                        24      3,285,957      0.42     7.327       589       136,915    81.57     54.33    28.64
8                         4        659,653      0.08     7.699       622       164,913    88.99     65.21    34.79
9                         1        355,038      0.04     8.600       529       355,038    68.00    100.00     0.00
10                        2        586,619      0.07     6.797       602       293,310    72.07     20.74     0.00
11                        4        431,995      0.05     7.770       592       107,999    86.61     60.42    60.42
                      -----   ------------    ------     -----       ---      --------    -----    ------    -----
TOTAL:                5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                      =====   ============    ======     =====       ===      ========    =====    ======    =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

ORIGINAL PREPAYMENT PENALTY TERM

                               NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                                 OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
ORIGINAL PREPAYMENT           MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
PENALTY TERM                    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------------           --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
None                            1,635   $174,185,863     22.05%    8.652%      618     $106,536     85.98%    43.81%   20.81%
12 Months                         158     33,935,073      4.30     7.853       624      214,779     80.00     40.94    42.97
13 Months                           3        842,906      0.11     7.859       639      280,969     81.91      0.00    90.45
24 Months                       2,496    418,257,597     52.94     7.822       618      167,571     82.16     45.26    37.16
30 Months                           2        560,665      0.07     9.778       561      280,332     79.11      0.00     0.00
36 Months                         881    127,992,600     16.20     7.759       611      145,281     82.05     59.47    22.57
48 Months                           1        399,907      0.05     6.500       544      399,907     69.02    100.00     0.00
60 Months                         212     33,825,755      4.28     7.428       621      159,555     77.15     46.41    18.63
                                -----   ------------    ------     -----       ---     --------     -----     -----    -----
TOTAL:                          5,388   $790,000,365    100.00%    7.980%      617     $146,622     82.67%    47.05%   30.66%
                                =====   ============    ======     =====       ===     ========     =====     =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties was approximately 28 months.

    Recipients should read the information continued in the Important notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

CREDIT SCORES

                               NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                                 OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                              MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
RANGE OF CREDIT SCORES          LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
----------------------        --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Not Available                       4   $    214,983      0.03%    9.169%       NA      $ 53,746    50.39%   100.00%    0.00%
501 to 525                         68     11,235,144      1.42     8.634       516       165,223    73.25     63.36     1.81
526 to 550                        229     41,123,557      5.21     8.083       540       179,579    76.87     59.75     7.84
551 to 575                        521     83,858,331     10.61     8.180       565       160,956    79.83     64.30    14.84
576 to 600                      1,115    152,719,569     19.33     7.954       589       136,968    81.54     65.81    24.34
601 to 625                      1,386    188,414,030     23.85     8.012       613       135,941    83.64     53.35    29.99
626 to 650                      1,013    150,453,132     19.04     7.973       638       148,522    85.30     34.62    37.96
651 to 675                        602     91,677,323     11.60     7.878       660       152,288    84.01     21.41    44.66
676 to 700                        217     31,831,853      4.03     7.725       686       146,691    83.53     16.48    43.12
701 to 725                        108     17,811,106      2.25     7.776       709       164,918    83.78     20.31    54.56
726 to 750                         60      9,813,597      1.24     7.688       737       163,560    82.58      5.47    47.94
751 to 775                         47      8,123,006      1.03     7.348       761       172,830    83.87     41.69    59.65
776 to 800                         14      1,998,712      0.25     7.820       785       142,765    84.00     14.65    55.49
801 to 813                          4        726,023      0.09     7.484       812       181,506    83.91     12.99    69.64
                                -----   ------------    ------     -----       ---      --------    -----    ------    -----
TOTAL:                          5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                                =====   ============    ======     =====       ===      ========    =====    ======    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 501 to 813 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 617.

CREDIT GRADE

                               NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                                 OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                              MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
CREDIT GRADE                    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------                  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
A+                                809   $112,594,318     14.25%    8.132%      631      $139,177    85.73%    33.19%   37.48%
A                                1994    258,915,650     32.77     7.972       606       129,847    83.29     59.96    29.41
A-                                558     91,462,042     11.58     8.054       584       163,910    80.85     63.31    16.73
B                                 479     87,735,937     11.11     7.813       580       183,165    78.14     56.44    18.21
C                                 153     27,962,524      3.54     8.128       543       182,762    75.03     53.82    13.59
C-                                111     17,806,338      2.25     8.338       539       160,417    71.29     78.18    12.70
SA1                               376     57,717,528      7.31     7.732       717       153,504    83.89     17.43    52.27
SA2                               283     37,071,544      4.69     8.028       669       130,995    83.97     11.08    40.76
SA3                               625     98,734,484      12.5     7.927       650       157,975    86.26     28.90    41.75
                                -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:                          5,388   $790,000,365    100.00%    7.980%      617      $146,622    82.67%    47.05%   30.66%
                                =====   ============    ======     =====       ===      ========    =====     =====    =====

    Recipients should read the information continued in the Important notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

GROSS MARGINS

                               NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                                 OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                              MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
RANGE OF GROSS MARGINS          LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
----------------------        --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
1.001% to 1.500%                    1   $    251,228      0.04%     5.890%     615      $251,228    75.00%     0.00%    0.00%
1.501% to 2.000%                    2        536,654      0.08      6.262      641       268,327    70.80      0.00    64.10
2.001% to 2.500%                    6      1,947,307      0.30      6.355      661       324,551    81.07     62.50    43.60
2.501% to 3.000%                    5      1,568,542      0.24      7.088      611       313,708    77.66     34.75    55.84
3.001% to 3.500%                   31      6,832,639      1.05      7.386      615       220,408    81.17     52.74    33.54
3.501% to 4.000%                   25      4,842,984      0.74      6.646      615       193,719    82.12     87.56    68.16
4.001% to 4.500%                   54     10,918,918      1.68      6.794      618       202,202    80.03     85.38    56.33
4.501% to 5.000%                  145     30,699,913      4.71      6.859      625       211,724    80.28     72.40    48.13
5.001% to 5.500%                  269     51,038,318      7.83      7.192      624       189,734    81.07     63.92    37.17
5.501% to 6.000%                  578    116,024,505     17.80      7.414      623       200,734    80.95     50.37    37.59
6.001% to 6.500%                  677    135,416,445     20.78      7.561      622       200,024    80.77     42.52    39.14
6.501% to 7.000%                  936    177,877,919     27.29      8.003      610       190,041    82.47     37.37    32.72
7.001% to 7.500%                  379     58,749,540      9.01      8.302      602       155,012    80.80     40.72    32.07
7.501% to 8.000%                  233     38,264,219      5.87      8.427      594       164,224    82.53     37.50    33.65
8.001% to 8.500%                   89     13,795,431      2.12      9.008      578       155,005    84.13     47.78    19.39
8.501% to 9.000%                   17      1,922,179      0.29      9.892      576       113,069    83.26     27.19    13.11
9.001% to 9.500%                    8        637,651      0.10     10.484      625        79,706    89.29     21.10    22.28
9.501% to 10.000%                   3        408,609      0.06     10.192      600       136,203    74.02    100.00     0.00
10.001% to 10.500%                  1         55,217      0.01     11.800      617        55,217    85.00      0.00     0.00
                                -----   ------------    ------      -----      ---      --------    -----    ------    -----
TOTAL:                          3,459   $651,788,217    100.00%     7.726%     615      $188,433    81.44%    46.37%   36.39%
                                =====   ============    ======      =====      ===      ========    =====    ======    =====

As of the Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans ranged from 1.350% per annum to 10.199% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.315% per annum.

    Recipients should read the information continued in the Important notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATES

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                        OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
RANGE OF MAXIMUM     MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
MORTGAGE RATES         LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
11.501% to 12.000%        14    $  4,262,587       0.65%      5.862%      697       $304,471     81.34%     59.11%    34.94%
12.001% to 12.500%       104      25,958,626       3.98       6.328       638        249,602     77.85      57.60     48.04
12.501% to 13.000%       362      87,349,886      13.40       6.780       628        241,298     78.68      53.42     49.25
13.001% to 13.500%       495     111,881,513      17.17       7.159       624        226,023     79.66      48.09     48.89
13.501% to 14.000%       644     132,187,244      20.28       7.580       616        205,260     81.11      44.29     43.19
14.001% to 14.500%       407      80,318,177      12.32       7.850       609        197,342     81.98      44.34     34.35
14.501% to 15.000%       433      74,232,233      11.39       8.131       609        171,437     83.58      46.52     28.71
15.001% to 15.500%       324      50,282,138       7.71       8.464       603        155,192     84.37      39.61     16.72
15.501% to 16.000%       294      43,286,106       6.64       8.880       600        147,232     84.10      33.84     17.86
16.001% to 16.500%       176      21,508,974       3.30       9.371       592        122,210     84.11      39.15     11.56
16.501% to 17.000%       125      13,596,289       2.09       9.797       583        108,770     84.83      57.72      3.97
17.001% to 17.500%        55       4,988,654       0.77      10.249       574         90,703     82.01      74.61      3.70
17.501% to 18.000%        21       1,569,696       0.24      10.786       589         74,747     85.24      51.75      6.50
18.001% to 18.500%         4         310,876       0.05      11.295       576         77,719     84.52      71.20     12.88
18.501% to 19.000%         1          55,217       0.01      11.800       617         55,217     85.00       0.00      0.00
                       -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                 3,459    $651,788,217     100.00%      7.726%      615       $188,433     81.44%     46.37%    36.39%
                       =====    ============     ======      ======       ===       ========     =====      =====     =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.625% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.106% per annum.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   TOTAL MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                             NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                               OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                            MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
NEXT RATE ADJUSTMENT DATE     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
May 2006                          1    $    468,000       0.07%     7.100%       632       $468,000      90.00%   100.00%   100.00%
June 2006                         8       1,812,776       0.28      6.591        602        226,597      85.14      7.46      0.00
July 2006                         9       1,514,397       0.23      7.552        608        168,266      84.33     18.44      0.00
December 2006                     2         409,361       0.06      7.145        615        204,680      80.00    100.00     53.15
April 2007                        2         360,256       0.06      7.672        574        180,128      87.24     72.45     72.45
May 2007                          2         586,619       0.09      6.797        602        293,310      72.07     20.74      0.00
June 2007                         1         355,038       0.05      8.600        529        355,038      68.00    100.00      0.00
July 2007                         2         305,532       0.05      7.676        594        152,766      83.76     24.89     75.11
August 2007                      16       2,430,434       0.37      7.196        584        151,902      81.12     64.91     38.72
September 2007                   62      11,130,134       1.71      7.182        625        179,518      81.96     45.28     42.04
October 2007                    101      19,710,172       3.02      7.348        618        195,150      80.41     46.13     52.98
November 2007                   776     160,576,203      24.64      7.502        619        206,928      81.57     40.34     41.20
December 2007                 1,144     208,122,454      31.93      7.760        612        181,925      80.83     47.47     37.56
January 2008                    727     128,949,676      19.78      8.052        610        177,372      81.44     50.11     30.73
March 2008                       37       5,679,040       0.87      8.471        624        153,488      84.67     48.65     47.14
August 2008                       1         397,452       0.06      6.550        603        397,452      75.47      0.00      0.00
September 2008                   10       1,798,619       0.28      7.050        606        179,862      78.33     77.43     46.48
October 2008                     17       3,229,990       0.50      7.457        606        189,999      79.90     32.06     30.26
November 2008                   144      29,223,131       4.48      7.418        623        202,938      81.21     44.44     33.44
December 2008                   237      43,277,400       6.64      7.797        615        182,605      82.47     53.02     28.49
January 2009                    112      22,642,469       3.47      8.135        611        202,165      83.99     43.25     26.62
March 2009                       10       1,709,331       0.26      8.945        614        170,933      89.21     47.37     11.40
August 2010                       1          58,890       0.01      7.550        612         58,890      75.90    100.00      0.00
September 2010                    1         109,600       0.02      7.050        619        109,600      80.00    100.00    100.00
November 2010                     9       2,112,634       0.32      6.965        639        234,737      82.95     44.43     58.81
December 2010                    17       2,910,718       0.45      7.331        614        171,219      77.75     87.11     27.97
January 2011                      9       1,843,022       0.28      7.765        639        204,780      85.31     42.06     54.74
March 2011                        1          64,870       0.01      9.800        620         64,870     100.00    100.00      0.00
                              -----    ------------     ------      -----        ---       --------     ------    ------     -----
TOTAL:                        3,459    $651,788,217     100.00%     7.726%       615       $188,433      81.44%    46.37%    36.39%
                              =====    ============     ======      =====        ===       ========     ======    ======     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

Aggregate Outstanding Principal Balance   $224,997,847
Aggregate Original Principal Balance      $225,370,037
Number of Mortgage Loans                         2,098

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------   --------   -----------
Original Principal Balance      $10,000   $487,400     $107,421
Outstanding Principal Balance   $ 9,938   $486,132     $107,244

                                 MINIMUM   MAXIMUM   WEIGHTED AVERAGE (2)
                                 -------   -------   --------------------
Original Term (mos)                 180       360              344
Stated remaining Term (mos)(4)      169       359              340
Loan Age (mos)(4)                     1        11                3
Current Interest Rate             5.350%   13.900%           8.088%
Initial Interest Rate Cap(3)      1.000%    3.000%           2.991%
Periodic Rate Cap(3)              1.000%    2.000%           1.055%
Gross Margin(3)                   1.350%    9.299%           6.216%
Maximum Mortgage Rate(3)         11.850%   18.000%          14.221%
Minimum Mortgage Rate(3)          3.984%   11.350%           7.529%
Months to Roll(3)(4)                  3        59               23
Original Loan-to-Value            18.34%   100.00%           82.51%
Credit Score                        503       806              612

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   04/01/2020   02/01/2036

LIEN POSITION       PERCENT OF MORTGAGE POOL
-------------       ------------------------
1st Lien                     90.53%
2nd Lien                      9.47%

OCCUPANCY

Primary                      98.11%
Second Home                   0.19%
Investment                    1.70%

LOAN TYPE

Fixed Rate                   17.69%
ARM                          82.31%

AMORTIZATION TYPE
Fully Amortizing             61.21%
Interest-Only                23.06%
Balloon                      15.74%

YEAR OF ORIGINATION        PERCENT OF MORTGAGE POOL
-------------------        ------------------------
2005                                99.26%
2006                                 0.74%

LOAN PURPOSE
Purchase                            40.15%
Refinance - Rate/Term                4.71%
Refinance - Cashout                 55.13%

PROPERTY TYPE
Single Family                       76.43%
Planned Unit Development            12.67%
Two-to Four-Family                   5.91%
Condominium                          4.43%
Townhouse                            0.42%
Rowhouse                             0.14%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Adjustable Rate Mortgage Loans only.

(4)  As of the Cut-off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

MORTGAGE RATES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
RANGE OF MORTGAGE RATES    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
5.500% or less                 1   $    288,000      0.13%     5.350%     646      $288,000     80.00%  100.00%  100.00%
5.501% to 6.000%              10      2,159,738      0.96      5.924      641       215,974     80.25    88.37    26.37
6.001% to 6.500%              59     10,215,578      4.54      6.355      638       173,145     78.87    69.63    30.00
6.501% to 7.000%             190     32,335,283     14.37      6.801      620       170,186     78.46    67.43    40.55
7.001% to 7.500%             252     40,544,731     18.02      7.295      613       160,892     78.97    63.37    28.70
7.501% to 8.000%             332     48,856,380     21.71      7.791      611       147,158     80.77    52.70    26.45
8.001% to 8.500%             199     26,943,253     11.97      8.302      600       135,393     82.36    42.88    20.58
8.501% to 9.000%             201     24,358,409     10.83      8.743      604       121,186     83.95    37.45    16.58
9.001% to 9.500%             109     10,682,123      4.75      9.291      595        98,001     84.61    47.17     5.69
9.501% to 10.000%            174      9,460,016      4.20      9.803      610        54,368     90.83    60.88     0.93
10.001% to 10.500%            87      4,472,594      1.99     10.267      610        51,409     89.64    50.45     0.00
10.501% to 11.000%           102      3,999,674      1.78     10.858      625        39,212     97.37    54.07     0.00
11.001% to 11.500%           106      3,383,609      1.50     11.343      627        31,921     98.96    50.87     0.00
11.501% to 12.000%           163      4,505,872      2.00     11.804      617        27,643     99.70    60.23     0.00
12.001% to 12.500%            84      2,194,583      0.98     12.263      600        26,126     99.51    56.66     0.00
12.501% to 13.000%            27        513,964      0.23     12.731      612        19,036     97.35     4.29     0.00
13.001% to 13.500%             1         60,359      0.03     13.050      613        60,359     97.42     0.00     0.00
13.501% to 14.000%             1         23,682      0.01     13.900      597        23,682    100.00     0.00     0.00
                           -----   ------------    ------     ------      ---      --------    ------   ------   ------
TOTAL:                     2,098   $224,997,847    100.00%     8.088%     612      $107,244     82.51%   55.18%   23.06%
                           =====   ============    ======     ======      ===      ========    ======   ======   ======

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.350% per annum to 13.900% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.088% per annum.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

REMAINING MONTHS TO STATED MATURITY

                     NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
RANGE OF               OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
REMAINING MONTHS    MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
TO STATED MATURITY    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
169 to 180              621   $ 19,941,797      8.86%    10.875%     630      $ 32,112    98.35%    56.18%    0.00%
229 to 240               37        849,570      0.38     10.594      612        22,961    93.63     22.20     0.00
349 to 360            1,440    204,206,479     90.76      7.805      610       141,810    80.92     55.22    25.40
                      -----   ------------    ------     ------      ---      --------    -----     -----   ------
TOTAL:                2,098   $224,997,847    100.00%     8.088%     612      $107,244    82.51%    55.18%   23.06%
                      =====   ============    ======     ======      ===      ========    =====     =====   ======

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 169 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 340 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                             NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                               OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
RANGE OF ORIGINAL MORTGAGE  MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
LOAN PRINCIPAL BALANCES       LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
--------------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
$50,000 or less                 655   $ 18,207,537      8.09%    10.850%     626       $27,798    97.53%    59.11%    0.00%
$50,001 to $100,000             531     40,282,085     17.90      8.507      611        75,861    83.21     69.20     6.89
$100,001 to $150,000            397     48,448,982     21.53      7.886      612       122,038    80.47     61.45    20.91
$150,001 to $200,000            229     40,144,254     17.84      7.697      611       175,302    80.29     54.49    27.56
$200,001 to $250,000            129     28,989,847     12.88      7.607      609       224,727    79.90     53.62    37.99
$250,001 to $300,000             72     19,651,063      8.73      7.412      615       272,931    82.43     48.03    42.81
$300,001 to $350,000             49     15,673,444      6.97      7.553      602       319,866    79.42     30.15    32.38
$350,001 to $400,000             32     11,894,122      5.29      7.662      616       371,691    84.09     31.52    25.22
$400,001 to $450,000              3      1,220,382      0.54      7.134      610       406,794    77.02     33.51    33.04
$450,001 to $500,000              1        486,132      0.22      8.250      523       486,132    83.32      0.00     0.00
                              -----   ------------    ------     ------      ---      --------    -----     -----    -----
TOTAL:                        2,098   $224,997,847    100.00%     8.088%     612      $107,244    82.51%    55.18%   23.06%
                              =====   ============    ======     ======      ===      ========    =====     =====    =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $10,000 to approximately $487,400 and the average outstanding principal balance of the Mortgage Loans was approximately $107,421.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

PRODUCT TYPES

                                      NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                                        OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                                     MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
PRODUCT TYPES                          LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------                        --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Balloon Loans                            615   $ 20,040,248      8.91%    10.816%     629      $ 32,586    98.48%    56.76%    0.00%
15 Year Fixed Loans                       12        866,336      0.39      8.267      610        72,195    75.77     37.69     0.00
20 Year Fixed Loans                       37        849,570      0.38     10.594      612        22,961    93.63     22.20     0.00
30 Year Fixed Loans                      169     18,038,483      8.02      8.087      610       106,737    80.53     67.75     5.93
Six-Month LIBOR Loans                      6        903,726      0.40      6.842      635       150,621    86.34     20.76     0.00
1/29 Balloon LIBOR Loans (6-Month
   LIBOR Index)                            1        191,793      0.09      7.225      580       191,793    80.00    100.00     0.00
2/28 LIBOR ARM (6 Month LIBOR
   Index)                                961    135,722,114     60.32      7.813      608       141,230    80.74     54.28    29.94
2/28 LIBOR ARM (1 Year LIBOR Index)        1        193,275      0.09      7.850      564       193,275    80.00      0.00     0.00
2/28 LIBOR Balloon Loans (6-Month
   LIBOR Index)                           57     10,195,014      4.53      7.667      613       178,860    78.53     43.84     0.00
3/27 LIBOR ARM (6 Month LIBOR
   Index)                                199     31,204,720     13.87      7.798      616       156,808    82.25     54.23    29.76
3/27 LIBOR Balloon Loans (6-Month
   LIBOR Index)                           27      4,979,319      2.21      7.274      617       184,419    82.97     64.93     0.00
5/25 LIBOR ARM (6 Month LIBOR
   Index)                                 13      1,813,248      0.81      7.586      621       139,481    80.56     75.04    48.62
                                       -----   ------------    ------      -----      ---      --------    -----    ------    -----
TOTAL:                                 2,098   $224,997,847    100.00%     8.088%     612      $107,244    82.51%    55.18%   23.06%
                                       =====   ============    ======      =====      ===      ========    =====    ======    =====

AMORTIZATION TYPE

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
AMORTIZATION TYPE          LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-----------------        --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Fully Amortizing           1,116   $137,717,439     61.21%    7.990%      603      $123,403    81.24%    56.43%    0.00%
Balloon                      700     35,406,374     15.74     9.392       622        50,581    90.45     54.42     0.00
24 Month Interest-Only         9      1,484,502      0.66     7.332       622       164,945    85.23     50.79   100.00
36 Month Interest-Only         1        148,000      0.07     6.900       726       148,000    80.00      0.00   100.00
60 Month Interest-Only       271     50,037,532     22.24     7.459       628       184,640    80.34     52.77   100.00
120 Month Interest-Only        1        204,000      0.09     8.550       667       204,000    80.00      0.00   100.00
                           -----   ------------    ------     -----       ---      --------    -----     -----   ------
TOTAL:                     2,098   $224,997,847    100.00%    8.088%      612      $107,244    82.51%    55.18%   23.06%
                           =====   ============    ======     =====       ===      ========    =====     =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
GEOGRAPHIC DISTRIBUTIONS     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Alabama                         26    $  1,903,154       0.85%     7.943%       613       $ 73,198     81.01%     79.07%     0.00%
Arizona                         65       8,784,415       3.90      7.760        613        135,145     82.21      55.84     28.87
Arkansas                         5         339,656       0.15      8.713        625         67,931     82.68      66.58      0.00
California                     110      25,355,006      11.27      7.578        606        230,500     77.64      34.48     40.48
Colorado                        41       4,108,189       1.83      7.948        618        100,200     84.03      50.06     32.23
Connecticut                     33       3,997,748       1.78      8.059        628        121,144     80.00      36.35     12.13
Delaware                         5         508,798       0.23      7.364        610        101,760     80.58      73.57      0.00
Florida                         82      10,301,024       4.58      7.906        612        125,622     79.51      36.11     27.29
Georgia                         33       3,100,513       1.38      8.241        620         93,955     84.82      64.66     21.43
Hawaii                           1         486,132       0.22      8.250        523        486,132     83.32       0.00      0.00
Idaho                            6         924,191       0.41      7.811        606        154,032     87.57      68.74     31.26
Illinois                       237      28,746,262      12.78      8.389        620        121,292     85.42      43.43     22.14
Indiana                         47       3,033,176       1.35      8.559        611         64,536     84.66      75.20      6.56
Iowa                            21       1,364,752       0.61      8.736        605         64,988     83.66      66.12     13.08
Kansas                          22       1,688,946       0.75      7.956        612         76,770     85.74      92.42      7.58
Kentucky                        29       2,077,117       0.92      8.202        604         71,625     82.82      76.34     12.97
Louisiana                        5         339,862       0.15      7.245        659         67,972     82.83      28.88      0.00
Maine                            7         759,887       0.34      7.380        625        108,555     84.48      19.58      0.00
Maryland                        50      10,228,730       4.55      7.477        615        204,575     82.32      62.38     31.67
Massachusetts                   10       2,394,200       1.06      7.507        597        239,420     81.23      41.41     26.59
Michigan                       156      11,863,045       5.27      8.626        608         76,045     84.80      60.54     14.47
Minnesota                      122      14,294,286       6.35      7.999        614        117,166     82.82      67.92     40.41
Mississippi                     10         566,263       0.25      8.463        602         56,626     85.39      45.55      0.00
Missouri                        72       5,033,910       2.24      8.713        597         69,915     83.66      75.16     10.95
Nevada                          27       4,312,095       1.92      7.688        623        159,707     78.96      39.40     44.87
New Hampshire                   14       1,289,959       0.57      8.227        635         92,140     84.28      37.85      9.92
New Jersey                      17       2,879,013       1.28      8.068        605        169,354     79.84      47.25     44.75
New Mexico                       6         804,684       0.36      7.870        640        134,114     84.00      25.06      0.00
New York                        42       6,448,745       2.87      7.640        615        153,542     76.56      53.23     17.39
North Carolina                  19       2,172,502       0.97      8.728        626        114,342     83.94      23.65     38.46
Ohio                            59       5,293,383       2.35      8.083        597         89,718     85.59      72.40     13.67
Oklahoma                        23       1,538,012       0.68      8.748        600         66,870     85.62      52.89      0.00
Oregon                          37       5,490,770       2.44      7.529        621        148,399     84.40      60.74     16.22
Pennsylvania                    40       3,640,354       1.62      8.244        615         91,009     82.11      52.77     10.51
Rhode Island                     1         219,410       0.10      6.590        547        219,410     62.50       0.00      0.00
South Carolina                  25       2,103,324       0.93      8.346        614         84,133     84.79      59.89     22.92
South Dakota                     4         269,053       0.12      8.561        621         67,263     84.00      52.85      0.00
Tennessee                       65       4,416,981       1.96      8.034        621         67,954     84.56      72.34     13.61
Texas                          359      22,719,563      10.10      8.669        605         63,286     83.80      68.16      2.18

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

Utah                            17       1,808,223       0.80      7.750        619        106,366     83.23      53.63     23.23
Virginia                        17       2,962,791       1.32      7.619        605        174,282     81.95      82.12     34.53
Washington                      73       9,396,238       4.18      7.910        609        128,716     82.63      72.84     41.67
West Virginia                    4         606,176       0.27      7.997        590        151,544     81.10     100.00     17.55
Wisconsin                       54       4,427,304       1.97      8.687        612         81,987     83.65      59.31      2.11
                             -----    ------------     ------      -----        ---       --------     -----     ------     -----
TOTAL:                       2,098    $224,997,847     100.00%     8.088%       612       $107,244     82.51%     55.18%    23.06%
                             =====    ============     ======      =====        ===       ========     =====     ======     =====

No more than approximately 1.20% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                          OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
RANGE OF ORIGINAL      MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN-TO-VALUE RATIOS     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
--------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
50.00% or less              18    $  2,188,679       0.97%      7.641%      583       $121,593     41.90%     40.76%     9.14%
50.01% to 55.00%            11       2,562,023       1.14       7.212       582        232,911     52.57      44.90      8.08
55.01% to 60.00%            14       2,576,025       1.14       7.357       576        184,002     57.47      37.58     35.17
60.01% to 65.00%            17       2,980,295       1.32       7.535       583        175,311     62.92      48.93     28.50
65.01% to 70.00%            43       7,159,179       3.18       7.705       577        166,493     68.57      47.83     12.15
70.01% to 75.00%            79      11,539,191       5.13       7.673       588        146,066     73.98      50.66     25.29
75.01% to 80.00%           851     112,904,060      50.18       7.664       621        132,672     79.83      56.64     29.75
80.01% to 85.00%           110      18,617,916       8.27       7.963       588        169,254     84.43      40.57     18.64
85.01% to 90.00%           185      30,407,646      13.51       8.043       605        164,366     89.70      57.78     23.17
90.01% to 95.00%           103      10,756,584       4.78       8.603       616        104,433     94.66      66.37     15.94
95.01% to 100.00%          667      23,306,249      10.36      10.674       631         34,942     99.89      60.93      0.46
                         -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                   2,098    $224,997,847     100.00%      8.088%      612       $107,244     82.51%     55.18%    23.06%
                         =====    ============     ======      ======       ===       ========     =====      =====     =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 18.34% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 9.47% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.54%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.88%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

LOAN PURPOSE

                         NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                           OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                        MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN PURPOSE              LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------            --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Refinance - Cashout         788    $124,051,527      55.13%     7.879%       605       $157,426     81.34%     50.12%    27.04%
Purchase                  1,207      90,344,491      40.15      8.402        621         74,850     84.08      60.85     17.82
Refinance - Rate/Term       103      10,601,829       4.71      7.854        610        102,930     82.92      65.97     21.05
                          -----    ------------     ------      -----        ---       --------     -----      -----     -----
TOTAL:                    2,098    $224,997,847     100.00%     8.088%       612       $107,244     82.51%     55.18%    23.06%
                          =====    ============     ======      =====        ===       ========     =====      =====     =====

PROPERTY TYPE

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
PROPERTY TYPE                LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------              --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Single Family                1,623    $171,972,428      76.43%     8.090%       611       $105,960     82.41%     55.45%    22.36%
Planned Unit Development       257      28,505,788      12.67      7.984        611        110,917     83.02      61.42     25.49
Two- to Four-Family             95      13,293,882       5.91      8.239        620        139,936     82.77      40.33     14.77
Condominium                    107       9,974,702       4.43      8.120        626         93,222     82.48      51.72     39.65
Townhouse                       11         945,208       0.42      7.999        614         85,928     83.81      47.26     25.22
Rowhouse                         5         305,839       0.14      8.933        571         61,168     79.97     100.00      0.00
                             -----    ------------     ------      -----        ---       --------     -----     ------     -----
TOTAL:                       2,098    $224,997,847     100.00%     8.088%       612       $107,244     82.51%     55.18%    23.06%
                             =====    ============     ======      =====        ===       ========     =====     ======     =====

DOCUMENTATION

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                          OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                       MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
DOCUMENTATION            LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------          --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Full Documentation       1,258    $124,514,492      55.34%     7.945%       602       $ 98,978      83.12%    99.70%    21.81%
Stated Documentation       795      93,760,719      41.67      8.311        626        117,938      81.67      0.00     24.74
Lite Documentation          45       6,722,636       2.99      7.614        599        149,392      82.91      0.00     22.59
                         -----    ------------     ------      -----        ---       --------      -----     -----     -----
TOTAL:                   2,098    $224,997,847     100.00%     8.088%       612       $107,244      82.51%    55.18%    23.06%
                         =====    ============     ======      =====        ===       ========      =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

OCCUPANCY

              NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
             MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
OCCUPANCY      LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
---------    --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Primary        2,068   $220,736,421     98.11%    8.084%      612      $106,739    82.54%    55.59%   23.50%
Investment        28      3,828,744      1.70     8.364       622       136,741    80.02     35.51     0.00
Second Home        2        432,682      0.19     7.488       621       216,341    89.07     18.64     0.00
               -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:         2,098   $224,997,847    100.00%    8.088%      612      $107,244    82.51%    55.18%   23.06%
               =====   ============    ======     =====       ===      ========    =====     =====    =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                     NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                       OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
MORTGAGE LOANS AGE  MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
(MONTHS)              LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
1                        24   $  2,313,688      1.03%    8.767%      617      $ 96,404    85.84%    55.52%   24.74%
2                       551     60,161,707     26.74     8.331       613       109,186    82.86     55.30    22.39
3                       903     94,163,214     41.85     8.098       611       104,278    82.47     58.15    22.46
4                       523     56,870,182     25.28     7.860       613       108,738    82.58     52.28    22.36
5                        53      6,105,989      2.71     7.893       600       115,207    79.86     44.00    29.23
6                        30      3,810,217      1.69     7.483       616       127,007    79.00     45.39    34.30
7                         9        934,578      0.42     7.570       588       103,842    81.01     38.49    41.19
8                         2        305,532      0.14     7.676       594       152,766    83.76     24.89    75.11
11                        3        332,740      0.15     7.664       589       110,913    88.58     78.44    78.44
                      -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:                2,098   $224,997,847    100.00%    8.088%      612      $107,244    82.51%    55.18%   23.06%
                      =====   ============    ======     =====       ===      ========    =====     =====    =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

ORIGINAL PREPAYMENT PENALTY TERM

                      NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                        OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
ORIGINAL PREPAYMENT  MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
PENALTY TERM           LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
None                     821   $ 62,217,114     27.65%    8.779%      615      $ 75,782    86.25%    53.77%   16.70%
12 Months                 41      7,267,274      3.23     7.775       622       177,251    79.99     40.06    20.28
24 Months                868    110,551,794     49.13     7.830       610       127,364    80.98     53.36    28.35
30 Months                  1        241,244      0.11     9.550       613       241,244    77.94      0.00     0.00
36 Months                367     44,720,422     19.88     7.806       610       121,854    81.54     64.38    19.40
                       -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:                 2,098   $224,997,847    100.00%    8.088%      612      $107,244    82.51%    55.18%   23.06%
                       =====   ============    ======     =====       ===      ========    =====     =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties was approximately 27 months.

CREDIT SCORES

                         NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                           OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                        MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
RANGE OF CREDIT SCORES    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
N/A                           1   $     39,960      0.02%    9.400%        0      $ 39,960    42.11%   100.00%    0.00%
503 to 525                   18      2,886,217      1.28     8.615       516       160,345    72.02     68.28     0.00
526 to 550                   72     10,612,582      4.72     8.234       539       147,397    76.20     70.58     6.91
551 to 575                  161     23,899,515     10.62     8.319       563       148,444    79.32     64.99    11.83
576 to 600                  514     51,945,326     23.09     8.031       589       101,061    81.90     71.26    18.17
601 to 625                  617     60,826,263     27.03     8.151       613        98,584    83.55     60.04    23.65
626 to 650                  363     38,349,912     17.04     8.048       637       105,647    84.98     39.64    30.24
651 to 675                  227     24,755,160     11.00     7.950       661       109,054    84.12     25.65    32.08
676 to 700                   62      5,622,831      2.50     7.674       686        90,691    83.22     36.71    23.97
701 to 725                   26      2,733,983      1.22     7.702       707       105,153    82.79     29.60    58.90
726 to 750                   13      1,156,274      0.51     7.887       735        88,944    83.50      0.00    53.27
751 to 775                   16      1,538,515      0.68     7.639       759        96,157    83.99     49.54    66.51
776 to 800                    6        537,006      0.24     7.457       788        89,501    84.00     54.54    65.92
801 to 806                    2         94,302      0.04     7.929       806        47,151    83.32    100.00     0.00
                          -----   ------------    ------     -----       ---      --------    -----    ------    -----
TOTAL:                    2,098   $224,997,847    100.00%    8.088%      612      $107,244    82.51%    55.18%   23.06%
                          =====   ============    ======     =====       ===      ========    =====    ======    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 806 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 612.

CREDIT GRADE

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

               NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                 OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
              MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
CREDIT GRADE    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
A+                329   $ 32,312,914     14.36%    8.210%      629      $ 98,216    85.55%    42.51%   30.57%
A                 938     87,388,359     38.84     8.105       604        93,165    83.33     66.90    21.80
A-                159     23,934,360     10.64     8.065       584       150,531    80.40     63.32     8.41
B                 161     23,844,929      10.6     8.057       576       148,105    77.92     57.75    13.65
C                  46      7,637,829      3.39     8.088       546       166,040    74.24     67.92    15.78
C-                 33      5,216,513      2.32     8.342       536       158,076    69.48     73.86     5.75
SA1               102      8,961,474      3.98     7.787       719        87,858    83.81     33.51    47.77
SA2               112     10,321,422      4.59     8.147       670        92,156    83.95     18.56    32.36
SA3               218     25,380,048     11.28     7.952       650       116,422    86.24     35.71    33.70
                -----   ------------    ------     -----       ---      --------    -----     -----    -----
TOTAL:          2,098   $224,997,847    100.00%    8.088%      612      $107,244    82.51%    55.18%   23.06%
                =====   ============    ======     =====       ===      ========    =====     =====    =====

GROSS MARGINS

                         NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                           OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                        MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
RANGE OF GROSS MARGINS    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
1.001% to 1.500%              1   $    251,228      0.14%     5.890%     615      $251,228    75.00%     0.00%    0.00%
1.501% to 2.000%              1        344,000      0.19      6.100      647       344,000    78.18      0.00   100.00
2.001% to 2.500%              2        396,388      0.21      6.984      588       198,194    73.31    100.00    36.58
2.501% to 3.000%              3        876,341      0.47      6.986      590       292,114    75.81     25.10    58.05
3.001% to 3.500%             14      3,064,265      1.65      7.410      623       218,876    86.16     48.82    12.31
3.501% to 4.000%             10      1,817,678      0.98      6.723      618       181,768    81.66     66.87    51.45
4.001% to 4.500%             17      3,066,229      1.66      7.107      620       180,366    78.13     71.16    44.14
4.501% to 5.000%             62      9,469,123      5.11      6.808      622       152,728    80.11     86.85    28.47
5.001% to 5.500%            113     16,230,774      8.76      7.299      618       143,635    80.81     69.47    28.74
5.501% to 6.000%            235     37,046,575     20.00      7.562      619       157,645    81.27     63.47    32.90
6.001% to 6.500%            265     39,377,376     21.26      7.705      611       148,594    79.95     50.70    23.31
6.501% to 7.000%            298     41,134,133     22.21      8.083      605       138,034    81.93     40.70    25.37
7.001% to 7.500%            132     16,862,254      9.10      8.351      601       127,744    80.21     45.97    22.72
7.501% to 8.000%             81     10,811,846      5.84      8.483      595       133,480    81.57     47.26    26.25
8.001% to 8.500%             27      3,946,534      2.13      8.925      575       146,168    82.62     49.35    33.20
8.501% to 9.000%              3        442,515      0.24      9.576      583       147,505    78.67      0.00     0.00
9.001% to 9.500%              1         65,952      0.04     10.900      614        65,952    80.00      0.00     0.00
                          -----   ------------    ------     ------      ---      --------    -----    ------   ------
TOTAL:                    1,265   $185,203,210    100.00%     7.780%     610      $146,406    80.96%    54.01%   27.43%
                          =====   ============    ======     ======      ===      ========    =====    ======   ======

As of the Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans ranged from 1.350% per annum to 9.299% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.216% per annum.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

MAXIMUM MORTGAGE RATES

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                        OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
RANGE OF MAXIMUM     MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
MORTGAGE RATES         LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
----------------     --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
11.501% to 12.000%         5    $  1,337,313       0.72%      5.920%      667       $267,463     80.37%     81.21%    19.56%
12.001% to 12.500%        31       5,346,085       2.89       6.307       645        172,454     77.74      59.92     30.31
12.501% to 13.000%       127      22,630,770      12.22       6.786       623        178,195     78.36      63.96     43.43
13.001% to 13.500%       173      28,788,054      15.54       7.161       617        166,405     78.62      60.65     32.30
13.501% to 14.000%       227      35,222,681      19.02       7.576       609        155,166     80.43      53.47     29.89
14.001% to 14.500%       143      22,589,852      12.20       7.759       603        157,971     82.35      55.29     31.31
14.501% to 15.000%       174      24,314,972      13.13       8.092       611        139,741     82.02      50.40     27.75
15.001% to 15.500%       137      17,306,851       9.34       8.457       602        126,327     83.17      47.84     13.22
15.501% to 16.000%       110      14,150,591       7.64       8.768       604        128,642     83.78      34.99     17.41
16.001% to 16.500%        75       7,844,485       4.24       9.395       588        104,593     82.34      43.82      7.74
16.501% to 17.000%        40       3,845,349       2.08       9.749       587         96,134     84.14      58.99      2.29
17.001% to 17.500%        17       1,482,446       0.80      10.336       573         87,203     82.06      72.65      0.00
17.501% to 18.000%         6         343,761       0.19      10.755       596         57,294     87.50      63.02      0.00
                       -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                 1,265    $185,203,210     100.00%      7.780%      610       $146,406     80.96%     54.01%    27.43%
                       =====    ============     ======      ======       ===       ========     =====      =====     =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.850% per annum to 18.000% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.221% per annum.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 1 MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                   NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                     OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
NEXT RATE         MORTGAGE     BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL     PERCENT
ADJUSTMENT DATE    LOANS     OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
---------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
June 2006               4    $    782,502       0.42%     6.878%       640       $195,625      87.32%      8.48%     0.00%
July 2006               2         121,224       0.07      6.608        598         60,612      80.00     100.00      0.00
December 2006           1         191,793       0.10      7.225        580        191,793      80.00     100.00      0.00
April 2007              1         261,000       0.14      7.500        564        261,000      90.00     100.00    100.00
July 2007               2         305,532       0.16      7.676        594        152,766      83.76      24.89     75.11
August 2007             8         912,497       0.49      7.500        587        114,062      80.55      39.42     42.19
September 2007         18       2,392,197       1.29      7.427        616        132,900      79.73      39.78     33.29
October 2007           31       4,405,224       2.38      7.706        596        142,104      78.41      39.75     37.16
November 2007         254      36,430,116      19.67      7.615        611        143,426      81.19      50.22     27.48
December 2007         424      59,074,199      31.90      7.790        607        139,326      80.32      57.94     27.41
January 2008          271      41,100,169      22.19      8.011        610        151,661      80.63      52.98     26.16
March 2008             10       1,229,469       0.66      8.355        624        122,947      80.99      35.55     30.70
September 2008          4         839,837       0.45      6.535        632        209,959      79.36      73.48     60.82
October 2008            5         648,832       0.35      7.241        609        129,766      74.42      53.29     22.81
November 2008          61       9,473,808       5.12      7.499        620        155,308      81.40      52.68     26.62
December 2008         103      17,013,405       9.19      7.764        615        165,179      82.10      55.50     24.71
January 2009           48       7,533,343       4.07      7.985        614        156,945      84.13      56.35     22.66
March 2009              5         674,815       0.36      9.004        609        134,963      93.39      76.51     28.89
November 2010           1         182,360       0.10      8.200        573        182,360      80.00     100.00    100.00
December 2010           6         812,751       0.44      7.130        619        135,459      81.90     100.00     20.28
January 2011            5         753,267       0.41      7.739        635        150,653      77.56      39.91     70.95
March 2011              1          64,870       0.04      9.800        620         64,870     100.00     100.00      0.00
                    -----    ------------     ------      -----        ---       --------     ------     ------    ------
TOTAL:              1,265    $185,203,210     100.00%     7.780%       610       $146,406      80.96%     54.01%    27.43%
                    =====    ============     ======      =====        ===       ========     ======     ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

Aggregate Outstanding Principal Balance   $565,002,518
Aggregate Original Principal Balance      $565,811,352
Number of Mortgage Loans                         3,290

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------   --------   -----------
Original Principal Balance      $10,000   $750,000     $171,979
Outstanding Principal Balance   $ 9,951   $749,995     $171,733

                                 MINIMUM   MAXIMUM   WEIGHTED AVERAGE (2)
                                 -------   -------   --------------------
Original Term (mos)                 180       360              346
Stated remaining Term (mos)(4)      173       359              343
Loan Age (mos)(4)                     1        11                3
Current Interest Rate             5.500%   12.990%           7.937%
Initial Interest Rate Cap (3)     1.000%    3.000%           2.987%
Periodic Rate Cap (3)             1.000%    2.000%           1.043%
Gross Margin (3)                  1.880%   10.199%           6.354%
Maximum Mortgage Rate (3)        11.625%   18.800%          14.061%
Minimum Mortgage Rate (3)         3.400%   11.800%           7.505%
Months to Roll (3)(4)                 2        58               23
Original Loan-to-Value            20.28%   100.00%           82.73%
Credit Score                        501       813              619

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   08/01/2020   02/01/2036

                           PERCENT OF MORTGAGE POOL
                           ------------------------
LIEN POSITION
1st Lien                            91.97%
2nd Lien                             8.03%

OCCUPANCY
Primary                             97.83%
Second Home                          0.63%
Investment                           1.54%

LOAN TYPE
Fixed Rate                          17.42%
ARM                                 82.58%

AMORTIZATION TYPE
Fully Amortizing                    48.83%
Interest-Only                       33.69%
Balloon                             17.49%

YEAR OF ORIGINATION
2005                                98.86%
2006                                 1.14%

LOAN PURPOSE
Purchase                            57.12%
Refinance - Rate/Term                3.39%
Refinance - Cashout                 39.49%

PROPERTY TYPE
Single Family                       73.26%
Planned Unit Development            16.01%
Two- to Four-Family                  5.34%
Condominium                          4.65%
Townhouse                            0.53%
Rowhouse                             0.20%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Adjustable Rate Mortgage Loans only.

(4)  As of the Cut-off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

MORTGAGE RATES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
RANGE OF MORTGAGE RATES    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
5.500% or less                 1   $    136,500      0.02%     5.500%     643      $136,500    88.06%   100.00%  100.00%
5.501% to 6.000%              19      5,834,230      1.03      5.837      672       307,065    77.40     69.54    53.06
6.001% to 6.500%             128     35,367,833      6.26      6.340      627       276,311    78.88     65.30    49.33
6.501% to 7.000%             367     94,445,666     16.72      6.821      628       257,345    78.67     53.47    47.28
7.001% to 7.500%             449    107,734,505     19.07      7.285      624       239,943    79.73     43.42    47.25
7.501% to 8.000%             574    119,851,307     21.21      7.786      617       208,800    81.41     40.94    39.79
8.001% to 8.500%             349     67,631,322     11.97      8.274      609       193,786    83.37     35.51    23.05
8.501% to 9.000%             311     49,038,977      8.68      8.766      600       157,682    85.45     36.36    15.38
9.001% to 9.500%             158     21,060,937      3.73      9.294      601       133,297    86.96     35.15    10.64
9.501% to 10.000%            263     23,374,857      4.14      9.829      613        88,878    90.70     45.01     3.01
10.001% to 10.500%           182     13,815,922      2.45     10.336      628        75,912    93.96     30.10     1.33
10.501% to 11.000%           165     10,087,209      1.79     10.861      634        61,135    97.37     45.11     1.01
11.001% to 11.500%           100      5,255,341      0.93     11.316      637        52,553    98.69     34.88     0.76
11.501% to 12.000%           150      8,271,936      1.46     11.808      624        55,146    99.79     32.49     0.00
12.001% to 12.500%            45      2,041,640      0.36     12.289      610        45,370    99.74     38.41     0.00
12.501% to 13.000%            29      1,054,335      0.19     12.833      613        36,356    99.29     15.47     0.00
                           -----   ------------    ------     ------      ---      --------    -----    ------   ------
TOTAL:                     3,290   $565,002,518    100.00%     7.937%     619      $171,733    82.73%    43.82%   33.69%
                           =====   ============    ======     ======      ===      ========    =====    ======   ======

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.500% per annum to 12.990% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.937% per annum.

REMAINING MONTHS TO STATED MATURITY

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
RANGE OF                    OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
REMAINING MONTHS         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
TO STATED MATURITY         LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
------------------       --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
169 to 180                   722   $ 43,481,515      7.70%    10.613%     649      $ 60,224    98.20%    32.27%    0.00%
229 to 240                    31      1,684,605      0.30      9.741      610        54,342    89.84     52.81    18.05
349 to 360                 2,537    519,836,397     92.01      7.707      617       204,902    81.41     44.76    36.55
                           -----   ------------    ------     ------      ---      --------    -----     -----    -----
TOTAL:                     3,290   $565,002,518    100.00%     7.937%     619      $171,733    82.73%    43.82%   33.69%
                           =====   ============    ======     ======      ===      ========    =====     =====    =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 173 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 343 months.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
RANGE OF ORIGINAL           OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
MORTGAGE LOAN PRINCIPAL  MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
BALANCES                   LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
$50,000 or less              401   $ 13,642,518      2.41%    10.753%     631      $ 34,021    96.67%    46.62%    0.29%
$50,001 to $100,000          797     59,389,603     10.51      9.478      618        74,516    88.69     52.94     2.12
$100,001 to $150,000         585     71,738,028     12.70      8.381      609       122,629    83.80     58.09    10.78
$150,001 to $200,000         429     74,499,504     13.19      7.776      611       173,659    80.11     49.62    26.61
$200,001 to $250,000         332     74,193,997     13.13      7.726      614       223,476    81.87     46.60    37.70
$250,001 to $300,000         241     65,997,408     11.68      7.545      621       273,848    80.43     39.50    44.42
$300,001 to $350,000         160     51,792,760      9.17      7.522      626       323,705    80.86     34.46    52.00
$350,001 to $400,000         128     47,837,411      8.47      7.456      625       373,730    81.78     30.92    47.69
$400,001 to $450,000          82     34,929,930      6.18      7.431      629       425,975    81.78     27.86    49.00
$450,001 to $500,000          67     31,703,815      5.61      7.362      625       473,191    82.26     35.82    49.09
$500,001 to $550,000          25     13,206,781      2.34      7.327      638       528,271    82.98     23.98    67.84
$550,001 to $600,000          26     14,938,330      2.64      7.104      621       574,551    80.80     45.80    46.04
$600,001 to $650,000          10      6,179,737      1.09      7.355      617       617,974    83.55     40.31    49.96
$650,001 to $700,000           4      2,751,977      0.49      7.487      618       687,994    88.72     74.71    50.18
$700,001 to $750,000           3      2,200,721      0.39      6.799      645       733,574    76.22    100.00    66.07
                           -----   ------------    ------     ------      ---      --------    -----    ------    -----
TOTAL:                     3,290   $565,002,518    100.00%     7.937%     619      $171,733    82.73%    43.82%   33.69%
                           =====   ============    ======     ======      ===      ========    =====    ======    =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $10,000 to approximately $750,000 and the average outstanding principal balance of the Mortgage Loans was approximately $171,979.

PRODUCT TYPES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
PRODUCT TYPES              LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------            --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Balloon Loans                706   $ 42,721,927      7.56%    10.659%     650      $ 60,513    98.90%    33.22%    0.00%
15 Year Fixed Loans           24      2,424,084      0.43      7.656      643       101,004    72.44     45.24     0.00
20 Year Fixed Loans           31      1,684,605      0.30      9.741      610        54,342    89.84     52.81    18.05
30 Year Fixed Loans          335     51,586,895      9.13      7.744      617       153,991    79.54     56.65     7.09
Six-Month LIBOR Loans         12      2,891,447      0.51      7.098      600       240,954    85.13     24.03    16.19
1/29 LIBOR Loans               1        217,568      0.04      7.075      645       217,568    80.00    100.00   100.00
2/28 LIBOR ARM (6 Month
   LIBOR Index)            1,692    344,517,039     60.98      7.730      616       203,615    81.48     44.85    47.18
2/28 LIBOR ARM (1 Year
   LIBOR Index)                2        388,441      0.07      8.325      551       194,221    55.76     44.94     0.00
2/28 LIBOR Balloon
   Loans (6-Month LIBOR
   Index)                    157     47,189,674      8.35      7.508      620       300,571    81.62     31.06     0.00
3/27 LIBOR ARM (6 Month
   LIBOR Index)              268     57,206,606     10.13      7.732      618       213,457    82.16     40.69    36.45
3/27 LIBOR Balloon
   Loans (6-Month LIBOR
   Index)                     37      8,887,746      1.57      8.011      600       240,209    83.93     62.17     0.00
5/25 LIBOR ARM (6 Month
   LIBOR Index)               25      5,286,485      0.94      7.275      631       211,459    81.80     59.06    43.39
                           -----   ------------    ------     ------      ---      --------    -----    ------   ------
TOTAL:                     3,290   $565,002,518    100.00%     7.937%     619      $171,733    82.73%    43.82%   33.69%
                           =====   ============    ======     ======      ===      ========    =====    ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

AMORTIZATION TYPE

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
AMORTIZATION TYPE          LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-----------------        --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Fully Amortizing           1,713   $275,877,633     48.83%    7.982%      603      $161,049    81.61%    49.77%    0.00%
Balloon                      900     98,799,347     17.49     8.916       631       109,777    89.30     34.79     0.00
24 Month Interest-Only        13      3,484,849      0.62     6.730       634       268,065    80.48     57.66   100.00
36 Month Interest-Only         2        269,600      0.05     8.309       574       134,800    80.00     27.30   100.00
60 Month Interest-Only       661    186,428,089     33.00     7.373       636       282,039    80.97     39.59   100.00
120 Month Interest-Only        1        143,000      0.03     8.450       654       143,000    65.00      0.00   100.00
                           -----   ------------    ------     -----       ---      --------    -----     -----   ------
TOTAL:                     3,290   $565,002,518    100.00%    7.937%      619      $171,733    82.73%    43.82%   33.69%
                           =====   ============    ======     =====       ===      ========    =====     =====   ======

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT
GEOGRAPHIC               MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   PERCENT
DISTRIBUTIONS              LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV      DOC       IO
-------------            --------  ------------  ----------  --------  --------  -----------  --------  -------  -------
Alabama                      20    $  2,293,073     0.41%     8.296%      604      $114,654    86.54%    81.97%   20.66%
Alaska                        1         128,115     0.02      7.500       597       128,115    57.11      0.00     0.00
Arizona                     115      20,928,035     3.70      7.936       611       181,983    80.46     38.72    46.35
Arkansas                      8         763,507     0.14      8.224       635        95,438    81.40     51.16     0.00
California                  697     176,172,195    31.18      7.632       635       252,758    82.44     33.32    50.96
Colorado                     26       5,227,174     0.93      7.831       608       201,045    83.17     59.02    43.84
Connecticut                  46       9,167,831     1.62      8.027       596       199,301    81.08     38.77     3.78
Delaware                      3         383,911     0.07      7.373       581       127,970    65.70     67.80     0.00
District of Columbia          2         259,965     0.05      8.900       660       129,983    84.00      0.00    80.01
Florida                     261      43,467,071     7.69      7.909       622       166,541    81.98     43.15    35.62
Georgia                      46       5,643,757     1.00      7.853       627       122,690    84.93     51.41    27.47
Idaho                         8         774,999     0.14      7.988       609        96,875    83.36     80.21    12.39
Illinois                    233      40,690,354     7.20      8.368       614       174,637    84.77     44.98    28.67
Indiana                      25       2,913,327     0.52      8.075       617       116,533    85.87     74.99    14.42
Iowa                         10         971,368     0.17      8.649       582        97,137    83.30     92.45     0.00
Kansas                       27       2,519,352     0.45      8.456       591        93,309    80.97     62.67    21.48
Kentucky                     23       2,004,284     0.35      8.398       601        87,143    86.56     73.71     0.00
Louisiana                    16       2,276,376     0.40      7.506       622       142,273    73.22     62.65     6.33
Maine                        11       1,946,009     0.34      8.183       576       176,910    82.18     57.73     0.00
Maryland                     60      15,239,354     2.70      7.463       590       253,989    78.24     63.88    33.59
Massachusetts                32       7,550,166     1.34      7.513       603       235,943    79.06     51.79    13.54
Michigan                    162      18,671,828     3.30      8.462       615       115,258    84.32     50.96    24.67
Minnesota                    61      10,578,989     1.87      8.053       595       173,426    82.52     46.39    30.70
Mississippi                  17       2,094,193     0.37      8.425       583       123,188    85.19     51.08     0.00

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

Missouri                        67       7,192,543       1.27       8.508       589        107,351     84.52      67.31     11.45
Montana                          1         139,657       0.02       7.850       586        139,657     80.00       0.00      0.00
Nebraska                         8         853,910       0.15       7.871       592        106,739     85.81      61.61     26.35
Nevada                          62      13,032,045       2.31       8.013       615        210,194     82.75      36.44     50.79
New Hampshire                    8       1,075,440       0.19       7.941       610        134,430     79.72      23.60      0.00
New Jersey                      48      11,803,932       2.09       7.645       603        245,915     80.38      53.26     21.28
New Mexico                       9       1,107,961       0.20       8.362       601        123,107     82.15      55.06      0.00
New York                       113      26,419,824       4.68       7.748       634        233,804     81.46      22.80     27.43
North Carolina                  14       1,915,410       0.34       8.502       587        136,815     84.77      60.96     21.04
Ohio                           125      13,328,460       2.36       8.179       608        106,628     85.39      69.15     17.49
Oklahoma                        23       2,374,976       0.42       8.304       614        103,260     88.42      55.87      0.00
Oregon                          38       7,125,013       1.26       7.718       620        187,500     85.05      46.18     30.14
Pennsylvania                    61       6,904,094       1.22       7.928       602        113,182     81.17      54.42      4.75
Rhode Island                    12       2,665,167       0.47       7.465       589        222,097     78.04      47.94     22.58
South Carolina                  11       1,256,030       0.22       7.611       589        114,185     86.73      71.45      8.60
South Dakota                     3         271,227       0.05       8.500       633         90,409     88.69      42.68     45.87
Tennessee                       62       6,631,839       1.17       8.403       604        106,965     83.10      61.79     17.21
Texas                          483      47,513,827       8.41       8.590       610         98,372     84.90      54.06      7.54
Utah                            23       3,722,711       0.66       7.959       626        161,857     82.29      36.90     31.11
Virginia                        58      12,071,532       2.14       7.747       617        208,130     83.01      48.76     44.30
Washington                     101      18,645,525       3.30       7.798       623        184,609     83.13      45.18     41.51
West Virginia                    4         819,857       0.15       7.409       592        204,964     82.69     100.00     73.51
Wisconsin                       44       5,291,117       0.94       8.718       594        120,253     83.77      45.23      8.00
Wyoming                          2         175,190       0.03       7.379       623         87,595     80.00     100.00    100.00
                             -----    ------------     ------       -----       ---       --------     -----     ------    ------
TOTAL:                       3,290    $565,002,518     100.00%      7.937%      619       $171,733     82.73%     43.82%    33.69%
                             =====    ============     ======       =====       ===       ========     =====     ======    ======

No more than approximately 0.47% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
RANGE OF ORIGINAL          MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN-TO-VALUE RATIOS         LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
--------------------       --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
50.00% or less                  38    $  4,957,574       0.88%      7.388%      585       $130,462     38.11%     44.45%     5.83%
50.01% to 55.00%                24       4,303,595       0.76       7.432       605        179,316     52.66      44.61     48.34
55.01% to 60.00%                30       5,991,265       1.06       7.163       572        199,709     57.96      32.06      8.98
60.01% to 65.00%                60      12,646,455       2.24       7.312       591        210,774     63.48      42.18     28.80
65.01% to 70.00%                86      18,777,437       3.32       7.342       585        218,342     68.88      51.42     27.57
70.01% to 75.00%               109      21,683,664       3.84       7.576       587        198,933     73.94      48.10     26.41
75.01% to 80.00%             1,281     274,314,165      48.55       7.538       630        214,141     79.86      39.97     46.04
80.01% to 85.00%               264      52,434,783       9.28       7.917       591        198,617     84.50      43.32     24.26
85.01% to 90.00%               393      85,140,509      15.07       7.916       611        216,643     89.62      51.46     30.84
90.01% to 95.00%               189      29,726,855       5.26       8.475       619        157,285     94.67      57.40     22.11
95.01% to 100.00%              816      55,026,216       9.74      10.350       645         67,434     99.93      41.57      1.89
                             -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                       3,290    $565,002,518     100.00%      7.937%      619       $171,733     82.73%     43.82%    33.69%
                             =====    ============     ======      ======       ===       ========     =====      =====     =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 20.28% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 8.03% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.79%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.82%.

LOAN PURPOSE

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
LOAN PURPOSE                 LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------               --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Purchase                     2,116    $322,746,546      57.12%     8.148%       634       $152,527     84.57%     37.14%    36.14%
Refinance - Cashout          1,054     223,102,033      39.49      7.658        598        211,672     80.40      51.57     30.49
Refinance - Rate/Term          120      19,153,939       3.39      7.623        604        159,616     78.91      66.00     29.57
                             -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                       3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                             =====    ============     ======      ======       ===       ========     =====      =====     =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

PROPERTY TYPE

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
PROPERTY TYPE                LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------              --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Single Family                2,463    $413,903,294     73.26%      7.909%       618       $168,048     82.49%     43.96%    32.13%
Planned Unit Development       494      90,466,496     16.01       7.995        616        183,131     83.61      48.12     39.22
Two- to Four-Family            147      30,186,519      5.34       8.114        628        205,350     82.22      29.66     27.15
Condominium                    152      26,294,788      4.65       7.960        636        172,992     84.13      42.71     48.00
Townhouse                       23       3,019,795      0.53       8.056        630        131,295     83.27      41.42     34.83
Rowhouse                        11       1,131,624      0.20       7.914        621        102,875     79.01      58.46      0.00
                             -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                       3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                             =====    ============     ======      ======       ===       ========     =====      =====     =====

DOCUMENTATION

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
DOCUMENTATION                LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------              --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Stated Documentation         1,582    $289,961,017      51.32%     8.123%       633       $183,288     82.49%      0.00%    37.19%
Full Documentation           1,588     248,345,103      43.95      7.760        602        156,389     83.05      99.69     30.56
Lite Documentation             120      26,696,398       4.73      7.563        624        222,470     82.46       0.00     24.64
                             -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                       3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                             =====    ============     ======      ======       ===       ========     =====      =====     =====

OCCUPANCY

                            NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                              OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                           MORTGAGE      BALANCE      MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
OCCUPANCY                    LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
---------                  --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
Primary                      3,203    $552,738,371      97.83%     7.926%       619       $172,569     82.72%     44.05%    34.23%
Investment                      63       8,701,505       1.54      8.549        628        138,119     83.12      38.59      4.73
Second Home                     24       3,562,642       0.63      8.081        669        148,443     83.81      20.18     20.39
                             -----    ------------     ------      ------       ---       --------     -----      -----     -----
TOTAL:                       3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                             =====    ============     ======      ======       ===       ========     =====      =====     =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

MORTGAGE LOANS AGE SUMMARY

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                        OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
MORTGAGE LOANS AGE   MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
(MONTHS)               LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
1                         41    $  6,049,303       1.07%     8.724%       625       $147,544     86.54%     47.31%    38.01%
2                        803     129,103,873      22.85      8.299        613        160,777     82.69      46.36     26.70
3                      1,267     212,337,671      37.58      7.957        617        167,591     82.21      44.74     34.52
4                        957     179,880,925      31.84      7.710        625        187,963     83.32      39.45     36.39
5                        129      22,337,093       3.95      7.617        622        173,156     82.34      47.89     43.76
6                         72      11,547,244       2.04      7.451        621        160,378     83.25      51.64     38.72
7                         15       2,351,378       0.42      7.230        590        156,759     81.79      60.63     23.65
8                          2         354,120       0.06      7.719        646        177,060     93.51     100.00      0.00
9                          1         355,038       0.06      8.600        529        355,038     68.00     100.00      0.00
10                         2         586,619       0.10      6.797        602        293,310     72.07      20.74      0.00
11                         1          99,256       0.02      8.125        601         99,256     80.00       0.00      0.00
                       -----    ------------     ------      -----        ---       --------     -----     ------     -----
TOTAL:                 3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                       =====    ============     ======      =====        ===       ========     =====     ======     =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

ORIGINAL PREPAYMENT PENALTY TERM

                       NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                         OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
ORIGINAL PREPAYMENT   MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
PENALTY TERM           LOANS      OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
-------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
None                      814    $111,968,749      19.82%     8.582%       619      $137,554      85.83%     38.27%    23.10%
12 Months                 117      26,667,799       4.72      7.874        625       227,930      80.01      41.18     49.15
13 Months                   3         842,906       0.15      7.859        639       280,969      81.91       0.00     90.45
24 Months               1,628     307,705,803      54.46      7.819        620       189,008      82.59      42.35     40.32
30 Months                   1         319,421       0.06      9.950        522       319,421      80.00       0.00      0.00
36 Months                 514      83,272,179      14.74      7.733        611       162,008      82.33      56.84     24.28
48 Months                   1         399,907       0.07      6.500        544       399,907      69.02     100.00      0.00
60 Months                 212      33,825,755       5.99      7.428        621       159,555      77.15      46.41     18.63
                        -----    ------------     ------      -----        ---      --------      -----     ------     -----
TOTAL:                  3,290    $565,002,518     100.00%     7.937%       619      $171,733      82.73%     43.82%    33.69%
                        =====    ============     ======      =====        ===      ========      =====     ======     =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties was approximately 28 months.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

CREDIT SCORES

                          NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                            OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
RANGE OF CREDIT SCORES     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
----------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
N/A                            3    $    175,023       0.03%     9.116%         0       $ 58,341     52.28%    100.00%     0.00%
501 to 525                    50       8,348,927       1.48      8.641        516        166,979     73.67      61.66      2.43
526 to 550                   157      30,510,975       5.40      8.031        540        194,337     77.10      55.98      8.16
551 to 575                   360      59,958,816      10.61      8.124        565        166,552     80.04      64.03     16.04
576 to 600                   601     100,774,243      17.84      7.915        589        167,678     81.36      63.00     27.52
601 to 625                   769     127,587,766      22.58      7.945        613        165,914     83.68      50.16     33.01
626 to 650                   650     112,103,220      19.84      7.948        638        172,466     85.41      32.90     40.59
651 to 675                   375      66,922,162      11.84      7.851        660        178,459     83.97      19.85     49.31
676 to 700                   155      26,209,022       4.64      7.737        687        169,090     83.60      12.14     47.23
701 to 725                    82      15,077,123       2.67      7.789        709        183,867     83.96      18.63     53.77
726 to 750                    47       8,657,323       1.53      7.662        738        184,198     82.46       6.21     47.22
751 to 775                    31       6,584,491       1.17      7.280        762        212,403     83.85      39.85     58.05
776 to 800                     8       1,461,705       0.26      7.953        784        182,713     84.00       0.00     51.67
801 to 813                     2         631,720       0.11      7.417        813        315,860     83.99       0.00     80.04
                           -----    ------------     ------      -----        ---       --------     -----      -----     -----
TOTAL:                     3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                           =====    ============     ======      =====        ===       ========     =====      =====     =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 501 to 813 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 619.

CREDIT GRADE

                NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                  OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
               MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
CREDIT GRADE     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
A+                 480    $ 80,281,404      14.21%     8.101%       631       $167,253     85.80%     29.44%    40.26%
A                 1056     171,527,291      30.36      7.904        607        162,431     83.28      56.43     33.29
A-                 399      67,527,682      11.95      8.050        585        169,242     81.01      63.31     19.67
B                  318      63,891,008      11.31      7.723        582        200,915     78.22      55.96     19.92
C                  107      20,324,695        3.6      8.143        542        189,950     75.33      48.52     12.76
C-                  78      12,589,825       2.23      8.336        540        161,408     72.03      79.97     15.58
SA1                274      48,756,054       8.63      7.722        717        177,942     83.91      14.48     53.10
SA2                171      26,750,122       4.73      7.983        669        156,433     83.98       8.19     44.00
SA3                407      73,354,436      12.98      7.918        650        180,232     86.26      26.54     44.54
                 -----    ------------     ------      -----        ---       --------     -----      -----     -----
TOTAL:           3,290    $565,002,518     100.00%     7.937%       619       $171,733     82.73%     43.82%    33.69%
                 =====    ============     ======      =====        ===       ========     =====      =====     =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

GROSS MARGINS

                          NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED
                            OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL     FULL    PERCENT
RANGE OF GROSS MARGINS     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV       DOC        IO
----------------------   --------   ------------   ----------   --------   --------   -----------   --------   -------   -------
1.501% to 2.000%               1    $    192,654       0.04%      6.550%      630       $192,654     57.61%      0.00%     0.00%
2.001% to 2.500%               4       1,550,919       0.33       6.194       680        387,730     83.05      52.92     45.39
2.501% to 3.000%               2         692,201       0.15       7.217       638        346,100     79.99      46.95     53.05
3.001% to 3.500%              17       3,768,374       0.81       7.366       609        221,669     77.11      55.93     50.81
3.501% to 4.000%              15       3,025,306       0.65       6.600       614        201,687     82.40     100.00     78.20
4.001% to 4.500%              37       7,852,688       1.68       6.672       617        212,235     80.76      90.93     61.09
4.501% to 5.000%              83      21,230,790       4.55       6.882       626        255,793     80.35      65.96     56.90
5.001% to 5.500%             156      34,807,544       7.46       7.142       627        223,125     81.18      61.34     41.10
5.501% to 6.000%             343      78,977,931      16.93       7.345       625        230,256     80.80      44.22     39.79
6.001% to 6.500%             412      96,039,070      20.58       7.501       626        233,105     81.11      39.17     45.63
6.501% to 7.000%             638     136,743,786      29.31       7.980       612        214,332     82.63      36.37     34.93
7.001% to 7.500%             247      41,887,286       8.98       8.282       602        169,584     81.04      38.60     35.83
7.501% to 8.000%             152      27,452,373       5.88       8.404       594        180,608     82.90      33.66     36.57
8.001% to 8.500%              62       9,848,896       2.11       9.042       579        158,853     84.74      47.15     13.86
8.501% to 9.000%              14       1,479,665       0.32       9.986       574        105,690     84.63      35.33     17.03
9.001% to 9.500%               7         571,700       0.12      10.436       626         81,671     90.36      23.54     24.85
9.501% to 10.000%              3         408,609       0.09      10.192       600        136,203     74.02     100.00      0.00
10.001% to 10.500%             1          55,217       0.01      11.800       617         55,217     85.00       0.00      0.00
                           -----    ------------     ------      ------       ---       --------     -----     ------     -----
TOTAL:                     2,194    $466,585,007     100.00%      7.704%      616       $212,664     81.63%     43.33%    39.94%
                           =====    ============     ======      ======       ===       ========     =====     ======     =====

As of the Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage
Loans ranged from 1.880% per annum to 10.199% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.354% per annum.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

MAXIMUM MORTGAGE RATES

                      NUMBER      AGGREGATE     PERCENT              WEIGHTED     AVERAGE     WEIGHTED
                        OF        PRINCIPAL       OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
RANGE OF MAXIMUM     MORTGAGE      BALANCE     MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL     PERCENT
MORTGAGE RATES         LOANS     OUTSTANDING     POOL      COUPON      SCORE    OUTSTANDING      LTV       DOC       IO
----------------     --------   ------------   --------   --------   --------   -----------   --------   -------   -------
11.501% to 12.000%         9    $  2,925,275      0.63%     5.835%      710       $325,031      81.78%    49.00%    41.97%
12.001% to 12.500%        73      20,612,541      4.42      6.333       636        282,364      77.88     57.00     52.64
12.501% to 13.000%       235      64,719,116     13.87      6.779       630        275,400      78.79     49.73     51.29
13.001% to 13.500%       322      83,093,459     17.81      7.158       627        258,054      80.01     43.73     54.64
13.501% to 14.000%       417      96,964,563     20.78      7.581       618        232,529      81.36     40.95     48.02
14.001% to 14.500%       264      57,728,325     12.37      7.885       612        218,668      81.84     40.05     35.53
14.501% to 15.000%       259      49,917,261     10.70      8.149       607        192,731      84.33     44.63     29.18
15.001% to 15.500%       187      32,975,286      7.07      8.468       603        176,338      85.00     35.30     18.56
15.501% to 16.000%       184      29,135,515      6.24      8.934       598        158,345      84.26     33.28     18.08
16.001% to 16.500%       101      13,664,489      2.93      9.358       594        135,292      85.13     36.47     13.75
16.501% to 17.000%        85       9,750,940      2.09      9.815       581        114,717      85.10     57.22      4.64
17.001% to 17.500%        38       3,506,209      0.75     10.212       574         92,269      81.99     75.44      5.26
17.501% to 18.000%        15       1,225,935      0.26     10.795       587         81,729      84.60     48.58      8.32
18.001% to 18.500%         4         310,876      0.07     11.295       576         77,719      84.52     71.20     12.88
18.501% to 19.000%         1          55,217      0.01     11.800       617         55,217      85.00      0.00      0.00
                       -----    ------------    ------     ------       ---       --------      -----     -----     -----
TOTAL:                 2,194    $466,585,007    100.00%     7.704%      616       $212,664      81.63%    43.33%    39.94%
                       =====    ============    ======     ======       ===       ========      =====     =====     =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.625% per annum to 18.800% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.061% per annum.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2
(MERRILL LYNCH LOGO)   GROUP 2 MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                     NUMBER      AGGREGATE     PERCENT              WEIGHTED     AVERAGE     WEIGHTED
                       OF        PRINCIPAL       OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE   PERCENT
NEXT RATE           MORTGAGE      BALANCE     MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL     PERCENT
ADJUSTMENT DATE       LOANS     OUTSTANDING     POOL      COUPON      SCORE    OUTSTANDING      LTV       DOC       IO
---------------     --------   ------------   --------   --------   --------   -----------   --------   -------   -------
May 2006                  1    $    468,000      0.10%    7.100%       632       $468,000      90.00%   100.00%   100.00%
June 2006                 4       1,030,274      0.22     6.373        573        257,569      83.48      6.68      0.00
July 2006                 7       1,393,173      0.30     7.634        609        199,025      84.71     11.35      0.00
December 2006             1         217,568      0.05     7.075        645        217,568      80.00    100.00    100.00
April 2007                1          99,256      0.02     8.125        601         99,256      80.00      0.00      0.00
May 2007                  2         586,619      0.13     6.797        602        293,310      72.07     20.74      0.00
June 2007                 1         355,038      0.08     8.600        529        355,038      68.00    100.00      0.00
August 2007               8       1,517,937      0.33     7.013        582        189,742      81.46     80.23     36.63
September 2007           44       8,737,937      1.87     7.115        627        198,589      82.57     46.79     44.44
October 2007             70      15,304,947      3.28     7.244        624        218,642      80.98     47.96     57.53
November 2007           522     124,146,088     26.61     7.469        622        237,828      81.68     37.43     45.23
December 2007           720     149,048,256     31.94     7.748        614        207,011      81.03     43.32     41.58
January 2008            456      87,849,506     18.83     8.072        610        192,652      81.82     48.77     32.86
March 2008               27       4,449,571      0.95     8.503        624        164,799      85.69     52.26     51.68
August 2008               1         397,452      0.09     6.550        603        397,452      75.47      0.00      0.00
September 2008            6         958,783      0.21     7.502        584        159,797      77.43     80.89     33.92
October 2008             12       2,581,158      0.55     7.511        605        215,097      81.28     26.72     32.14
November 2008            83      19,749,323      4.23     7.379        624        237,944      81.12     40.48     36.71
December 2008           134      26,263,995      5.63     7.819        615        196,000      82.72     51.41     30.94
January 2009             64      15,109,126      3.24     8.210        609        236,080      83.92     36.73     28.60
March 2009                5       1,034,516      0.22     8.907        617        206,903      86.47     28.36      0.00
August 2010               1          58,890      0.01     7.550        612         58,890      75.90    100.00      0.00
September 2010            1         109,600      0.02     7.050        619        109,600      80.00    100.00    100.00
November 2010             8       1,930,274      0.41     6.848        645        241,284      83.23     39.18     54.91
December 2010            11       2,097,966      0.45     7.408        612        190,724      76.15     82.12     30.96
January 2011              4       1,089,755      0.23     7.782        642        272,439      90.67     43.54     43.54
                      -----    ------------    ------     -----        ---       --------     ------    ------    ------
TOTAL:                2,194    $466,585,007    100.00%    7.704%       616       $212,664      81.63%    43.33%    39.94%
                      =====    ============    ======     =====        ===       ========     ======    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

                                  MORTGAGE POOL

                        GROUP 1 FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL         REMAINING                             ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    ORIGINAL   REMAINING    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           IO         IO       PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM       TERM        PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)      (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------   ----------
   139,636.52     9.403      8.903       360        356            480              476            0           0           0
   151,735.05     7.550      7.050       180        176            180              176            0           0           0
 3,080,224.93     8.151      7.651       360        357            360              357            0           0           0
   119,833.01     9.850      9.350       180        177            360              357            0           0          36
    49,741.80     9.300      8.800       180        178            180              178            0           0          36
   545,488.42     8.531      8.031       360        357            360              357            0           0          36
   592,300.00     7.898      7.398       360        357            300              300           60          57          36
    47,917.56    10.200      9.700       180        175            360              355            0           0          36
    74,830.81     8.900      8.400       360        355            360              355            0           0          36
    49,746.28     9.450      8.950       180        178            180              178            0           0          36
    57,920.86     7.490      6.990       360        356            360              356            0           0          24
   369,842.18     8.294      7.794       360        357            360              357            0           0          36
   118,230.37     7.875      7.375       360        356            360              356            0           0          24
   535,930.71     7.051      6.551       360        356            360              356            0           0          36
   127,809.43     7.500      7.000       360        358            360              358            0           0          36
   350,005.92     8.221      7.721       180        178            180              178            0           0          36
   138,967.37     7.840      7.340       240        236            240              236            0           0          36
 3,703,196.51     7.558      7.058       360        357            360              357            0           0          36
   131,756.94     8.435      7.935       180        178            360              358            0           0          36
    99,081.89     6.875      6.375       360        357            480              477            0           0          24
   726,068.22     6.983      6.483       360        356            480              476            0           0          36
   193,064.28     7.295      6.795       180        177            180              177            0           0          36
   503,155.73     7.527      7.027       360        357            360              357            0           0          24
 5,322,840.73     7.962      7.462       360        357            360              357            0           0          36
   477,400.00     6.986      6.486       360        358            300              300           60          58          36
   775,700.70     7.431      6.931       360        356            360              356            0           0          36
13,163,279.10    11.125     10.625       180        177            360              357            0           0           0
    49,827.22    12.151     11.651       180        178            180              178            0           0           0
   710,602.92    11.132     10.632       240        237            240              237            0           0           0
   748,904.08    10.512     10.012       360        358            360              358            0           0           0
    25,959.67     9.300      8.800       180        177            360              357            0           0          12
   410,953.07    11.443     10.943       180        177            360              357            0           0          24
   255,113.68    10.839     10.339       180        176            360              356            0           0          36
   217,045.17    11.554     11.054       180        177            360              357            0           0          24
    20,114.75    12.550     12.050       180        178            360              358            0           0          36
    31,600.86     9.500      9.000       180        175            360              355            0           0          24
    73,895.51     9.906      9.406       180        177            360              357            0           0          24
    31,971.58    10.000      9.500       180        178            360              358            0           0          36
   102,695.65    10.061      9.561       180        178            360              358            0           0          12
 1,343,827.39    11.148     10.648       180        177            360              357            0           0          24
   844,497.86    10.969     10.469       180        177            360              357            0           0          36
    23,958.23    11.800     11.300       180        177            360              357            0           0          24
 2,028,923.36    10.381      9.881       180        177            360              357            0           0          24
   202,117.90    10.020      9.520       180        177            360              357            0           0          36
    22,215.56     8.660      8.160       180        177            180              177            0           0          24
   182,609.86    11.529     11.029       360        357            360              357            0           0          24
   151,898.88    10.978     10.478       360        357            360              357            0           0          36
   597,885.69    10.014      9.514       360        357            360              357            0           0          24
    72,313.06     9.962      9.462       360        357            360              357            0           0          36

Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

                     GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS

                                                          ORIGINAL      REMAINING
                                                        AMORTIZATION  AMORTIZATION
                                                            TERM          TERM      ORIGINAL  REMAINING
                            NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO       IO         IO
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM
 BALANCE ($)    RATE(%)   RATE(%)    (MOS)     (MOS)        (MOS)         (MOS)       (MOS)     (MOS)
 -----------   --------  --------  --------  ---------  ------------  ------------  --------  ---------
17,869,533.56    8.182     7.682      360       357          360           357          0          0
 1,290,283.98    8.817     8.317      360       357          480           477          0          0
12,003,661.83    8.276     7.776      360       357          360           357          0          0
 2,620,094.95    7.336     6.836      360       357          480           477          0          0
   591,056.00    6.979     6.479      360       356          336           336         24         20
 5,118,718.12    7.763     7.263      360       357          300           300         60         57
 4,571,555.34    7.623     7.123      360       357          300           300         60         57
   108,000.00    8.750     8.250      360       358          300           300         60         58
 7,260,425.23    7.920     7.420      360       357          360           357          0          0
   241,244.42    9.550     9.050      360       357          360           357          0          0
 4,810,011.21    8.326     7.826      360       357          360           357          0          0
    84,272.04    7.050     6.550      360       356          480           476          0          0
    98,928.35    7.950     7.450      360       356          360           356          0          0
 1,606,158.29    8.114     7.614      360       358          360           358          0          0
   613,622.66    7.211     6.711      360       357          360           357          0          0
    77,458.80    6.500     6.000      360       358          360           358          0          0
   201,067.34    7.719     7.219      360       357          360           357          0          0
 2,863,055.80    7.656     7.156      360       357          300           300         60         57
   991,836.70    7.671     7.171      360       357          300           300         60         57
 1,042,379.02    6.788     6.288      360       356          300           300         60         56
   193,275.45    7.850     7.350      360       357          360           357          0          0
 3,874,697.14    8.263     7.763      360       357          360           357          0          0
   266,382.55    9.724     9.224      360       358          360           358          0          0
   116,156.27    7.283     6.783      360       357          480           477          0          0
    62,780.00    8.850     8.350      360       356          300           300         60         56
   289,772.78    7.025     6.525      360       356          300           300         60         56
    95,000.00    6.700     6.200      360       356          300           300         60         56
   100,280.00    7.150     6.650      360       357          300           300         60         57
   187,999.67    6.700     6.200      360       356          300           300         60         56
   367,641.43    7.250     6.750      360       358          360           358          0          0
   107,879.29    7.100     6.600      360       357          480           477          0          0
   476,999.98    7.479     6.979      360       358          300           300         60         58
   714,431.85    7.710     7.210      360       356          360           356          0          0
    98,146.39    6.790     6.290      360       357          360           357          0          0
   673,936.89    8.005     7.505      360       356          360           356          0          0
    66,355.94   11.350    10.850      360       358          360           358          0          0
    71,999.25    7.875     7.375      360       356          360           356          0          0
    74,502.53    8.125     7.625      360       356          360           356          0          0
   222,750.00    7.880     7.380      360       354          300           300         60         54
 2,047,658.32    7.814     7.314      360       356          360           356          0          0
20,877,646.39    7.555     7.055      360       357          360           357          0          0
 1,164,494.78    7.655     7.155      360       358          360           358          0          0
   752,935.52    7.415     6.915      360       357          360           357          0          0

                                                         NUMBER OF
                                                          MONTHS                    ORIGINAL
        INITIAL                                 RATE    UNTIL NEXT                  MONTHS TO
 GROSS    RATE                                 CHANGE      RATE                      PREPAY
MARGIN   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT                   PENALTY
  (%)    CAP(%)   CAP(%)   RATE(%)  RATE(%)    (MOS)       DATE         INDEX      EXPIRATION
------  -------  --------  -------  -------  ---------  ----------  -------------  ----------
 6.171   3.000     1.044    14.727    7.668       6         21      6 Month LIBOR       0
 6.746   3.000     1.000    14.817    8.817       6         21      6 Month LIBOR       0
 6.205   3.000     1.053    15.030    8.238       6         33      6 Month LIBOR       0
 6.175   3.000     1.000    13.336    7.336       6         33      6 Month LIBOR       0
 4.200   3.000     1.000    13.979    6.979       6         20      6 Month LIBOR       0
 6.373   3.000     1.000    14.194    7.722       6         21      6 Month LIBOR       0
 5.972   3.000     1.000    14.144    7.623       6         33      6 Month LIBOR       0
 6.284   3.000     1.000    15.750    8.750       6         58      6 Month LIBOR       0
 6.255   3.000     1.022    14.394    7.920       6         21      6 Month LIBOR      24
 8.050   3.000     1.500    16.500    9.550       6         21      6 Month LIBOR      30
 6.297   3.000     1.184    15.326    8.326       6         21      6 Month LIBOR      36
 6.050   3.000     1.000    13.050    7.050       6         20      6 Month LIBOR      24
 5.719   3.000     1.000    14.950    7.950       6         32      6 Month LIBOR      24
 6.257   3.000     1.036    14.955    8.114       6         34      6 Month LIBOR      36
 3.966   3.000     1.000    13.801    7.211       6         57      6 Month LIBOR      36
 4.899   1.000     1.000    13.500    6.500       6          4      6 Month LIBOR      24
 6.546   1.000     1.000    14.719    7.719       6          3      6 Month LIBOR      36
 6.485   3.000     1.000    13.919    7.656       6         21      6 Month LIBOR      24
 6.142   3.000     1.000    14.343    7.671       6         21      6 Month LIBOR      36
 5.695   3.000     1.138    13.788    6.788       6         32      6 Month LIBOR      36
 7.400   2.000     2.000    13.850    7.850      12         21       1 Year LIBOR      24
 6.035   3.000     1.072    14.812    8.094       6         21      6 Month LIBOR      24
 7.803   3.000     1.263    16.724    9.724       6         22      6 Month LIBOR      36
 6.283   3.000     1.000    13.283    7.283       6         21      6 Month LIBOR      24
 6.795   3.000     1.000    15.850    8.850       6         20      6 Month LIBOR      12
 4.713   3.000     1.000    13.025    7.025       6         20      6 Month LIBOR      24
 4.469   3.000     1.000    13.700    6.700       6         20      6 Month LIBOR      36
 4.919   3.000     1.000    14.150    7.150       6         33      6 Month LIBOR      36
 5.700   3.000     1.000    12.700    6.700       6         20      6 Month LIBOR      24
 2.605   3.000     1.000    13.250    7.250       6         22      6 Month LIBOR      24
 6.100   3.000     1.000    13.100    7.100       6         21      6 Month LIBOR      24
 6.479   3.000     1.000    13.479    7.479       6         22      6 Month LIBOR      24
 3.462   3.000     1.000    13.710    7.710       6         20      6 Month LIBOR      12
 6.290   3.000     1.000    13.790    6.790       6         21      6 Month LIBOR      24
 5.833   3.000     1.000    14.005    5.833       6         20      6 Month LIBOR      24
 7.350   3.000     1.000    17.350   11.350       6         22      6 Month LIBOR      24
 5.500   3.000     1.000    13.875    5.500       6         20      6 Month LIBOR      36
 5.750   3.000     1.000    14.125    5.750       6         32      6 Month LIBOR      36
 7.630   3.000     1.000    13.880    7.880       6         30      6 Month LIBOR      36
 6.614   3.000     1.109    14.031    7.767       6         20      6 Month LIBOR      12
 6.784   3.000     1.114    13.848    7.423       6         21      6 Month LIBOR      24
 6.022   3.000     1.275    14.343    7.655       6         22      6 Month LIBOR      36
 3.377   3.000     1.500    14.415    7.415       6         33      6 Month LIBOR      12

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

               GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                          ORIGINAL      REMAINING
                                                        AMORTIZATION  AMORTIZATION
                                                            TERM          TERM      ORIGINAL  REMAINING
                            NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO       IO         IO
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM
 BALANCE ($)    RATE(%)   RATE(%)    (MOS)     (MOS)        (MOS)         (MOS)       (MOS)     (MOS)
 -----------   --------  --------  --------  ---------  ------------  ------------  --------  ---------
 2,811,291.55    7.272     6.772      360       357          360           357          0          0
   314,201.46    6.875     6.375      360       357          360           357          0          0
   502,400.00    7.192     6.692      360       356          300           300         60         56
 8,893,445.10    7.241     6.741      360       357          300           300         60         57
   525,300.00    8.221     7.721      360       358          300           300         60         58
   429,594.26    7.167     6.667      360       356          300           300         60         56
   474,391.51    7.065     6.565      360       357          300           300         60         57
   153,171.54    8.009     7.509      360       357          360           357          0          0
   191,792.81    7.225     6.725      360       357          480           477          0          0
   779,553.22    7.990     7.490      360       357          360           357          0          0
26,045,774.40    8.121     7.621      360       357          360           357          0          0
 1,329,225.98    7.762     7.262      360       357          360           357          0          0
   499,772.80    8.874     8.374      360       358          480           478          0          0
 7,769,887.72    7.439     6.939      360       356          480           476          0          0
   326,761.89    7.175     6.675      360       358          480           478          0          0
   227,447.06    7.100     6.600      360       357          360           357          0          0
   219,652.30    7.200     6.700      360       358          360           358          0          0
 3,603,561.63    7.613     7.113      360       356          360           356          0          0
   375,088.07    7.559     7.059      360       356          480           476          0          0
 1,984,136.47    7.138     6.638      360       357          480           477          0          0
   318,055.71    7.407     6.907      360       357          360           357          0          0
   310,998.20    6.327     5.827      360       357          360           357          0          0
   804,701.99    7.566     7.066      360       356          336           336         24         20
    88,744.35    7.550     7.050      360       355          336           336         24         19
    70,299.64    8.550     8.050      360       357          300           300         60         57
12,712,535.96    7.426     6.926      360       357          300           300         60         57
 1,064,350.00    7.035     6.535      360       357          300           300         60         57
   598,494.36    6.927     6.427      360       356          300           300         60         56
   899,200.00    6.927     6.427      360       357          300           300         60         57
   569,570.00    7.524     7.024      360       357          300           300         60         57
   451,275.11    7.131     6.631      360       358          360           358          0          0
 4,418,381.25    7.823     7.323      360       357          360           357          0          0
 1,503,468.99    7.728     7.228      360       357          360           357          0          0
   520,474.71    7.295     6.795      360       357          360           357          0          0
   204,000.00    8.550     8.050      360       358          240           240        120        118
   148,000.00    6.900     6.400      360       355          324           324         36         31
   221,600.00    7.950     7.450      360       357          300           300         60         57
 4,509,509.90    7.469     6.969      360       357          300           300         60         57
   566,552.13    7.575     7.075      360       357          300           300         60         57
   187,078.00    8.800     8.300      360       357          300           300         60         57
   612,383.75    8.562     8.062      360       358          300           300         60         58

                                                         NUMBER OF
                                                          MONTHS                    ORIGINAL
        INITIAL                                 RATE    UNTIL NEXT                  MONTHS TO
 GROSS    RATE                                 CHANGE      RATE                      PREPAY
MARGIN   CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT                   PENALTY
  (%)    CAP(%)   CAP(%)   RATE(%)  RATE(%)    (MOS)       DATE         INDEX      EXPIRATION
------  -------  --------  -------  -------  ---------  ----------  -------------  ----------
 6.530   3.000     1.119    13.619   7.135       6          33      6 Month LIBOR      36
 6.625   2.000     1.000    12.875   6.875       6           3      6 Month LIBOR      24
 5.211   3.000     1.166    13.524   7.192       6          20      6 Month LIBOR      12
 6.830   3.000     1.031    13.386   7.188       6          21      6 Month LIBOR      24
 6.721   3.000     1.500    15.221   8.221       6          22      6 Month LIBOR      36
 3.424   3.000     1.500    14.167   7.167       6          32      6 Month LIBOR      12
 6.388   3.000     1.142    13.640   6.640       6          33      6 Month LIBOR      36
 6.888   3.000     1.000    14.009   8.009       6          21      6 Month LIBOR      24
 6.225   3.000     1.000    13.225   7.225       6           9      6 Month LIBOR      12
 5.915   3.000     1.000    14.447   7.276       6          21      6 Month LIBOR      12
 6.349   3.000     1.015    14.598   7.587       6          21      6 Month LIBOR      24
 5.557   3.000     1.000    14.524   6.508       6          21      6 Month LIBOR      36
 6.950   3.000     1.000    14.874   8.874       6          22      6 Month LIBOR      12
 6.315   3.000     1.000    13.452   7.385       6          20      6 Month LIBOR      24
 6.175   3.000     1.000    13.175   7.175       6          22      6 Month LIBOR      36
 4.634   3.000     1.000    14.100   7.100       6          33      6 Month LIBOR      12
 4.734   3.000     1.000    14.200   7.200       6          34      6 Month LIBOR      24
 6.107   3.000     1.055    14.083   7.209       6          32      6 Month LIBOR      36
 6.559   3.000     1.000    13.559   7.559       6          32      6 Month LIBOR      24
 6.023   3.000     1.000    13.138   7.099       6          33      6 Month LIBOR      36
 5.033   3.000     1.000    14.407   5.900       6          57      6 Month LIBOR      36
 5.063   1.000     1.000    13.327   6.121       6           3      6 Month LIBOR      24
 5.402   3.000     1.000    14.566   7.566       6          20      6 Month LIBOR      24
 5.626   3.000     1.000    14.550   7.550       6          19      6 Month LIBOR      36
 6.084   3.000     1.000    15.550   8.550       6          21      6 Month LIBOR      12
 6.134   3.000     1.015    13.652   7.363       6          21      6 Month LIBOR      24
 4.760   3.000     1.118    14.035   7.035       6          21      6 Month LIBOR      36
 5.986   3.000     1.000    12.927   6.751       6          32      6 Month LIBOR      24
 5.105   3.000     1.000    13.419   6.685       6          33      6 Month LIBOR      36
 5.080   3.000     1.000    14.524   7.524       6          57      6 Month LIBOR      36
 5.875   3.000     1.000    13.131   5.875       6          22      6 Month LIBOR      12
 5.840   3.000     1.106    14.306   6.775       6          21      6 Month LIBOR      24
 5.576   3.000     1.175    14.609   7.534       6          21      6 Month LIBOR      36
 5.593   3.000     1.362    14.295   7.295       6          33      6 Month LIBOR      36
 5.875   3.000     1.000    14.550   5.875       6          58      6 Month LIBOR      36
 4.976   3.000     1.000    13.900   6.900       6          31      6 Month LIBOR      36
 5.875   3.000     1.000    13.950   5.875       6          21      6 Month LIBOR      12
 5.658   3.000     1.059    13.909   6.568       6          21      6 Month LIBOR      24
 5.831   3.000     1.333    14.575   7.575       6          21      6 Month LIBOR      36
 6.334   3.000     1.000    15.800   8.800       6          33      6 Month LIBOR      12
 6.594   3.000     1.115    15.562   8.562       6          34      6 Month LIBOR      36

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                        GROUP 2 FIXED RATE MORTGAGE LOANS

                                                           ORIGINAL        REMAINING                          ORIGINAL
                                                         AMORTIZATION    AMORTIZATION   ORIGINAL  REMAINING  MONTHS TO
                           NET     ORIGINAL  REMAINING       TERM            TERM          IO         IO     PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM     PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ----------
   219,825.55    8.300     7.800      360        357          480             477           0          0          0
   282,954.36    8.396     7.896      180        176          180             176           0          0          0
 1,507,976.03    8.341     7.841      360        356          360             356           0          0          0
   518,699.50    6.929     6.429      360        356          300             300          60         56          0
    55,865.51    7.150     6.650      180        177          360             357           0          0         36
    89,884.04    7.625     7.125      360        356          480             476           0          0         36
    89,554.65    9.770     9.270      180        178          180             178           0          0         36
   143,528.21    6.250     5.750      180        177          180             177           0          0         60
    95,444.48    7.450     6.950      360        356          360             356           0          0         24
 2,080,816.62    8.166     7.666      360        357          360             357           0          0         36
 7,378,963.41    7.322     6.822      360        357          360             357           0          0         60
    75,650.00    7.940     7.440      360        357          300             300          60         57         36
   793,000.00    7.057     6.557      360        357          300             300          60         57         60
    63,587.36    8.300     7.800      180        175          360             355           0          0         36
   300,000.00    6.990     6.490      360        357          300             300          60         57         12
   207,465.21    8.284     7.784      360        356          360             356           0          0         36
 1,603,029.82    6.912     6.412      360        357          360             357           0          0         60
   176,747.95    8.300     7.800      360        356          360             356           0          0         36
   131,522.08    7.750     7.250      360        356          360             356           0          0         12
    64,924.48    7.875     7.375      180        176          180             176           0          0         36
    69,761.23    7.990     7.490      240        238          240             238           0          0         36
   206,957.51    8.109     7.609      360        356          360             356           0          0         36
   113,282.59    7.850     7.350      360        356          360             356           0          0         60
   259,840.78    7.780     7.280      360        358          480             478           0          0         36
   617,632.56    6.741     6.241      180        178          180             178           0          0         60
    88,212.96    8.750     8.250      240        237          240             237           0          0         36
   347,228.83    7.209     6.709      240        237          240             237           0          0         60
    65,631.76    9.260     8.760      360        358          360             358           0          0         12
   749,256.54    7.336     6.836      360        357          360             357           0          0         24
 6,929,483.93    7.846     7.346      360        357          360             357           0          0         36
   399,906.58    6.500     6.000      360        357          360             357           0          0         48
10,790,955.43    7.268     6.768      360        357          360             357           0          0         60
   169,200.00    8.100     7.600      360        357          300             300          60         57         36
   821,779.37    7.828     7.328      360        357          300             300          60         57         60
   746,726.23    7.550     7.050      360        355          360             355           0          0         36
    70,271.13    8.500     8.000      360        357          360             357           0          0         60
    74,527.43    7.050     6.550      180        178          180             178           0          0         36
   222,090.13    7.350     6.850      360        356          480             476           0          0         24
   872,855.20    7.211     6.711      360        357          480             477           0          0         36
   797,651.50    6.919     6.419      180        176          180             176           0          0         36
   202,646.50    9.714     9.214      360        357          360             357           0          0         12
   409,741.93    8.276     7.776      360        356          360             356           0          0         24
 8,619,813.77    7.649     7.149      360        357          360             357           0          0         36
   892,573.76    7.177     6.677      360        357          360             357           0          0         60

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                  GROUP 2 FIXED RATE MORTGAGE LOANS (CONTINUED)

                                                           ORIGINAL        REMAINING                          ORIGINAL
                                                         AMORTIZATION    AMORTIZATION   ORIGINAL  REMAINING  MONTHS TO
                           NET     ORIGINAL  REMAINING       TERM            TERM          IO         IO     PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM     PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  EXPIRATION
-------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ----------
   304,000.00    8.675     8.175      240       237           180             180          60         57         36
   721,250.00    7.570     7.070      360       357           300             300          60         57         36
   259,970.45    6.890     6.390      360       357           300             300          60         57         60
   202,055.16    7.218     6.718      360       356           360             356           0          0         36
   281,107.47    9.245     8.745      360       357           360             357           0          0         36
    49,464.38    7.750     7.250      180       176           180             176           0          0         36
   289,806.98    7.375     6.875      360       356           360             356           0          0         12
   504,264.98    7.257     6.757      360       356           360             356           0          0         36
16,823,134.43   11.032    10.532      180       177           360             357           0          0          0
   243,818.43   10.776    10.276      180       177           180             177           0          0          0
   875,401.88   11.354    10.854      240       236           240             236           0          0          0
   489,810.81   10.861    10.361      360       357           360             357           0          0          0
   332,411.26   11.474    10.974      180       177           360             357           0          0         24
   182,047.34   10.614    10.114      180       176           360             356           0          0         36
 1,315,882.44   10.900    10.400      180       177           360             357           0          0         60
    19,024.41   11.375    10.875      180       177           180             177           0          0         60
   224,492.88   10.964    10.464      180       177           360             357           0          0         24
    89,473.58    9.750     9.250      180       177           360             357           0          0         36
    63,746.47    9.600     9.100      180       177           360             357           0          0         60
    72,854.68    9.500     9.000      180       176           360             356           0          0         24
    51,965.11   11.300    10.800      360       358           360             358           0          0         24
    28,361.02   11.240    10.740      180       176           360             356           0          0         24
   195,339.74   10.422     9.922      180       177           360             357           0          0         24
   383,789.77   10.614    10.114      180       177           360             357           0          0         12
 2,161,448.77   10.860    10.360      180       176           360             356           0          0         24
 1,294,595.24   11.231    10.731      180       177           360             357           0          0         36
   228,768.45   11.336    10.836      180       177           360             357           0          0         60
    97,642.62   11.950    11.450      360       357           360             357           0          0         24
   119,468.25   11.895    11.395      180       177           360             357           0          0         24
    17,577.68   10.250     9.750      180       177           360             357           0          0         36
   226,561.69   10.642    10.142      180       176           360             356           0          0         12
    80,505.65   10.625    10.125      180       177           360             357           0          0         13
16,384,184.07   10.523    10.023      180       177           360             357           0          0         24
   713,334.67   10.282     9.782      180       177           360             357           0          0         36
    41,003.88   11.350    10.850      180       178           180             178           0          0         24
   234,661.99   10.854    10.354      360       357           360             357           0          0         12
 2,035,530.07   10.688    10.188      360       357           360             357           0          0         24
   105,014.87   11.156    10.656      360       357           360             357           0          0         36
   226,359.22    9.947     9.447      360       357           360             357           0          0         24
    29,913.11    9.950     9.450      360       358           360             358           0          0         36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                     GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION
                                                                 TERM           TERM       ORIGINAL   REMAINING
                             NET      ORIGINAL   REMAINING     (LESS IO       (LESS IO        IO          IO
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM         TERM)          TERM)        TERM        TERM
 BALANCE ($)     RATE(%)    RATE(%)     (MOS)      (MOS)         (MOS)          (MOS)        (MOS)      (MOS)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------
35,486,682.37     8.379      7.879       360        357         360              357            0          0
 7,049,364.57     7.927      7.427       360        357         480              477            0          0
18,768,742.03     8.168      7.668       360        357         360              357            0          0
 4,157,896.10     8.309      7.809       360        357         480              477            0          0
   199,610.83     8.200      7.700       360        357         360              357            0          0
   143,000.00     8.450      7.950       360        356         240              240          120        116
   110,400.00     7.900      7.400       360        356         336              336           24         20
   196,000.00     8.650      8.150       360        356         324              324           36         32
   217,568.00     7.075      6.575       360        357         300              300           60         57
13,411,516.48     7.778      7.278       360        357         300              300           60         57
11,096,347.61     7.537      7.037       360        357         300              300           60         57
   170,000.00     6.250      5.750       360        356         300              300           60         56
 1,326,799.97     7.606      7.106       360        357         360              357            0          0
11,606,410.24     8.132      7.632       360        357         360              357            0          0
 4,511,405.15     8.578      8.078       360        357         360              357            0          0
 1,262,709.12     7.833      7.333       360        357         360              357            0          0
    69,896.81     7.550      7.050       360        358         360              358            0          0
   319,420.53     9.950      9.450       360        356         360              356            0          0
 2,879,969.45     7.550      7.050       360        357         360              357            0          0
   464,213.98     7.788      7.288       360        358         360              358            0          0
   632,972.76     8.242      7.742       360        356         480              476            0          0
   125,098.18     7.850      7.350       360        357         360              357            0          0
   139,580.49     7.500      7.000       360        356         360              356            0          0
   125,654.27     8.208      7.708       360        357         360              357            0          0
   262,564.16     7.760      7.260       360        358         360              358            0          0
   306,482.18     6.870      6.370       360        358         360              358            0          0
 4,928,294.89     7.514      7.014       360        357         300              300           60         57
 1,940,487.10     8.376      7.876       360        357         300              300           60         57
 2,462,057.03     7.130      6.630       360        356         300              300           60         56
   466,000.00     7.850      7.350       360        357         300              300           60         57
   728,899.56     6.867      6.367       360        356         300              300           60         56
   109,600.00     7.050      6.550       360        354         300              300           60         54
   388,441.18     8.325      7.825       360        357         360              357            0          0
   745,118.34     9.277      8.777       360        357         360              357            0          0
 5,595,821.22     8.262      7.762       360        357         360              357            0          0
   894,504.01     8.058      7.558       360        357         360              357            0          0
    99,747.26     6.890      6.390       360        357         360              357            0          0
   971,899.39     8.215      7.715       360        357         360              357            0          0
   724,707.32     7.003      6.503       360        356         360              356            0          0
   127,600.00     7.950      7.450       360        354         336              336           24         18

                                                               NUMBER OF
                                                                MONTHS                      ORIGINAL
         INITIAL                                    RATE      UNTIL NEXT                    MONTHS TO
 GROSS     RATE                                    CHANGE        RATE                        PREPAY
MARGIN    CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                     PENALTY
  (%)     CAP(%)    CAP(%)    RATE(%)   RATE(%)     (MOS)        DATE          INDEX       EXPIRATION
------   -------   --------   -------   -------   ---------   ----------   -------------   ----------
 6.439    3.000      1.009     14.893    7.876         6          21       6 Month LIBOR        0
 6.611    3.000      1.000     13.927    7.927         6          21       6 Month LIBOR        0
 6.275    2.989      1.026     14.729    8.165         6          33       6 Month LIBOR        0
 6.817    3.000      1.000     14.309    8.309         6          33       6 Month LIBOR        0
 5.969    3.000      1.000     15.200    8.200         6          57       6 Month LIBOR        0
 5.875    3.000      1.000     14.450    5.875         6          56       6 Month LIBOR        0
 4.845    3.000      1.000     14.900    7.900         6          20       6 Month LIBOR        0
 6.419    3.000      1.000     15.650    8.650         6          32       6 Month LIBOR        0
 6.075    3.000      1.000     13.075    7.075         6           9       6 Month LIBOR        0
 6.258    3.000      1.041     14.208    7.644         6          21       6 Month LIBOR        0
 6.168    3.000      1.000     13.897    7.537         6          33       6 Month LIBOR        0
 6.000    3.000      1.000     12.250    6.250         6          56       6 Month LIBOR        0
 7.206    3.000      1.000     13.873    7.606         6          21       6 Month LIBOR       12
 6.442    3.000      1.016     14.736    8.132         6          21       6 Month LIBOR       24
 6.636    3.000      1.124     15.504    8.578         6          21       6 Month LIBOR       36
 7.583    3.000      1.000     13.833    7.833         6          21       6 Month LIBOR       60
 6.550    3.000      1.000     13.550    7.550         6          34       6 Month LIBOR       24
 8.450    3.000      1.500     16.950    9.950         6          32       6 Month LIBOR       30
 6.660    3.000      1.009     13.865    7.550         6          33       6 Month LIBOR       36
 7.538    3.000      1.000     13.788    7.788         6          34       6 Month LIBOR       60
 6.597    3.000      1.000     14.242    8.242         6          32       6 Month LIBOR       36
 5.384    3.000      1.000     14.850    7.850         6          57       6 Month LIBOR       36
 7.250    3.000      1.000     13.500    7.500         6          56       6 Month LIBOR       60
 6.681    1.000      1.000     15.208    8.208         6           3       6 Month LIBOR       24
 6.351    1.000      1.000     14.760    7.760         6           4       6 Month LIBOR       36
 5.370    3.000      1.000     12.870    6.870         6           4       6 Month LIBOR       60
 6.679    3.000      1.069     13.805    7.514         6          21       6 Month LIBOR       24
 6.249    3.000      1.103     15.376    8.376         6          21       6 Month LIBOR       36
 6.880    3.000      1.000     13.130    7.130         6          20       6 Month LIBOR       60
 5.619    3.000      1.000     14.850    7.850         6          33       6 Month LIBOR       12
 6.517    3.000      1.000     13.269    6.867         6          32       6 Month LIBOR       36
 5.340    3.000      1.000     14.050    7.050         6          54       6 Month LIBOR       36
 8.075    2.000      2.000     14.325    8.325        12          21        1 Year LIBOR       24
 7.640    3.000      1.000     16.010    9.277         6          21       6 Month LIBOR       12
 6.835    3.000      1.071     14.836    8.201         6          21       6 Month LIBOR       24
 6.653    3.000      1.000     14.658    8.058         6          21       6 Month LIBOR       36
 6.390    3.000      1.000     13.890    6.890         6          33       6 Month LIBOR       24
 5.659    3.000      1.000     14.589    8.215         6          33       6 Month LIBOR       36
 3.561    3.000      1.000     13.408    7.003         6          56       6 Month LIBOR       36
 6.026    3.000      1.000     14.950    7.950         6          18       6 Month LIBOR       12

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

               GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION
                                                                 TERM           TERM       ORIGINAL   REMAINING
                              NET     ORIGINAL   REMAINING     (LESS IO       (LESS IO        IO          IO
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM         TERM)          TERM)        TERM        TERM
 BALANCE ($)     RATE(%)    RATE(%)     (MOS)      (MOS)         (MOS)          (MOS)        (MOS)      (MOS)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------
    69,600.00     9.350      8.850      360         358           336             336         24          22
   339,994.97     7.800      7.300      360         356           300             300         60          56
 2,527,276.78     7.697      7.197      360         357           300             300         60          57
   223,639.92     8.500      8.000      360         357           360             357          0           0
   142,363.89     8.850      8.350      360         356           480             476          0           0
   292,000.00     6.750      6.250      360         356           300             300         60          56
   343,501.01     7.954      7.454      360         358           360             358          0           0
   191,724.18     8.400      7.900      360         358           360             358          0           0
   595,326.29     7.747      7.247      360         356           480             476          0           0
   144,781.71     7.075      6.575      360         356           480             476          0           0
   208,000.00     8.300      7.800      360         358           300             300         60          58
   130,400.00     6.840      6.340      360         357           300             300         60          57
   447,992.34     8.062      7.562      360         356           360             356          0           0
   144,000.00     6.940      6.440      360         357           300             300         60          57
   966,937.48     7.845      7.345      360         355           360             355          0           0
   288,870.28     7.636      7.136      360         357           360             357          0           0
   272,000.00     7.125      6.625      360         356           300             300         60          56
   399,316.75     8.613      8.113      360         357           360             357          0           0
 1,004,301.90     7.391      6.891      360         356           360             356          0           0
   335,500.00     7.990      7.490      360         358           300             300         60          58
 2,441,183.04     7.645      7.145      360         357           360             357          0           0
42,426,505.63     7.744      7.244      360         357           360             357          0           0
 1,805,899.66     7.766      7.266      360         357           360             357          0           0
 1,477,434.29     7.390      6.890      360         357           360             357          0           0
    91,838.81     7.340      6.840      360         355           480             475          0           0
   416,770.55     8.041      7.541      360         357           360             357          0           0
 5,660,244.38     7.302      6.802      360         356           360             356          0           0
   121,139.79     7.350      6.850      360         356           360             356          0           0
   150,974.31     7.700      7.200      360         357           360             357          0           0
   167,623.15     5.990      5.490      360         356           360             356          0           0
   153,343.96     6.930      6.430      360         358           360             358          0           0
 4,693,372.00     7.176      6.676      360         356           300             300         60          56
35,052,480.72     7.239      6.739      360         356           300             300         60          56
 2,093,150.00     7.624      7.124      360         357           300             300         60          57
 1,532,877.61     6.974      6.474      360         357           300             300         60          57
   989,250.00     7.687      7.187      360         357           300             300         60          57
 2,260,141.70     7.153      6.653      360         356           300             300         60          56
   171,966.64     6.990      6.490      360         357           300             300         60          57
   432,000.00     6.875      6.375      360         356           300             300         60          56
   847,949.61     8.619      8.119      360         357           360             357          0           0

                                                               NUMBER OF
                                                                MONTHS                      ORIGINAL
         INITIAL                                    RATE      UNTIL NEXT                    MONTHS TO
 GROSS     RATE                                    CHANGE        RATE                        PREPAY
MARGIN    CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                     PENALTY
  (%)     CAP(%)    CAP(%)    RATE(%)   RATE(%)     (MOS)        DATE          INDEX       EXPIRATION
------   -------   --------   -------   -------   ---------   ----------   -------------   ----------
 6.884    3.000     1.000      16.350    9.350        6           22       6 Month LIBOR       24
 3.460    3.000     1.000      13.800    7.800        6           20       6 Month LIBOR       12
 6.582    3.000     1.000      13.925    7.697        6           21       6 Month LIBOR       24
 6.950    3.000     1.000      14.500    8.500        6           21       6 Month LIBOR       24
 6.950    3.000     1.000      14.850    8.425        6           20       6 Month LIBOR       24
 5.750    3.000     1.000      12.750    6.750        6           20       6 Month LIBOR       24
 6.636    3.000     1.000      13.954    7.954        6           22       6 Month LIBOR       24
 5.934    3.000     1.000      15.400    8.400        6           22       6 Month LIBOR       36
 6.747    3.000     1.000      13.747    7.747        6           20       6 Month LIBOR       24
 6.075    3.000     1.000      13.075    7.075        6           32       6 Month LIBOR       36
 7.300    3.000     1.000      14.300    8.300        6           22       6 Month LIBOR       24
 3.640    3.000     1.000      13.840    6.840        6           33       6 Month LIBOR       24
 4.674    3.000     1.000      14.062    6.474        6           20       6 Month LIBOR       12
 6.440    3.000     1.000      13.940    6.940        6           21       6 Month LIBOR       24
 5.902    3.000     1.070      13.985    6.023        6           19       6 Month LIBOR       24
 6.912    3.000     1.000      13.636    7.636        6           21       6 Month LIBOR       36
 4.750    3.000     1.000      13.125    4.750        6           32       6 Month LIBOR       36
 4.627    3.000     1.000      14.613    6.618        6           21       6 Month LIBOR       12
 5.997    3.000     1.000      13.391    6.946        6           20       6 Month LIBOR       24
 6.950    3.000     1.000      13.990    7.990        6           22       6 Month LIBOR       24
 6.789    3.000     1.086      13.959    7.645        6           21       6 Month LIBOR       12
 6.882    3.000     1.167      14.151    7.581        6           21       6 Month LIBOR       24
 6.574    3.000     1.349      14.500    7.766        6           21       6 Month LIBOR       36
 6.987    3.000     1.000      13.390    7.390        6           21       6 Month LIBOR       60
 6.340    3.000     1.000      13.340    7.340        6           19       6 Month LIBOR       24
 5.545    3.000     1.244      15.041    5.801        6           33       6 Month LIBOR       12
 6.599    3.000     1.157      13.707    7.230        6           32       6 Month LIBOR       36
 7.150    3.000     1.000      13.350    7.350        6           32       6 Month LIBOR       60
 5.469    3.000     1.000      14.700    7.700        6           57       6 Month LIBOR       36
 5.740    3.000     1.000      11.990    5.990        6           56       6 Month LIBOR       60
 6.680    2.000     1.000      12.930    6.930        6            4       6 Month LIBOR       24
 6.635    3.000     1.000      13.240    7.176        6           20       6 Month LIBOR       12
 6.856    3.000     1.029      13.381    7.227        6           20       6 Month LIBOR       24
 6.816    3.000     1.223      14.070    7.624        6           21       6 Month LIBOR       36
 6.724    3.000     1.000      12.974    6.974        6           21       6 Month LIBOR       60
 3.294    3.000     1.500      14.687    7.687        6           33       6 Month LIBOR       12
 6.769    3.000     1.054      13.260    7.153        6           32       6 Month LIBOR       36
 6.490    3.000     1.000      13.990    6.990        6           57       6 Month LIBOR       36
 6.625    3.000     1.000      12.875    6.875        6           56       6 Month LIBOR       60
 6.860    3.000     1.000      14.619    8.619        6           21       6 Month LIBOR       24

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

               GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION
                                                                 TERM           TERM       ORIGINAL   REMAINING
                              NET     ORIGINAL   REMAINING     (LESS IO       (LESS IO        IO          IO
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM          TERM)          TERM)        TERM        TERM
 BALANCE ($)     RATE(%)    RATE(%)     (MOS)      (MOS)         (MOS)          (MOS)        (MOS)      (MOS)
-------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------
    54,115.87     9.625      9.125       360        357           480            477           0           0
 3,325,371.97     7.965      7.465       360        357           360            357           0           0
52,927,449.48     8.053      7.553       360        357           360            357           0           0
 4,427,427.97     8.158      7.658       360        357           360            357           0           0
 1,617,872.17     7.973      7.473       360        357           480            477           0           0
37,228,743.11     7.404      6.904       360        357           480            477           0           0
   410,049.45     6.862      6.362       360        355           480            475           0           0
   241,489.45     8.751      8.251       360        356           360            356           0           0
   163,676.98     8.759      8.259       360        357           360            357           0           0
 5,600,977.36     7.690      7.190       360        356           360            356           0           0
 3,952,095.26     7.695      7.195       360        357           480            477           0           0
   131,767.02     7.050      6.550       360        356           360            356           0           0
 1,353,540.81     7.861      7.361       360        357           360            357           0           0
   246,150.92     7.750      7.250       360        358           360            358           0           0
   438,417.49     6.150      5.650       360        357           360            357           0           0
   428,035.79     6.100      5.600       360        357           360            357           0           0
 2,279,464.35     6.715      6.215       360        356           336            336          24          20
   657,786.99     6.175      5.675       360        356           336            336          24          20
    73,600.00     7.400      6.900       360        355           324            324          36          31
 5,362,341.10     7.989      7.489       360        356           300            300          60          56
   762,400.00     7.567      7.067       360        356           300            300          60          56
74,930,655.83     7.349      6.849       360        357           300            300          60          57
 5,836,360.87     6.799      6.299       360        357           300            300          60          57
   660,710.00     7.209      6.709       360        357           300            300          60          57
   425,000.00     7.750      7.250       360        356           300            300          60          56
 3,550,774.41     7.088      6.588       360        357           300            300          60          57
   167,500.00     7.150      6.650       360        357           300            300          60          57
 1,099,516.56     6.885      6.385       360        357           300            300          60          57
   468,000.00     7.100      6.600       360        356           300            300          60          56
   818,344.80     7.623      7.123       360        358           360            358           0           0
 4,557,389.21     8.244      7.744       360        357           360            357           0           0
 1,632,635.48     7.969      7.469       360        357           360            357           0           0
   579,294.28     8.190      7.690       360        356           360            356           0           0
   462,798.58     8.100      7.600       360        358           360            358           0           0
   239,997.28     6.450      5.950       360        355           336            336          24          19
 2,044,300.00     6.983      6.483       360        357           300            300          60          57
   151,800.00     7.900      7.400       360        357           300            300          60          57

                                                               NUMBER OF
                                                                MONTHS                      ORIGINAL
         INITIAL                                     RATE     UNTIL NEXT                    MONTHS TO
 GROSS     RATE                                     CHANGE       RATE                        PREPAY
MARGIN    CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                     PENALTY
  (%)     CAP(%)    CAP(%)    RATE(%)   RATE(%)     (MOS)        DATE          INDEX       EXPIRATION
------   -------   --------   -------   -------   ---------   ----------   -------------   ----------
 6.950    3.000      1.000     15.625    9.625        6           21       6 Month LIBOR       24
 6.526    3.000      1.000     14.367    7.168        6           21       6 Month LIBOR       12
 6.336    3.000      1.004     14.489    7.576        6           21       6 Month LIBOR       24
 5.968    3.000      1.066     15.097    7.037        6           21       6 Month LIBOR       36
 6.601    3.000      1.000     14.061    7.973        6           21       6 Month LIBOR       12
 6.285    2.997      1.008     13.450    7.387        6           21       6 Month LIBOR       24
 5.862    3.000      1.000     12.862    6.330        6           19       6 Month LIBOR       36
 6.652    3.000      1.000     15.281    7.834        6           32       6 Month LIBOR       12
 6.157    3.000      1.000     15.345    6.157        6           33       6 Month LIBOR       24
 6.131    3.000      1.000     13.990    7.029        6           32       6 Month LIBOR       36
 6.461    3.000      1.000     13.695    7.447        6           33       6 Month LIBOR       36
 4.819    3.000      1.000     14.050    7.050        6           56       6 Month LIBOR       24
 5.505    3.000      1.000     14.861    7.691        6           57       6 Month LIBOR       36
 6.284    1.000      1.000     14.750    7.750        6            4       6 Month LIBOR       12
 4.684    1.000      1.000     13.150    6.150        6            3       6 Month LIBOR       24
 4.634    1.000      1.000     13.100    6.100        6            3       6 Month LIBOR       36
 4.240    3.000      1.000     13.715    6.715        6           20       6 Month LIBOR       24
 4.556    1.921      1.360     13.175    6.175        6           20       6 Month LIBOR       36
 5.476    3.000      1.000     14.400    7.400        6           31       6 Month LIBOR       36
 6.137    3.000      1.033     14.295    7.340        6           20       6 Month LIBOR       12
 7.327    3.000      1.500     14.567    7.567        6           20       6 Month LIBOR       13
 6.059    3.000      1.029     13.599    7.277        6           21       6 Month LIBOR       24
 4.982    3.000      1.178     13.779    6.763        6           21       6 Month LIBOR       36
 4.828    3.000      1.000     13.815    6.324        6           33       6 Month LIBOR       12
 6.750    3.000      1.000     13.750    7.750        6           32       6 Month LIBOR       24
 5.415    3.000      1.027     13.702    6.822        6           33       6 Month LIBOR       36
 4.919    3.000      1.000     14.150    7.150        6           57       6 Month LIBOR       12
 4.632    3.000      1.000     13.885    6.885        6           57       6 Month LIBOR       36
 6.100    3.000      1.000     13.100    7.100        6            2       6 Month LIBOR       24
 5.875    3.000      1.000     13.623    5.875        6           22       6 Month LIBOR       12
 6.301    3.000      1.109     14.735    7.256        6           21       6 Month LIBOR       24
 5.576    2.637      1.000     14.757    7.467        6           21       6 Month LIBOR       36
 6.281    3.000      1.165     14.703    7.151        6           32       6 Month LIBOR       36
 6.499    1.000      1.000     15.100    8.100        6            4       6 Month LIBOR       36
 4.740    3.000      1.000     13.450    6.450        6           19       6 Month LIBOR       24
 5.693    3.000      1.000     13.131    6.022        6           21       6 Month LIBOR       24
 5.669    3.000      1.000     14.900    7.900        6           21       6 Month LIBOR       36

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-1 CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
     03/30/06          04/25/06      173,248,000         8.575              9.820
     04/25/06          05/25/06      171,269,165         7.408              9.820
     05/25/06          06/25/06      168,802,474         7.164              9.820
     06/25/06          07/25/06      165,849,373         7.415              9.820
     07/25/06          08/25/06      162,416,940         7.171              9.820
     08/25/06          09/25/06      158,512,632         7.172              9.820

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-2A CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
     03/30/06          04/25/06      241,569,000         8.501              9.420
     04/25/06          05/25/06      236,539,593         7.357              9.420
     05/25/06          06/25/06      230,282,966         7.120              9.420
     06/25/06          07/25/06      222,803,233         7.363              9.420
     07/25/06          08/25/06      214,118,092         7.127              9.420
     08/25/06          09/25/06      204,247,314         7.128              9.420

           ONE MONTH LIBOR CAP TABLE FOR THE SUBORDINATE CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
     03/30/06          04/25/06      151,680,000         7.961              8.830
     04/25/06          05/25/06      151,680,000         6.810              8.830
     05/25/06          06/25/06      151,680,000         6.571              8.830
     06/25/06          07/25/06      151,680,000         6.816              8.830
     07/25/06          08/25/06      151,680,000         6.578              8.830
     08/25/06          09/25/06      151,680,000         6.579              8.830

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING      NOTIONAL    FIXED STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)     RATE (%)
------   ---------   --------   -----------   ------------
   1      03/30/06   04/25/06             0       0.000
   2      04/25/06   05/25/06             0       0.000
   3      05/25/06   06/25/06             0       0.000
   4      06/25/06   07/25/06             0       0.000
   5      07/25/06   08/25/06             0       0.000
   6      08/25/06   09/25/06             0       0.000
   7      09/25/06   10/25/06   473,924,297       5.060
   8      10/25/06   11/25/06   449,402,211       5.060
   9      11/25/06   12/25/06   423,281,723       5.060
  10      12/25/06   01/25/07   396,082,997       5.060
  11      01/25/07   02/25/07   368,501,725       5.060
  12      02/25/07   03/25/07   341,422,873       5.060
  13      03/25/07   04/25/07   315,384,146       5.060
  14      04/25/07   05/25/07   290,625,577       5.060
  15      05/25/07   06/25/07   267,084,236       5.060
  16      06/25/07   07/25/07   245,076,893       5.060
  17      07/25/07   08/25/07   229,464,292       5.060
  18      08/25/07   09/25/07   223,956,440       5.060
  19      09/25/07   10/25/07   218,718,255       5.060
  20      10/25/07   11/25/07   213,512,822       5.060
  21      11/25/07   12/25/07   207,812,543       5.060
  22      12/25/07   01/25/08   201,061,741       5.060
  23      01/25/08   02/25/08   193,291,279       5.060
  24      02/25/08   03/25/08   185,733,403       5.060
  25      03/25/08   04/25/08   179,383,702       5.060
  26      04/25/08   05/25/08   174,119,349       5.060
  27      05/25/08   06/25/08   169,658,555       5.060
  28      06/25/08   07/25/08   165,801,766       5.060
  29      07/25/08   08/25/08   162,362,828       5.060
  30      08/25/08   09/25/08   159,180,484       5.060
  31      09/25/08   10/25/08   156,815,000       5.060
  32      10/25/08   11/25/08   156,815,000       5.060
  33      11/25/08   12/25/08   150,865,553       5.060
  34      12/25/08   01/25/09   142,009,283       5.060
  35      01/25/09   02/25/09   133,326,806       5.060
  36      02/25/09   03/25/09   125,321,602       5.060
  37      03/25/09   04/25/09   118,065,107       5.060
  38      04/25/09   05/25/09   111,615,150       5.060
  39      05/25/09   06/25/09   105,825,537       5.060
  40      06/25/09   07/25/09   100,543,813       5.060
  41      07/25/09   08/25/09    95,659,506       5.060
  42      08/25/09   09/25/09    91,137,387       5.060
  43      09/25/09   10/25/09    86,939,587       5.060
  44      10/25/09   11/25/09    83,038,169       5.060
  45      11/25/09   12/25/09    79,389,559       5.060
  46      12/25/09   01/25/10    75,970,086       5.060
  47      01/25/10   02/25/10    72,757,702       5.060
  48      02/25/10   03/25/10    69,735,103       5.060
  49      03/25/10   04/25/10    66,886,154       5.060
  50      04/25/10   05/25/10    64,196,523       5.060
  51      05/25/10   06/25/10    61,652,278       5.060
  52      06/25/10   07/25/10    59,242,783       5.060
  53      07/25/10   08/25/10    56,957,959       5.060
  54      08/25/10   09/25/10    54,789,407       5.060

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

                       CLASS A-1 AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT     CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1      4/25/2006      8.755       8.755
   2      5/25/2006      7.588      10.000
   3      6/25/2006      7.344      10.000
   4      7/25/2006      7.595      10.000
   5      8/25/2006      7.351      10.000
   6      9/25/2006      7.352      10.000
   7     10/25/2006      7.398      17.397
   8     11/25/2006      7.264      16.973
   9     12/25/2006      7.414      16.800
  10      1/25/2007      7.281      16.315
  11      2/25/2007      7.288      15.933
  12      3/25/2007      7.801      16.039
  13      4/25/2007      7.301      15.128
  14      5/25/2007      7.474      14.893
  15      6/25/2007      7.314      14.326
  16      7/25/2007      7.501      14.118
  17      8/25/2007      7.331      13.703
  18      9/25/2007      7.333      13.730
  19     10/25/2007      7.514      13.939
  20     11/25/2007      7.341      13.813
  21     12/25/2007      7.688      14.319
  22      1/25/2008      9.094      15.846
  23      2/25/2008      9.139      15.966
  24      3/25/2008      9.617      16.510
  25      4/25/2008      9.129      16.104
  26      5/25/2008      9.359      16.354
  27      6/25/2008      9.161      16.219
  28      7/25/2008      9.640      17.069
  29      8/25/2008      9.404      16.913
  30      9/25/2008      9.401      16.996
  31     10/25/2008      9.636      17.365
  32     11/25/2008      9.396      17.352
  33     12/25/2008      9.697      17.671
  34      1/25/2009      9.801      18.042
  35      2/25/2009      9.827      17.857
  36      3/25/2009     10.645      18.556
  37      4/25/2009      9.821      17.440
  38      5/25/2009     10.077      17.559
  39      6/25/2009      9.828      17.198
  40      7/25/2009     10.125      17.990
  41      8/25/2009      9.858      17.576
  42      9/25/2009      9.854      17.460
  43     10/25/2009     10.116      17.670
  44     11/25/2009      9.845      17.255
  45     12/25/2009     10.108      17.511
  46      1/25/2010      9.838      17.343
  47      2/25/2010      9.833      17.269
  48      3/25/2010     10.693      18.246
  49      4/25/2010      9.822      17.117
  50      5/25/2010     10.087      17.376
  51      6/25/2010      9.811      17.003
  52      7/25/2010     10.077      17.372
  53      8/25/2010      9.800      16.987
  54      9/25/2010      9.795      16.928
  55     10/25/2010     10.166      12.056
  56     11/25/2010      9.832      11.651
  57     12/25/2010     10.154      12.029
  58      1/25/2011      9.832      11.675
  59      2/25/2011      9.828      11.668
  60      3/25/2011     10.874      12.900
  61      4/25/2011      9.816      11.634
  62      5/25/2011     10.136      12.004
  63      6/25/2011      9.803      11.600
  64      7/25/2011     10.123      11.974
  65      8/25/2011      9.790      11.571
  66      9/25/2011      9.784      11.554
  67     10/25/2011     10.103      11.921
  68     11/25/2011      9.771      11.519
  69     12/25/2011     10.090      11.885
  70      1/25/2012      9.758      11.488
  71      2/25/2012      9.751      11.471
  72      3/25/2012     10.417      12.244
  73      4/25/2012      9.738      11.436
  74      5/25/2012     10.056      11.798
  75      6/25/2012      9.725      11.400
  76      7/25/2012     10.042      11.766

(1) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group I Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable accrual period, over
     (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

                      CLASS A-2A AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT     CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1      4/25/2006      8.581       8.581
   2      5/25/2006      7.437       9.500
   3      6/25/2006      7.200       9.500
   4      7/25/2006      7.443       9.500
   5      8/25/2006      7.207       9.500
   6      9/25/2006      7.208       9.500
   7     10/25/2006      7.248      17.248
   8     11/25/2006      7.119      16.829
   9     12/25/2006      7.265      16.651
  10      1/25/2007      7.133      16.167
  11      2/25/2007      7.141      15.786
  12      3/25/2007      7.637      15.876
  13      4/25/2007      7.153      14.980
  14      5/25/2007      7.320      14.739
  15      6/25/2007      7.164      14.177
  16      7/25/2007      7.343      13.961
  17      8/25/2007      7.179      13.552
  18      9/25/2007      7.180      13.579
  19     10/25/2007      7.356      13.782
  20     11/25/2007      7.195      13.668
  21     12/25/2007      7.635      14.263
  22      1/25/2008      9.110      15.855
  23      2/25/2008      9.113      15.930
  24      3/25/2008      9.585      16.468
  25      4/25/2008      9.095      16.061
  26      5/25/2008      9.323      16.310
  27      6/25/2008      9.164      16.207
  28      7/25/2008      9.735      17.074
  29      8/25/2008      9.488      16.900
  30      9/25/2008      9.482      16.982
  31     10/25/2008      9.715      17.347
  32     11/25/2008      9.469      17.333
  33     12/25/2008      9.823      17.689
  34      1/25/2009      9.806      17.986
  35      2/25/2009      9.804      17.758
  36      3/25/2009     10.618      18.445
  37      4/25/2009      9.794      17.338
  38      5/25/2009     10.046      17.454
  39      6/25/2009      9.802      17.128
  40      7/25/2009     10.089      17.898
  41      8/25/2009      9.822      17.464
  42      9/25/2009      9.815      17.346
  43     10/25/2009     10.073      17.551
  44     11/25/2009      9.802      17.137
  45     12/25/2009     10.066      17.394
  46      1/25/2010      9.794      17.184
  47      2/25/2010      9.787      17.100
  48      3/25/2010     10.641      18.057
  49      4/25/2010      9.773      16.946
  50      5/25/2010     10.034      17.197
  51      6/25/2010      9.758      16.831
  52      7/25/2010     10.020      17.161
  53      8/25/2010      9.743      16.773
  54      9/25/2010      9.735      16.714
  55     10/25/2010     10.103      11.834
  56     11/25/2010      9.769      11.435
  57     12/25/2010     10.093      11.809
  58      1/25/2011      9.771      11.448
  59      2/25/2011      9.763      11.430
  60      3/25/2011     10.800      12.635
  61      4/25/2011      9.746      11.395
  62      5/25/2011     10.062      11.756
  63      6/25/2011      9.730      11.361
  64      7/25/2011     10.046      11.725
  65      8/25/2011      9.714      11.329
  66      9/25/2011      9.705      11.311
  67     10/25/2011     10.020      11.669
  68     11/25/2011      9.688      11.274
  69     12/25/2011     10.002      11.633
  70      1/25/2012      9.671      11.243
  71      2/25/2012      9.662      11.224
  72      3/25/2012     10.319      11.978
  73      4/25/2012      9.645      11.187
  74      5/25/2012      9.957      11.540
  75      6/25/2012      9.627      11.151
  76      7/25/2012      9.939      11.507

(1) Available Funds Cap for the Class A-2A Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable accrual period, over
     (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SURF 2006-BC2

                   FIXED RATE SENIOR AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT     CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1      4/25/2006      7.437       7.437
   2      5/25/2006      7.437       7.437
   3      6/25/2006      7.440       7.440
   4      7/25/2006      7.443       7.443
   5      8/25/2006      7.447       7.447
   6      9/25/2006      7.448       7.448
   7     10/25/2006      7.248      17.248
   8     11/25/2006      7.356      17.390
   9     12/25/2006      7.265      16.651
  10      1/25/2007      7.371      16.706
  11      2/25/2007      7.379      16.312
  12      3/25/2007      7.128      14.818
  13      4/25/2007      7.391      15.480
  14      5/25/2007      7.320      14.739
  15      6/25/2007      7.403      14.650
  16      7/25/2007      7.343      13.961
  17      8/25/2007      7.418      14.004
  18      9/25/2007      7.420      14.031
  19     10/25/2007      7.356      13.782
  20     11/25/2007      7.434      14.123
  21     12/25/2007      7.635      14.263
  22      1/25/2008      9.414      16.384
  23      2/25/2008      9.417      16.461
  24      3/25/2008      9.266      15.919
  25      4/25/2008      9.399      16.596
  26      5/25/2008      9.323      16.310
  27      6/25/2008      9.469      16.747
  28      7/25/2008      9.735      17.074
  29      8/25/2008      9.804      17.464
  30      9/25/2008      9.798      17.548
  31     10/25/2008      9.715      17.347
  32     11/25/2008      9.784      17.911
  33     12/25/2008      9.823      17.689
  34      1/25/2009     10.133      18.585
  35      2/25/2009     10.131      18.350
  36      3/25/2009      9.910      17.216
  37      4/25/2009     10.120      17.916
  38      5/25/2009     10.046      17.454
  39      6/25/2009     10.129      17.699
  40      7/25/2009     10.089      17.898
  41      8/25/2009     10.149      18.046
  42      9/25/2009     10.142      17.925
  43     10/25/2009     10.073      17.551
  44     11/25/2009     10.129      17.709
  45     12/25/2009     10.066      17.394
  46      1/25/2010     10.120      17.756
  47      2/25/2010     10.113      17.670
  48      3/25/2010      9.931      16.853
  49      4/25/2010     10.099      17.510
  50      5/25/2010     10.034      17.197
  51      6/25/2010     10.083      17.392
  52      7/25/2010     10.020      17.161
  53      8/25/2010     10.068      17.333
  54      9/25/2010     10.060      17.271
  55     10/25/2010     10.103      11.834
  56     11/25/2010     10.095      11.816
  57     12/25/2010     10.093      11.809
  58      1/25/2011     10.097      11.830
  59      2/25/2011     10.088      11.811
  60      3/25/2011     10.080      11.793
  61      4/25/2011     10.071      11.775
  62      5/25/2011     10.062      11.756
  63      6/25/2011     10.055      11.740
  64      7/25/2011     10.046      11.725
  65      8/25/2011     10.037      11.706
  66      9/25/2011     10.028      11.688
  67     10/25/2011     10.020      11.669
  68     11/25/2011     10.011      11.650
  69     12/25/2011     10.002      11.633
  70      1/25/2012      9.994      11.618
  71      2/25/2012      9.985      11.598
  72      3/25/2012      9.975      11.579
  73      4/25/2012      9.966      11.560
  74      5/25/2012      9.957      11.540
  75      6/25/2012      9.948      11.523
  76      7/25/2012      9.939      11.507

(1) Available Funds Cap for the Fixed Rate Senior Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable accrual period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                      SUBORDINATE AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT      CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1      4/25/2006      8.631       8.631
   2      5/25/2006      7.480       9.500
   3      6/25/2006      7.241       9.500
   4      7/25/2006      7.486       9.500
   5      8/25/2006      7.248       9.500
   6      9/25/2006      7.249       9.500
   7     10/25/2006      7.291      17.291
   8     11/25/2006      7.160      16.870
   9     12/25/2006      7.307      16.694
  10      1/25/2007      7.175      16.209
  11      2/25/2007      7.183      15.828
  12      3/25/2007      7.684      15.922
  13      4/25/2007      7.195      15.022
  14      5/25/2007      7.364      14.783
  15      6/25/2007      7.207      14.220
  16      7/25/2007      7.388      14.006
  17      8/25/2007      7.222      13.595
  18      9/25/2007      7.224      13.622
  19     10/25/2007      7.401      13.827
  20     11/25/2007      7.236      13.709
  21     12/25/2007      7.650      14.279
  22      1/25/2008      9.105      15.853
  23      2/25/2008      9.121      15.940
  24      3/25/2008      9.594      16.480
  25      4/25/2008      9.105      16.073
  26      5/25/2008      9.334      16.323
  27      6/25/2008      9.163      16.210
  28      7/25/2008      9.708      17.072
  29      8/25/2008      9.464      16.904
  30      9/25/2008      9.459      16.986
  31     10/25/2008      9.692      17.352
  32     11/25/2008      9.448      17.339
  33     12/25/2008      9.787      17.684
  34      1/25/2009      9.805      18.002
  35      2/25/2009      9.810      17.786
  36      3/25/2009     10.626      18.477
  37      4/25/2009      9.802      17.367
  38      5/25/2009     10.055      17.484
  39      6/25/2009      9.810      17.148
  40      7/25/2009     10.099      17.924
  41      8/25/2009      9.832      17.496
  42      9/25/2009      9.826      17.379
  43     10/25/2009     10.085      17.585
  44     11/25/2009      9.814      17.171
  45     12/25/2009     10.078      17.427
  46      1/25/2010      9.806      17.229
  47      2/25/2010      9.800      17.149
  48      3/25/2010     10.656      18.111
  49      4/25/2010      9.787      16.994
  50      5/25/2010     10.049      17.248
  51      6/25/2010      9.773      16.880
  52      7/25/2010     10.036      17.221
  53      8/25/2010      9.759      16.834
  54      9/25/2010      9.752      16.775
  55     10/25/2010     10.121      11.897
  56     11/25/2010      9.787      11.496
  57     12/25/2010     10.110      11.872
  58      1/25/2011      9.789      11.513
  59      2/25/2011      9.782      11.498
  60      3/25/2011     10.821      12.711
  61      4/25/2011      9.766      11.463
  62      5/25/2011     10.083      11.827
  63      6/25/2011      9.751      11.429
  64      7/25/2011     10.068      11.796
  65      8/25/2011      9.735      11.398
  66      9/25/2011      9.727      11.380
  67     10/25/2011     10.043      11.740
  68     11/25/2011      9.711      11.344
  69     12/25/2011     10.027      11.704
  70      1/25/2012      9.696      11.313
  71      2/25/2012      9.688      11.295
  72      3/25/2012     10.347      12.054
  73      4/25/2012      9.671      11.258
  74      5/25/2012      9.985      11.614
  75      6/25/2012      9.655      11.222
  76      7/25/2012      9.968      11.581

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2A Available Funds Cap.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR and 12 month LIBOR remain constant at 4.754%, 5.043% and 5.171%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

DISCOUNT MARGIN TABLE (TO CALL)

PREPAYMENT SPEED         0%              80%            100%            150%            200%
----------------   -------------   -------------   -------------   -------------   -------------
A-2A
PRICE 100.00000%           8               8               8               8               8
WAL                    16.36            1.18            1.00            0.72            0.57
MOD DURN               10.78            1.13            0.97            0.70            0.56
PRINCIPAL WINDOW   Apr06 - Jan30   Apr06 - Apr08   Apr06 - Jan08   Apr06 - Jul07   Apr06 - Mar07

M-1
PRICE 100.00000%          36              36              36              36              36
WAL                    27.32            5.41            4.83            3.82            2.40
MOD DURN               14.47            4.62            4.22            3.44            2.24
PRINCIPAL WINDOW   Oct29 - Aug35   Aug09 - May14   Mar10 - Jul12   Jan10 - Jan10   Aug08 - Aug08

M-2
PRICE 100.00000%          38              38              38              38              38
WAL                    27.32            5.39            4.64            3.82            2.40
MOD DURN               14.44            4.59            4.07            3.44            2.24
PRINCIPAL WINDOW   Oct29 - Aug35   Jun09 - May14   Nov09 - Jul12   Dec09 - Jan10   Aug08 - Aug08

M-3
PRICE 100.00000%          40              40              40              40              40
WAL                    27.32            5.37            4.54            3.63            2.28
MOD DURN               14.41            4.57            3.99            3.28            2.13
PRINCIPAL WINDOW   Oct29 - Aug35   Jun09 - May14   Oct09 - Jul12   Aug09 - Jan10   May08 - Aug08

M-4
PRICE 100.00000%          50              50              50              50              50
WAL                    27.32            5.37            4.49            3.42            2.14
MOD DURN               14.25            4.56            3.93            3.10            2.00
PRINCIPAL WINDOW   Oct29 - Aug35   May09 - May14   Aug09 - Jul12   May09 - Jan10   Mar08 - Aug08

M-5
PRICE 100.00000%          52              52              52              52              52
WAL                    27.32            5.36            4.45            3.28            2.09
MOD DURN               14.22            4.54            3.89            2.98            1.96
PRINCIPAL WINDOW   Oct29 - Aug35   May09 - May14   Jul09 - Jul12   Mar09 - Jan10   Feb08 - Aug08

M-6
PRICE 100.00000%          60              60              60              60              60
WAL                    27.32            5.36            4.42            3.18            2.03
MOD DURN               14.09            4.53            3.86            2.89            1.91
PRINCIPAL WINDOW   Oct29 - Aug35   May09 - May14   Jul09 - Jul12   Feb09 - Jan10   Feb08 - Aug08

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                   DISCOUNT MARGIN TABLE (TO CALL) - CONTINUED

PREPAYMENT SPEED         0%              80%            100%            150%            200%
----------------   -------------   -------------   -------------   -------------   -------------
B-1
PRICE 100.00000%         120             120             120             120             120
WAL                    27.32            5.35            4.39            3.11            2.03
MOD DURN               13.21            4.44            3.78            2.80            1.89
PRINCIPAL WINDOW   Oct29 - Aug35   Apr09 - May14   Jun09 - Jul12   Dec08 - Jan10   Feb08 - Aug08

B-2
PRICE 100.00000%         135             135             135             135             135
WAL                    27.32            5.34            4.37            3.04            2.00
MOD DURN               13.00            4.41            3.75            2.74            1.86
PRINCIPAL WINDOW   Oct29 - Aug35   Apr09 - May14   May09 - Jul12   Nov08 - Jan10   Jan08 - Aug08

B-3
PRICE 99.06770%          233             246             250             259             275
WAL                    27.32            5.34            4.36            2.99            1.98
MOD DURN               11.78            4.27            3.63            2.64            1.81
PRINCIPAL WINDOW   Oct29 - Aug35   Apr09 - May14   May09 - Jul12   Nov08 - Jan10   Jan08 - Aug08

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                       DISCOUNT MARGIN TABLE (TO MATURITY)

PREPAYMENT SPEED         0%             80%             100%            150%            200%
----------------   -------------   -------------   -------------   -------------   -------------
A-2A
PRICE 100.00000%         8               8               8               8               8
WAL                    16.36           1.18             1.00            0.72            0.57
MOD DURN               10.78           1.13             0.97            0.70            0.56
PRINCIPAL WINDOW   Apr06 - Jan30   Apr06 - Apr08   Apr06 - Jan08   Apr06 - Jul07   Apr06 - Mar07

M-1
PRICE 100.00000%         36             37               37              43              44
WAL                    27.37           6.02             5.36            6.52            4.38
MOD DURN               14.48           4.97             4.56            5.45            3.86
PRINCIPAL WINDOW   Oct29 - Dec35   Aug09 - Apr21   Mar10 - May19   Dec10 - May16   Apr09 - Apr13

M-2
PRICE 100.00000%         38             39               39              40              41
WAL                    27.37           5.99             5.16            4.46            2.86
MOD DURN               14.45           4.94             4.40            3.93            2.63
PRINCIPAL WINDOW   Oct29 - Dec35   Jun09 - Dec20   Nov09 - Oct18   Dec09 - Feb14   Aug08 - Aug11

M-3
PRICE 100.00000%         40             41               41              41              42
WAL                    27.37           5.97             5.04            3.95            2.51
MOD DURN               14.42           4.92             4.31            3.53            2.32
PRINCIPAL WINDOW   Oct29 - Dec35   Jun09 - Dec20   Oct09 - Feb18   Aug09 - Sep13   May08 - Apr11

M-4
PRICE 100.00000%         50             52               52              52              52
WAL                    27.37           5.95             4.97            3.73            2.36
MOD DURN               14.26           4.90             4.24            3.34            2.19
PRINCIPAL WINDOW   Oct29 - Dec35   May09 - Aug20   Aug09 - Sep17   May09 - May13   Mar08 - Jan11

M-5
PRICE 100.00000%         52             54               54              54              54
WAL                    27.37           5.91             4.91            3.57            2.30
MOD DURN               14.23           4.87             4.19            3.20            2.14
PRINCIPAL WINDOW   Oct29 - Dec35   May09 - Jan20   Jul09 - Feb17   Mar09 - Jan13   Feb08 - Oct10

M-6
PRICE 100.00000%         60             62               62              62              62
WAL                    27.37           5.88             4.85            3.45            2.23
MOD DURN               14.10           4.84             4.14            3.10            2.07
PRINCIPAL WINDOW   Oct29 - Dec35   May09 - May19   Jul09 - Aug16   Feb09 - Sep12   Feb08 - Jul10

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                 DISCOUNT MARGIN TABLE (TO MATURITY) - CONTINUED

PREPAYMENT SPEED         0%             80%             100%            150%            200%
----------------   -------------   -------------   -------------   -------------   -------------
       B-1
PRICE 100.00000%        120             123             124             124             124

       WAL             27.37           5.83             4.78            3.36            2.21
    MOD DURN           13.22           4.71             4.02            2.98            2.04
PRINCIPAL WINDOW   Oct29 - Dec35   Apr09 - Sep18   Jun09 - Jan16   Dec08 - Apr12   Feb08 - Apr10

       B-2
PRICE 100.00000%        135             138             139             139             139

       WAL             27.37           5.75             4.71            3.26            2.15
    MOD DURN           13.01           4.64             3.96            2.90            1.98
PRINCIPAL WINDOW   Oct29 - Dec35   Apr09 - Nov17   May09 - May15   Nov08 - Nov11   Jan08 - Dec09

       B-3
 PRICE 99.06770%        233             250             253             263             278

       WAL             27.37           5.65             4.61            3.16            2.10
    MOD DURN           11.79           4.43             3.79            2.76            1.91
PRINCIPAL WINDOW   Oct29 - Dec35   Apr09 - Dec16   May09 - Aug14   Nov08 - May11   Jan08 - Jul09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                              YIELD TABLE (TO CALL)

PREPAYMENT SPEED         0%             80%             100%            150%            200%
----------------   -------------   -------------   -------------   -------------   -------------
A-2B
PRICE 99.99986%         5.68           5.58             5.53            5.46            5.39

WAL                    27.21           3.51             2.30            1.63            1.27
MOD DURN               13.57           3.06             2.10            1.52            1.19
PRINCIPAL WINDOW   Jan30 - Aug35   Apr08 - May14   Jan08 - Mar09   Jul07 - Feb08   Mar07 - Oct07

A-2C
PRICE 99.99949%         6.07           6.03             6.01            5.88            5.83
WAL                    29.40           8.15             5.34            1.96            1.64
MOD DURN               13.44           6.27             4.43            1.80            1.52
PRINCIPAL WINDOW   Aug35 - Aug35   May14 - May14   Mar09 - Jul12   Feb08 - Mar08   Oct07 - Nov07

A-2D
PRICE 99.99989%         5.96           5.92             5.92            5.80            5.75
WAL                    15.24           6.58             5.97            2.21            1.70
MOD DURN                9.52           5.26             4.89            2.02            1.58
PRINCIPAL WINDOW   Apr09 - Aug35   Sep09 - May14   Aug10 - Jul12   Mar08 - Sep08   Nov07 - Dec07

                            YIELD TABLE (TO MATURITY)

PREPAYMENT SPEED         0%             80%             100%            150%            200%
----------------   -------------   -------------   -------------   -------------   -------------
A-2B
PRICE 99.99986%         5.68           5.59             5.53            5.46            5.39
WAL                    27.23           3.52             2.30            1.63            1.27
MOD DURN               13.58           3.07             2.10            1.52            1.19
PRINCIPAL WINDOW   Jan30 - Dec35   Apr08 - Aug15   Jan08 - Mar09   Jul07 - Feb08   Mar07 - Oct07

A-2C
PRICE 99.99949%         6.07            6.19            6.10            5.88            5.83
WAL                    29.74           12.81            6.75            1.96            1.64
MOD DURN               13.50            8.62            5.20            1.80            1.52
PRINCIPAL WINDOW   Dec35 - Dec35   Aug15 - Jan24   Mar09 - Dec20   Feb08 - Mar08   Oct07 - Nov07

A-2D
PRICE 99.99989%         5.96           5.94             6.00            5.80            5.75
WAL                    15.24           6.85             7.33            2.21            1.70
MOD DURN                9.52           5.42             5.71            2.02            1.58
PRINCIPAL WINDOW   Apr09 - Dec35   Sep09 - Nov23   Aug10 - Dec20   Mar08 - Sep08   Nov07 - Dec07

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                              FORWARD LIBOR
                        ---------------------------------------------------------
                        35% LOSS SEVERITY   45% LOSS SEVERITY   55% LOSS SEVERITY
                        -----------------   -----------------   -----------------
CLASS M-1   CDR Break         41.50%             29.11%               22.44%
            Cum Loss          22.35%             23.42%               24.20%

CLASS M-2   CDR Break         32.67%             23.64%               18.54%
            Cum Loss          19.53%             20.50%               21.20%

CLASS M-3   CDR Break         28.23%             20.75%               16.42%
            Cum Loss          17.87%             18.77%               19.42%

CLASS M-4   CDR Break         24.42%             18.21%               14.52%
            Cum Loss          16.29%             17.13%               17.72%

CLASS M-5   CDR Break         21.31%             16.07%               12.91%
            Cum Loss          14.87%             15.64%               16.19%

CLASS M-6   CDR Break         18.66%             14.21%               11.48%
            Cum Loss          13.55%             14.26%               14.76%

CLASS B-1   CDR Break         16.12%             12.38%               10.05%
            Cum Loss          12.19%             12.82%               13.26%

CLASS B-2   CDR Break         14.04%             10.86%                8.85%
            Cum Loss          10.99%             11.55%               11.94%

CLASS B-3   CDR Break         12.43%              9.68%                7.93%
            Cum Loss          10.00%             10.52%               10.88%

                               (PERFORMANCE GRAPH)

                              (PLOT POINTS TO COME)

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SURF 2006-BC2

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to maturity at both static LIBOR (1ML =4.754%, 6ML = 5.043% and 12ML = 5.171%) and forward LIBOR (shown in the table below). Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest based on the Net Mortgage Rates in effect on the related due date minus
(b) the total interest due on the Offered Certificates and any Net Swap Payments, divided by (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate collateral and 100% PPC for the adjustable rate collateral, (2) no defaults and no losses:

          EXCESS SPREAD IN BPS   EXCESS SPREAD IN BPS
 PERIOD      (STATIC LIBOR)          (FRWD LIBOR)
-------   --------------------   --------------------
Avg yr1            243                    232
Avg yr2            298                    294
Avg yr3            518                    516
Avg yr4            543                    541
Avg yr5            532                    527

           EXCESS                                   EXCESS
         SPREAD IN   1 MONTH  6 MONTH  12 MONTH    SPREAD IN
        BPS (STATIC  FORWARD  FORWARD   FORWARD  BPS (FORWARD
PERIOD     LIBOR)     LIBOR    LIBOR     LIBOR      LIBOR)
------  -----------  -------  -------  --------  ------------
  1          *        4.754%   5.043%   5.171%        *
  2         257       4.878%   5.101%   5.197%       247
  3         244       5.024%   5.144%   5.211%       224
  4         257       5.118%   5.165%   5.211%       230
  5         245       5.096%   5.166%   5.201%       219
  6         245       5.072%   5.167%   5.192%       221
  7         236       5.096%   5.167%   5.184%       235
  8         235       5.131%   5.159%   5.175%       234
  9         238       5.144%   5.143%   5.162%       235
  10        237       5.127%   5.122%   5.147%       234
  11        238       5.097%   5.102%   5.132%       235
  12        246       5.071%   5.084%   5.117%       243
  13        239       5.053%   5.070%   5.105%       235
  14        243       5.037%   5.058%   5.095%       238
  15        240       5.021%   5.049%   5.088%       236
  16        245       5.005%   5.041%   5.084%       240
  17        242       4.994%   5.032%   5.082%       237
  18        242       4.988%   5.021%   5.083%       238
  19        245       4.987%   5.012%   5.085%       242
  20        243       4.984%   5.004%   5.088%       240
  21        271       4.971%   4.999%   5.093%       269
  22        449       4.950%   4.999%   5.100%       448
  23        454       4.934%   5.005%   5.109%       452
  24        461       4.931%   5.016%   5.120%       459
  25        459       4.942%   5.030%   5.131%       457
  26        464       4.956%   5.045%   5.142%       461
  27        470       4.971%   5.058%   5.152%       468
  28        510       4.985%   5.071%   5.160%       509
  29        509       4.999%   5.083%   5.168%       508
  30        512       5.013%   5.094%   5.174%       510
  31        517       5.026%   5.102%   5.179%       515
  32        517       5.037%   5.109%   5.184%       515
  33        535       5.047%   5.114%   5.187%       533
  34        564       5.055%   5.118%   5.191%       564
  35        568       5.061%   5.120%   5.194%       568
  36        586       5.064%   5.122%   5.197%       585
  37        575       5.065%   5.123%   5.201%       572
  38        545       5.066%   5.125%   5.205%       541
  39        534       5.067%   5.128%   5.210%       530
  40        545       5.069%   5.131%   5.216%       543
  41        539       5.071%   5.135%   5.222%       536
  42        538       5.074%   5.140%   5.228%       536
  43        543       5.077%   5.145%   5.235%       540
  44        536       5.081%   5.152%   5.242%       533
  45        541       5.086%   5.159%   5.249%       539
  46        534       5.092%   5.166%   5.256%       534
  47        533       5.098%   5.174%   5.262%       533
  48        547       5.106%   5.182%   5.268%       548
  49        530       5.114%   5.189%   5.274%       530
  50        534       5.123%   5.196%   5.279%       534
  51        527       5.130%   5.203%   5.283%       528
  52        530       5.138%   5.209%   5.287%       534
  53        524       5.144%   5.214%   5.289%       528
  54        523       5.151%   5.218%   5.292%       527
  55        538       5.156%   5.221%   5.294%       527
  56        527       5.161%   5.224%   5.296%       514
  57        537       5.164%   5.225%   5.297%       525
  58        527       5.167%   5.226%   5.299%       515
  59        527       5.169%   5.227%   5.300%       515
  60        557       5.170%   5.228%   5.302%       547
  61        525       5.170%   5.228%   5.303%       513
  62        534       5.170%   5.229%   5.306%       523
  63        523       5.171%   5.230%   5.308%       511
  64        533       5.171%   5.232%   5.311%       521
  65        522       5.172%   5.234%   5.315%       509
  66        521       5.174%   5.237%   5.318%       508
  67        530       5.175%   5.240%   5.322%       518
  68        519       5.178%   5.243%   5.326%       506
  69        529       5.180%   5.247%   5.331%       516
  70        517       5.184%   5.251%   5.335%       505
  71        517       5.187%   5.256%   5.339%       504
  72        536       5.191%   5.261%   5.343%       525
  73        515       5.196%   5.265%   5.347%       502
  74        524       5.201%   5.270%   5.351%       511
  75        513       5.206%   5.274%   5.355%       499
  76        522       5.210%   5.278%   5.358%       511

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: March 20, 2006)

                  SPECIALTY UNDERWRITING & RESIDENTIAL FINANCE
                             TRUST, SERIES 2006-BC2

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

MERRILL LYNCH MORTGAGE LENDING, INC.      MERRILL LYNCH MORTGAGE INVESTORS, INC.
               SPONSOR                                   DEPOSITOR

                                   ----------

THE TRUST

The Specialty Underwriting & Residential Finance Trust, Series 2006-BC2 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of fixed rate and adjustable rate, first and second lien, sub-prime mortgage loans secured by one- to four-family residential properties that were originated in accordance with the underwriting guidelines of the Specialty Underwriting & Residential Finance program and acquired from Merrill Lynch Mortgage Lending, Inc. from various originators. The mortgage loans will be serviced by Wilshire Credit Corporation.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Specialty Underwriting & Residential Finance Trust, Series 2006-BC2.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                               TABLES OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms.........................................................    S-1
Risk Factors.............................................................    S-6
The Certificates.........................................................   S-14
   General...............................................................   S-15
   Book-Entry Certificates..............................                    S-15
   Payments on Mortgage Loans; Collection Account; Certificate Account;
      Cap Contract Account; Swap Account.................................   S-19
   Distribution of Interest..............................................   S-20
   Distribution of Principal.............................................   S-21
   Excess Cashflow.......................................................   S-21
   Interest Rate Swap Agreement..........................................   S-21
   Cap Contracts.........................................................   S-22
   Subordination of the Payment of the Subordinate Certificates..........   S-22
   Reports to Certificateholders.........................................   S-22
Underwriting Guidelines..................................................   S-24
   General...............................................................   S-24
   The SURF Underwriting Process.........................................   S-25
   Reduced Documentation Loans...........................................   S-26
   Risk Classification...................................................   S-27
   Loan to Value Limitations.............................................   S-30
   Interest-Only (IO) Loans..............................................   S-34
Affiliates and Related Transactions......................................   S-35
The Sponsor..............................................................   S-34
Static Pool Information..................................................   S-35
The Depositor............................................................   S-36
The Issuing Entity.......................................................   S-36
The Servicer.............................................................   S-37
   Wilshire's Delinquency and Foreclosure Statistics.....................   S-41
The Trustee..............................................................   S-42
   Duties of the Trustee.................................................   S-43
The Cap Contract Counterparty............................................   S-44
The Swap Counterparty....................................................   S-44
Administration of the Issuing Entity.....................................   S-45
   Servicing and Administrative Responsibilities.........................   S-45
Mortgage Loan Servicing..................................................   S-47
   General...............................................................   S-47
   Servicing Compensation and Payment of Expenses........................   S-48
   Adjustment to Servicing Fee in Connection with Certain Prepaid
      Mortgage Loans.....................................................   S-48
   Advances..............................................................   S-48
   Loss Mitigation Procedures............................................   S-49
   Pledge of Servicing Rights............................................   S-49
The Pooling and Servicing Agreement......................................   S-50
   General...............................................................   S-50
   The Issuing Entity....................................................   S-51
   Assignment of Mortgage Loans..........................................   S-50
   Amendment.............................................................   S-51
   Optional Termination..................................................   S-51
   Events of Default.....................................................   S-52
   Rights upon Event of Default..........................................   S-53
   The Trustee...........................................................   S-53
   Indemnification and Limitation of Liability...........................   S-52
   Special Servicing Agreements..........................................   S-54
Yield, Prepayment and Weighted Average Life..............................   S-53
   General...............................................................   S-53
Material Federal Income Tax Considerations...............................   S-55
   General...............................................................   S-55
   Original Issue Discount and Amortizable Bond Premium..................   S-56
   Special Tax Attributes of the Certificates............................   S-57
   Prohibited Transactions Tax and Other Taxes...........................   S-57
   The Residual Certificate..............................................   S-57
Benefit Plan Considerations..............................................   S-58
Legal Investment Considerations..........................................   S-59
Glossary of Defined Terms................................................   S-60

Annex I..................................................................   S-69

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

     Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336 will sell the mortgage loans to the depositor. See "The Sponsor."

DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity. See "The Depositor."

ISSUING ENTITY

     Specialty Underwriting & Residential Finance Trust, Series 2006-BC2, a New York common law trust. See "The Issuing Entity."

TRUSTEE

     U.S. Bank National Association, a national banking association whose address is 60 Livingston Avenue, St. Paul, MN 55107-2292 and whose telephone number is (800) 934-6802 will be the trustee under the pooling and servicing agreement. See "The Trustee."

SERVICER

     Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is
(503) 223-5600, will be the servicer for the mortgage loans. See "The Servicer."

ORIGINATOR

     The mortgage loans were underwritten in accordance with the underwriting guidelines of the Specialty Underwriting & Residential Finance program and purchased by Merrill Lynch Mortgage Lending, Inc. See "Underwriting Guidelines."

CAP CONTRACT COUNTERPARTY

     A cap contract counterparty may provide one or more interest rate cap agreements for the benefit of the holders of some of the certificates. See "The Cap Contract Counterparty."

SWAP COUNTERPARTY

     A swap counterparty may provide an interest rate swap agreement. See "The Swap Counterparty."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

     The cut-off date shall be March 1, 2006.

CLOSING DATE

     The closing date shall be on or about March 30, 2006.

RECORD DATE

     For each distribution date, the record date for each class of offered certificates is the last business day of the month preceding such distribution date (or in the case of the first distribution date, the closing date).

DISTRIBUTION DATE

     The distribution date shall be the 25th day of each month, beginning in April 2006. If the 25th day is not a business day, then the distribution date will be the next business day after the 25th day of the month.

THE SPECIALTY UNDERWRITING & RESIDENTIAL FINANCE TRUST, SERIES 2006-BC2 CERTIFICATES

     The Specialty Underwriting & Residential Finance Trust, Series 2006-BC2 certificates represent ownership interests in the issuing entity, the assets of which will consist primarily of conventional, first and second lien, fixed and adjustable rate, sub-prime residential mortgage loans.

     The mortgage loans to be included in the issuing entity will be divided into one or more mortgage loan groups sorted on the basis of their principal balances or other criteria specified in the related prospectus supplement. Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

DISTRIBUTIONS ON THE CERTIFICATES

     Principal and/or interest on the certificates will be distributed on the 25th day of each month commencing in April 2006. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Payments

     Interest will accrue on each class of offered certificates at specified annual rates.

     The interest accrual period for any distribution date and certain classes of the certificates will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The interest accrual period for any distribution date and certain other classes of the certificates will be the period from and including the preceding distribution date, or in the case of the first distribution date, from the closing date, through and including the day prior to the current distribution date. Calculations of interest on such certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

     The interest rate on certain classes of certificates may be limited by an "available funds cap", which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity.

The Interest Rate Cap Agreements

     The trustee, not in its individual capacity but solely on behalf of the issuing entity, may enter into one or more interest rate cap agreements with the cap counterparty, for the benefit of one or more specified classes of certificates.

     Under any interest rate cap agreement, the cap counterparty will be obligated to make fixed payments to the issuing entity if one-month LIBOR moves above a specified rate for each interest rate cap agreement.

     The interest rate cap agreements will provide only temporary, limited protection against upward movements in one-month LIBOR.

The Interest Rate Swap Agreement

     The trustee, not in its individual capacity but solely on behalf of the issuing entity, may also enter into an interest rate swap agreement with the swap counterparty.

     Under the interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the issuing entity will be obligated to make payments at the applicable rate of payment owed by the issuing entity, and on the business day prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a payment owed by the issuing entity exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the issuing entity.

Principal Payments

     The amount of principal payable to the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from the mortgage pool to pay principal on the related certificates.

     Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in the attached prospectus.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and from payments received from any interest rate cap agreement and any interest rate swap agreement.

CREDIT ENHANCEMENT

     The payment structure of this transaction will include excess interest, overcollateralization, subordination and net swap payments, if any, received from the swap counterparty to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination

     On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinated classes are the first to forego payment.

Overcollateralization

     If the total principal balance of the mortgage loans in the issuing entity exceeds the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the monthly excess interest, as described in the next section, will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the reduction of the principal balance of the mortgage loans, which will continue until the required level of overcollateralization is reached.

Monthly Excess Interest

     Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to build or maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to classes of certificates that we will not be offering as provided herein.

Application of Related Losses

     If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

The Interest Rate Swap Agreement

     If an interest rate swap agreement has been entered into, any net swap payment received will be applied to pay interest shortfalls, build and/or maintain overcollateralization and repay losses for the related certificates.

OPTIONAL TERMINATION

     Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the trustee will be directed to attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the servicer may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

     Generally, except as described in the related prospectus supplement, all of the certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, while any interest rate swap agreement is in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding is covered by and exempt under one of the investor-based exemptions issued by the Department of Labor.

TAX STATUS

     The trustee will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual certificate) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

The residual certificate will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

       Additionally, the residual certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

     You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom. The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans consist of second lien mortgage loans.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

     Some of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder.

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     The overcollateralization provisions of the issuing entity will affect the weighted average life of the certificates and consequently the yield to maturity of the certificates. To the extent necessary to build and/or maintain the required amount of overcollateralization, net monthly excess interest will be applied as distributions of principal to the most senior classes of certificates then outstanding, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply the net monthly excess interest as distributions of principal in order to build and/or maintain the required amount of overcollateralization.

     Net monthly excess interest generally is the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the certificates and the expenses of the issuing entity. Mortgage loans with higher interest rates will contribute more interest to the net monthly excess interest. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net monthly excess interest.

     As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield,

Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer is expected to enforce these provisions unless enforcement is not permitted by applicable law, there exist certain other circumstances as described in the pooling and servicing agreement, or the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

     To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Material Legal Aspects of the Mortgage Loans - Enforceability of Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

     The trustee will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the issuing entity in an attempt to terminate the issuing entity after the aggregate unpaid principal balance of the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans. If the auction fails to realize a sufficient purchase price, the servicer may purchase all of the mortgage loans.

     The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES USED IN CONNECTION WITH ORIGINATION OF THE MORTGAGE LOANS IN THE ISSUING ENTITY CARRY A RISK OF HIGHER DELINQUENCIES

     The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATE ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR

     The pass-through rates on classes of certificates that have variable interest rates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR) in the mortgage pool as described in the free writing prospectus and are subject to available funds caps and maximum rate caps. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

     An available funds cap effectively limits the amount of interest accrued on the certificates to a per annum rate equal to the weighted average of the mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses, including swap payments (if any), of the issuing entity. Various factors may cause an available funds cap to limit the amount of interest that would otherwise accrue on the certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the interest rates on the classes of certificates with variable interest rates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap may limit increases in the interest rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap limiting increases in the interest rates for the certificates. Furthermore, if an available funds cap determines the interest rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

     A maximum rate cap limits the interest rates on the certificates by reference to a per annum interest rate equal to the weighted average of the lifetime maximum mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity. A maximum rate cap may limit increases in the interest rates of the certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of expenses, to pay interest on the certificates without giving effect to the related maximum rate cap.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

     The rights of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions, and the rights of the Class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates to receive those distributions. The rights of the class M certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates with lower numerical designations to receive those distributions. The rights of the class B certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class B certificates with lower numerical designations to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

THE INTEREST RATE SWAP AGREEMENT

     If an interest rate swap agreement has been entered into, any amounts received thereunder will be applied to pay interest shortfalls, build and/or maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the issuing entity by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the related mortgage loans.

     Further, if an interest rate swap agreement has been entered into, any net swap payment payable to the swap counterparty thereunder will reduce amounts available for distribution to holders of the related certificates and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

     In the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

     If an interest rate swap agreement has been entered into, it shall impose a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the swap agreement will result in an "additional termination event" under the swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the issuing entity exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the interest rate swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

ALLOCATION OF LOSSES TO SUBORDINATE CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

     If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the principal balances of the subordinate certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on each class of the subordinate certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the subordinate certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF A SELLER OR A SERVICER BECOMES INSOLVENT

     The sales of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as sales of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Wilshire Credit Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent U.S. Bank National Association, as trustee, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE INTEREST RATE CAP CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK

     The assets of the issuing entity may include one or more interest rate cap contracts, which will require the counterparty thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on these certificates depend in part on payments to be received by the trustee under the interest rate cap contracts, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to such interest rate cap contracts.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

          - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

          - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement, and in the prospectus under the heading "Risk Factors."

HIGH COMBINED LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Some of the mortgage loans may have a combined loan-to-value ratio at the time of origination in excess of 80% but less than or equal to 100%.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

     Some of the mortgage loans as of the cut-off date may provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of several years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

     The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the issuing entity. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first several years of the term of a mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

THERE ARE RISKS RELATING TO BALLOON LOANS

     Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Some of the mortgage loans are balloon loans.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

     The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          - limit the ability of the servicer to collect principal or interest on the mortgage loans,

          -    provide the borrowers with a right to rescind the mortgage loans,

          - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

          - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

HIGH COST LOANS

     None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                                THE CERTIFICATES

GENERAL

     The certificates will represent the entire beneficial ownership interest in the Issuing Entity to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the current report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within fifteen (15) days of the initial delivery of the certificates. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the residual certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the offered certificates (other than the residual certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their

Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum certificate principal balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the Underwriter will only sell offered certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-Participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those offered certificates in the secondary market since some potential investors may be unwilling to purchase offered certificates for which they cannot obtain physical certificates.

     Monthly reports on the Issuing Entity provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

     (2) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

     (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates through DTC. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the offered certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT; CAP CONTRACT ACCOUNT; SWAP ACCOUNT

     The Pooling and Servicing Agreement provides that the Servicer, for the benefit of the Trustee, on behalf of the certificateholders, shall establish and maintain one or more accounts, known collectively as the Collection Account, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within a certain number of Business Days of receipt, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the prospectus, except that the Servicer may deduct its Servicing Fee, Advances, servicing advances and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to the respective rating agencies as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized, or benefits derived, from the Collection Account investments and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

     The Trustee will be obligated to establish the Certificate Account, into which the Servicer will deposit or cause to be deposited not later than a specified time on the Servicer Remittance Date from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Trustee is permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than the Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Trustee. The Trustee or its designee will be required to deposit in the Certificate Account the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

     If a Cap Contract has been entered into, the Trustee will be obligated to establish the Cap Contract Account, into which the Trustee shall promptly deposit upon receipt any amounts received by it and paid pursuant to any Cap Contract. The funds in the Cap Contract Account shall not be invested.

     If a Swap Agreement has been entered into, the Trustee will be obligated to establish the Swap Account, into which the Trustee shall promptly deposit upon receipt any amounts paid pursuant to the Swap Agreement. The funds in the Swap Account shall not be invested.

DISTRIBUTION OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each class of certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Interest Carryforward Amount for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

     The interest rates on the certificates may be limited by application of Available Funds Caps or Maximum Rate Caps as described in "Risk Factors" in this free writing prospectus supplement. Amounts that would accrue to the certificateholders but for the application of such caps are "basis risk shortfalls." Although excess cash or other sources of cash may be applied to pay basis risk shortfalls that result from the application of an Available Funds Cap, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any such basis risk shortfalls. Certificateholders will not recover any basis risk shortfalls that result from the application of one of the Maximum Rate Caps.

     The Interest Funds, other than prepayment charges, for the mortgage pool will be distributed on each Distribution Date, generally as follows:

     (i) concurrently, to the senior certificates, Current Interest and any Interest Carryforward Amount for such classes for such Distribution Date (any shortfall in Current Interest and Interest Carryforward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carryforward Amount that would otherwise be distributable thereon);

     (ii) to the subordinate certificates, in accordance with their seniority, Current Interest and any Interest Carryforward Amount for such classes for such Distribution Date; and

     (iii) for the application as part of monthly excess cashflow for such Distribution Date.

     For any series that includes a swap, net swap payments will generally be applied before the priorities described above.

     Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a Mortgage Loan may result in reduced collections of interest. Generally, servicers are required to make payments of Compensating Interest to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset Prepayment Interest Shortfalls.

DISTRIBUTION OF PRINCIPAL

     Prior to the occurrence of the Stepdown Date, or upon the occurrence of a Stepdown Trigger Event, principal payments received on the Mortgage Loans (less fees, expenses and indemnity amounts reimbursed to the Trustee and the Servicer) will generally be applied solely to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding).

     Following the occurrence of the Stepdown Date (and as long as a Stepdown Trigger Event has not occurred) principal received on the related Mortgage Loans will be applied on the senior and subordinate certificates in a manner that maintains specified levels of credit enhancement among the classes of certificates as described in the prospectus supplement.

EXCESS CASHFLOW

     On any Distribution Date, to the extent interest received on the Mortgage Loans exceeds interest payments required to be made on the certificates, the Trustee will apply such excess, depending on the date, to build and/or maintain the required level of overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the Pooling and Servicing Agreement. Excess interest remaining on any Distribution Date will generally be released by the Trustee and will not be available to certificateholders on future dates.

INTEREST RATE SWAP AGREEMENT

     On the closing date, the Issuing Entity may enter into a Swap Agreement with the Swap Counterparty. Under the Swap Agreement, with respect to each Distribution Date in which the Swap Agreement is in effect, the Issuing Entity will make payments to the Swap Counterparty based on the applicable fixed rate and on the applicable notional balance for the Distribution (to be specified in the Swap Agreement) and the Issuing Entity will be entitled to receive payments from the Swap Counterparty based on One-Month LIBOR and the applicable notional balance for the Distribution Date

(to be specified in the Swap Agreement). To the extent the fixed payment owed by the Issuing Entity exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date, the Issuing Entity will make a net swap payment out of amounts otherwise available to certificateholders. To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Issuing Entity, the Issuing Entity shall receive from the Swap Counterparty, on the Business Day immediately preceding the related Distribution Date, a net swap payment.

CAP CONTRACTS

     On the Closing Date, the Trustee, on behalf of the Issuing Entity, may be directed to enter into one or more interest rate cap transactions with the Cap Contract Counterparty as evidenced by the Cap Contracts. The Cap Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Cap Contracts, an ISDA Master Agreement will be deemed to have been executed by the Trustee and the Cap Contract Counterparty on the date that each Cap Contract was executed. The Cap Contracts will be subject to certain ISDA definitions. On or prior to the related Cap Contract Termination Date (as such term is defined in the related Cap Contract), amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the applicable Cap Contract will be used to pay Floating Rate Certificate Carryover (other than any Floating Rate Certificate Carryover attributable to the fact that Realized Losses are not allocated to the senior certificates) on the related classes of the offered certificates on a pro rata basis. Any amounts that are received on the Cap Contracts that are not used to pay such Floating Rate Certificate Carryover on offered certificates will be released by the Trustee and will be unavailable for distributions to the offered certificates.

     Each Cap Contract will be scheduled to remain in effect until the applicable Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period, as set forth in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Issuing Entity and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

     The offered certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the offered certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Cap Contract.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

     The rights of the holders of the subordinate certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the most senior class of the subordinate certificates) to receive such distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in the related prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will make available on its internet website initially located at "http://www.usbank.com/abs" to each certificateholder, the Servicer, the Depositor and any other interested party a statement, based, in part, on information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement, generally setting forth among other information:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all Scheduled Payments of principal included therein and (C) any extra principal distribution amount, in the aggregate and with respect to each group of the Mortgage Loans;

     (2) the amount of such distribution to holders of each class of certificates allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of certificates;

     (4) the principal balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicer and the amount of investment income earned on funds on deposit in the Certificate Account for the related Due Period;

     (7) the pass-through rate for each class of certificates for such Distribution Date;

     (8) the weighted average life for each class of certificates on such Distribution Date;

     (9) the weighted average coupon for each class of certificates on such Distribution Date;

     (10) the amount of Advances included in the distribution on such Distribution Date;

     (11) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate;

     (12) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate;

     (13) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
          (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans;

     (14) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date and the date of acquisition thereof, in the aggregate;

     (15) whether a Stepdown Trigger Event has occurred and is in effect;

     (16) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

     (17) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the offered certificates on such Distribution Date;

     (18) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

     (19) as of each Distribution Date, if applicable, the amount, if any, received pursuant to each Cap Contract and the amount thereof, if any, to be paid to each class of certificates;

     (20) as of each Distribution Date, if applicable, the amount of any net swap payment paid to or received from the Swap Counterparty;

     (21) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to each group of Mortgage Loans;

     (22) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

     (23) the aggregate amount of all Advances recovered during the related Due Period;

     (24) the allocation to each class of certificate of any Realized Losses during the related Due Period;

     (25) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

     (26) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

     Notwithstanding the foregoing, such report shall also include, with respect to each Distribution Date, the related Record Date, Determination Date, Distribution Date and the interest accrual period.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                             UNDERWRITING GUIDELINES

     All of the Mortgage Loans were originated generally in accordance with SURF's Underwriting Guidelines.

GENERAL

     SURF acts as program administrator for the Sponsor, Merrill Lynch Mortgage Lending, Inc., and has developed a loan acquisition program to facilitate the purchase by Merrill Lynch Mortgage Lending, Inc. from various SURF-approved originators of certain eligible non-conforming loans. The Mortgage Loans sold to the Depositor and from the Depositor to the Issuing Entity were originated generally in accordance with the SURF Underwriting Guidelines as described below. There are no litigation or governmental proceedings currently pending against SURF.

     SURF has been underwriting and purchasing sub-prime loans since September 2002. SURF operates three separate purchase programs: Peak, Crest and Wave. The Wave program purchases only sub-prime mortgage loans and the Crest program purchases a combination of Alt A- and Alt B mortgage loans. The Peak program purchases Prime and Alt A mortgage loans. The following table details SURF's originations by purchase program for the 2005, 2004 and 2003:

                PEAK                   CREST                    WAVE                     TOTAL
        -------------------   ----------------------   ----------------------   ----------------------
        UNITS     BALANCE      UNITS      BALANCE       UNITS      BALANCE       UNITS      BALANCE
        -----   -----------   ------   -------------   ------   -------------   ------   -------------
2003        0             0        0               0    9,915   1,475,144,125    9,915   1,475,144,125
2004    1,060   220,610,427      679      76,920,478   21,526   3,134,646,064   23,265   3,432,176,970
2005    4,987   920,069,126   12,492   1,962,586,275   25,781   3,808,322,706   43,260   6,690,978,108

     The SURF Underwriting Guidelines provide clear underwriting standards to help originators understand the types of mortgage loans eligible for purchase under SURF's loan acquisition program. In most cases, the Mortgage Loans were either originated and underwritten in accordance with the SURF Underwriting Guidelines, or otherwise acquired from a mortgage collateral seller based on standards consistent with SURF underwriting criteria, loan program guidelines and credit grade classifications. Exceptions to the SURF Underwriting Guidelines are made where compensating factors exist or the Mortgage Loan is considered to be in substantial compliance with the SURF Underwriting Guidelines. Compensating factors may include, but are not limited to, a low loan-to-value ratio, a reduction in total monthly debt, a substantial level of verified reserves and/or residual income, a stable employment history, or a strong mortgage payment history. Exceptions are reviewed on a case-by-case basis by SURF credit management to determine eligibility and to ensure consistency.

     The SURF Underwriting Guidelines are primarily intended to evaluate the prospective borrower's ability and willingness to repay the loan, determine the value and marketability of the proposed mortgaged property, and ensure the loan complies with applicable regulations. The SURF Underwriting Guidelines require that Mortgage Loans comply with all applicable federal, state and local laws. High-Cost Mortgages, as defined by any federal, state or local law, are not eligible for purchase under any SURF loan acquisition program. Mortgage Loans purchased by SURF are also generally underwritten with a view towards retention and management of the credit risk associated with the Mortgage Loan.

THE SURF UNDERWRITING PROCESS

     The SURF Underwriting Guidelines require the originator to provide to SURF an application completed by the borrower that provides information relevant to the underwriting process including information about the borrower's financial condition, the property being financed and the type of loan desired. For each borrower on the application whose income or assets are required to qualify for the Mortgage Loan, the SURF Underwriting Guidelines require a full residential mortgage credit report or in-file credit report that accesses at least two of the three national credit data repositories. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payment history and any record of defaults, bankruptcies, repossessions or judgments. The credit report should contain complete information as provided by all repositories used and must be issued by an independent credit reporting agency. The borrower may also be required to provide evidence of the assets and/or income disclosed upon the application in the form of bank or brokerage statements, federal withholding statements and/or current payroll earnings statements from the borrower's employer. In addition, the application should disclose the sources of all funds needed to close the Mortgage Loan. The originator is required to provide evidence that the borrower had sufficient cash to pay the down payment, prepaid items and closing costs, along with adequate cash reserves as required by the applicable SURF loan acquisition program.

     The SURF Underwriting Guidelines rely on income analysis as a key determinant of the borrower's ability to repay the Mortgage Loan. The borrower should provide evidence of a minimum of two years of income derived from employment or other acceptable and verifiable sources. The source of income should be stable and the amount of income sufficient to enable the borrower to repay the debt in a timely manner. There must also be a reasonable expectation that the income will continue in the foreseeable future. Borrowers should be employed as salary/wage earners, be self-employed or have a source of verifiable non-employment income. In the case of investment properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of vacation or second homes, generally no income derived from the property is considered for underwriting purposes. Based on the information provided in the loan application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower's monthly gross income is sufficient to enable the borrower to meet the monthly obligation on the Mortgage Loan and other expenses related to the mortgaged property, including property taxes, hazard insurance and other fixed obligations associated with ownership of the mortgaged property.

REDUCED DOCUMENTATION LOANS

Some of the Mortgage Loans may have been originated under reduced documentation loan programs that require less documentation of the borrower's income, employment history and/or assets than do traditional full documentation programs. The SURF Underwriting Guidelines define a full documentation loan as follows:

Income Documentation Program:   Full Documentation

   Income Documentation:        Written documentation of two years of income
                                receipt.
   Employment Documentation:    Written documentation of two years of employment
                                history.
   Asset Verification:          Assets are disclosed on the application and
                                verified through bank or other statements.

Under the reduced documentation loan programs, more emphasis is placed on the borrower's FICO score and credit grade and on the adequacy of the mortgaged property as collateral than on the underwriting review of the borrower's income or assets. The following reduced documentation loan programs are permitted under the SURF Underwriting Guidelines:

Income Documentation Program:   Lite Documentation

   Income Documentation:        Written documentation of one year of income
                                receipt.
   Employment Documentation:    Written documentation of two years of employment
                                history.
   Asset Verification:          Assets are disclosed on the application and
                                verified through bank or other statements.

Income Documentation Program:   Stated Income Documentation

   Income Documentation:        Income is stated by borrower on the application.
                                The level of borrower income must be deemed
                                reasonable for the profession and level of
                                experience of the borrower.
   Employment Documentation:    Verbal verification of two years of employment
                                history.
   Asset Verification:          Assets are disclosed on the application and
                                verified through bank or other statements.

RISK CLASSIFICATION

     SURF has established classifications with respect to the credit profile of the borrower and each Mortgage Loan is placed into one of nine grading categories, labeled SA1 through C-. SURF uses four primary factors to determine the credit grade of a borrower. These include the borrower's credit score, housing payment history, bankruptcy history, and foreclosure history. The borrower's worst rating factor will determine the credit grade assigned. For example, a borrower with poor mortgage payment history will be assigned a lower credit grade if the credit grade resulting from evaluation of the mortgage payment history by itself results in a worse grade assignment than the credit grade determined by evaluation of the borrower's credit score, bankruptcy history or foreclosure history. The SURF Underwriting Guidelines require that all borrowers have a minimum FICO or credit score of 500 or better. A FICO score is a predictive ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and the three national credit data repositories - Equifax, TransUnion and Experian.

     The borrower's housing payment history includes any mortgage/rental payment history for both the borrower's primary residence and any other properties the borrower owns. Consecutive or "rolling" late payments have the same delinquency characterization (e.g., 30-day late or 60-day late) and are counted as a single late payment for grade determination purposes. In the case of borrowers with multiple housing payment histories the cumulative housing payment history is used to determine the credit grade, regardless of the priority of lien on the underlying mortgage. When evaluating the housing payment history, all delinquencies are considered.

     Bankruptcy is defined as court proceedings to relieve the debts of an individual or business unable to pay its creditors. The SURF Underwriting Guidelines determine bankruptcy seasoning based on the discharge date for Chapter 7 bankruptcies and the filing date for Chapter 13 bankruptcies. In all cases, the bankruptcy proceedings must be completed and all related obligations must be paid off prior to or at closing. Bankruptcy seasoning requirements may be relaxed on a case-by-case basis, if evidence shows extenuating circumstances beyond the borrower's control. Extenuating circumstances may not include situations such as divorce disputes, partnership disputes or any other rudimentary circumstances. An example of an extenuating circumstance may include a death or serious illness in the family.

     A foreclosure is a proceeding that enables a creditor, in accordance with the terms of the security instrument, to take legal action that could ultimately result in the forced sale of the collateral property, for full or partial satisfaction of the debt. Such action typically extinguishes the property owner's rights, title and interest. The length of time elapsed since the occurrence or completion of the foreclosure is considered in the credit evaluation. The SURF Underwriting Guidelines define foreclosure for grading purposes as any real estate loan that is i) 120 days or more delinquent or ii) the existence of the following: breach, lis pendens, notice of sale, forbearance, notice of default, order to serve, deed of substitution to trustee, deed-in-lieu, short payoff or sheriff's sale.

The factor grading criteria for SURF's credit grades are as follows:

Credit Grade Category: SA1

   Credit Score:             a)          700 minimum.
                             b)          680 minimum.
   Mortgage History:         a)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months and no
                                         delinquency of 60 days or more during
                                         the previous 24 months.
                             b)          No delinquency of 30 days or more
                                         during the previous 12 months and no
                                         delinquency of 60 days or more during
                                         the previous 24 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating factors).
                                         45% maximum for first-time homebuyers
                                         (50% maximum with compensating
                                         factors).
   Bankruptcy History:       a) and b)   3 years minimum from last bankruptcy.
   Foreclosure History:      a) and b)   5 years minimum from last foreclosure.

Credit Grade Category: SA2

   Credit Score:             a)          680 minimum.
                             b)          660 minimum.
   Mortgage History:         a)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months and no
                                         delinquency of 60 days or more during
                                         the previous 24 months.
                             b)          No delinquency of 30 days or more
                                         during the previous 12 months and no
                                         delinquency of 60 days or more during
                                         the previous 24 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating factors).
                                         45% maximum for first-time homebuyers
                                         (50% maximum with compensating
                                         factors).
   Bankruptcy History:       a) and b)   3 years minimum from last bankruptcy.
   Foreclosure History:      a) and b)   5 years minimum from last foreclosure.

Credit Grade Category: SA3

   Credit Score:             a)          660 minimum.
                             b)          640 minimum.
   Mortgage History:         a)          No more than one non-rolling
                                         delinquency of 30 days or

                                         more during the previous 12 months and
                                         no delinquencies of 60 days or more
                                         during the previous 24 months.
                             b)          No delinquencies of 30 days or more
                                         during the previous 12 months and no
                                         delinquencies of 60 days or more during
                                         the previous 24 months.
   Debt to Income Ratio:     a) and b)   45% maximum for first-time homebuyers
                                         (50% maximum with compensating
                                         factors). 50% maximum for all other
                                         borrowers (55% maximum with
                                         compensating factors).
   Bankruptcy History:       a) and b)   3 years minimum from last bankruptcy.
   Foreclosure History:      a) and b)   5 years minimum from last foreclosure.
   Cash Out Limit:           a) and b)   $250,000 maximum.

Credit Grade Category: A+

   Credit Score:             a)          640 minimum.
                             b)          620 minimum.
   Mortgage History:         a)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months.
                             b)          No delinquencies of 30 days or more
                                         during the previous 12 months.
   Debt to Income Ratio:     a) and b)   45% maximum for first-time homebuyers
                                         (50% maximum with compensating
                                         factors). 50% maximum for all other
                                         borrowers (55% maximum with
                                         compensating factors).
   Bankruptcy History:       a) and b)   3 years minimum from last bankruptcy.
   Foreclosure History:      a) and b)   5 years minimum from last foreclosure.
   Cash Out Limit:           a) and b)   $200,000 maximum.

Credit Grade Category: A

   Credit Score:             a)          600 minimum.
                             b)          580 minimum.
   Mortgage History:         a)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months.
                             b)          No delinquencies of 30 days or more
                                         during the previous 12 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating factors).
   Bankruptcy History:       a) and b)   2 years minimum from last bankruptcy.
   Foreclosure History:      a) and b)   3 years minimum from last foreclosure.
   Cash Out Limit:           a) and b)   $200,000 maximum.

Credit Grade Category: A-

   Credit Score:             a)          580 minimum.
                             b)          560 minimum.
   Mortgage History:         a)          No more than two delinquencies of 30
                                         days or more (which may be rolling
                                         delinquencies) during the previous 12
                                         months.
                             b)          No delinquencies of 30 days or more
                                         during the previous 12 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating

                                         factors).
   Bankruptcy History:       a) and b)   1 year minimum from last bankruptcy.
   Foreclosure History:      a) and b)   3 years minimum from last foreclosure.
   Cash Out Limit:           a) and b)   $150,000 maximum.

Credit Grade Category: B

   Credit Score:             a)          560 minimum.
                             b)          540 minimum.
   Mortgage History:         a)          Multiple delinquencies of 30 days or
                                         more (which may be rolling
                                         delinquencies) but no more than one
                                         non-rolling delinquency of 60 days or
                                         more during the previous 12 months.
                             b)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating factors).
   Bankruptcy History:       a) and b)   1 year minimum from last bankruptcy.
   Foreclosure History:      a) and b)   2 years minimum from last foreclosure.
   Cash Out Limit:           a) and b)   $100,000 maximum.

Credit Grade Category: C

   Credit Score:             a)          540 minimum.
                             b)          520 minimum.
   Mortgage History:         a)          Multiple delinquencies of 30 days or
                                         more and/or 60 days or more (which may
                                         be rolling delinquencies) but no
                                         delinquencies of 90 days or more during
                                         the previous 12 months.
                             b)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating factors).
   Bankruptcy History:       a) and b)   1 year minimum from last bankruptcy.
   Foreclosure History:      a) and b)   2 years minimum from last foreclosure.
   Cash Out Limit:           a) and b)   $100,000 maximum.

Credit Grade Category: C-

   Credit Score:             a)          520 minimum.
                             b)          500 minimum.
   Mortgage History:         a)          Multiple delinquencies of 60 days or
                                         more (which may be rolling
                                         delinquencies) but no more than one
                                         non-rolling delinquency of 90 days or
                                         more during the previous 12 months.
                             b)          No more than one non-rolling
                                         delinquency of 30 days or more during
                                         the previous 12 months.
   Debt to Income Ratio:     a) and b)   50% maximum (55% maximum with
                                         compensating factors).
   Bankruptcy History:       a) and b)   1 year minimum from last bankruptcy.
   Foreclosure History:      a) and b)   1 year minimum from last foreclosure.

   Cash Out Limit:           a) and b)   $50,000 maximum.

LOAN TO VALUE LIMITATIONS

     The SURF Underwriting Guidelines also set limits on the loan-to-value/combined loan-to-value ratios that are allowed based on income documentation type, property type, loan amount and credit grade classification. As used in this section, loan-to-value means that ratio, expressed as a percentage of the principal amount of the mortgage loan at origination over the lesser of: i) the sales price or ii) the appraised value of the related mortgaged property at origination or, as applicable, at the time of refinancing or modification. With respect to any junior lien, the combined loan-to-value ratio will be calculated by adding the principal amount of the first mortgage loan at origination with the current principal balance of the subordinated closed-end second lien or the maximum available credit line of a subordinated open-end second lien and then dividing the sum by the appraised value or sales price of the mortgaged property, as applicable.

     Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. The appraiser inspects and appraises the subject property and verifies that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that presents a concise picture of the neighborhood, the property site and the improvements to the property to support an appraised value that adequately supports the estimate of market value. Each appraisal must satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and be on forms acceptable to Freddie Mac and Fannie Mae. The SURF Underwriting Guidelines require a review of the appraisal by a loan underwriter, who may request additional diligence. This increased diligence may include additional comparables, a field review or a second full appraisal of the property.

     The loan-to-value/combined loan-to-value limitations for single family residences by SURF credit grade are as follows:

Credit Grade Category: SA1

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          95%          95%
                              Non Owner-Occupied      95%          95%
Stated Documentation Loans:   Owner-Occupied          95%          95%
                              Non Owner-Occupied      90%          90%
No Documentation Loans:       Owner-Occupied          90%          90%
                              Non Owner-Occupied      75%          80%

     For certain loans meeting specific restricted underwriting criteria, the maximum loan-to-value ratio is 100% provided the loan has mortgage insurance coverage. A combined loan-to-value ratio of 100% is allowed on certain full documentation and stated documentation loans meeting specific restricted underwriting criteria.

Credit Grade Category: SA2

For certain loans meeting specific restricted underwriting criteria, the maximum loan-to-value ratio is 100% provided the loan has mortgage insurance coverage. A combined loan-to-value ratio of 100% is allowed on certain full documentation and stated documentation loans meeting specific restricted underwriting criteria.

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          95%          95%
                              Non Owner-Occupied      90%          95%
Stated Documentation Loans:   Owner-Occupied          95%          95%
                              Non Owner-Occupied      85%          85%
No Documentation Loans:       Owner-Occupied          85%          80%
                              Non Owner-Occupied      NA           NA

Credit Grade Category: SA3

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          95%          95%
                              Non Owner-Occupied      90%          95%
Stated Documentation Loans:   Owner-Occupied          95%          95%
                              Non Owner-Occupied      85%          85%

For certain loans meeting specific restricted underwriting criteria, the maximum loan-to-value ratio is 100% provided the loan has mortgage insurance coverage. A combined loan-to-value ratio of 100% is allowed on certain full documentation and stated documentation loans meeting specific restricted underwriting criteria.

Credit Grade Category: A+

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          90%         100%
                              Non Owner-Occupied      90%          95%
Stated Documentation Loans:   Owner-Occupied          90%         100%
                              Non Owner-Occupied      80%          85%

For certain owner-occupied loans meeting specific restricted underwriting criteria the maximum loan-to-value ratio is 100% for full documentation loans and 95% for stated documentation loans. A combined loan-to-value ratio of 100% is allowed on owner-occupied loans subject to a maximum first lien loan-to-value ratio of 80%.

Credit Grade Category: A

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          85%         100%
                              Non Owner-Occupied      85%          95%
Stated Documentation Loans:   Owner-Occupied          85%         100%
                              Non Owner-Occupied      75%          85%

For certain owner-occupied, full documentation loans meeting specific restricted underwriting criteria, the maximum loan-to-value ratio is 100%. A combined loan-to-value ratio of 100% is allowed on owner-occupied loans subject to a maximum first lien loan-to-value ratio of 80%.

Credit Grade Category: A-

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          90%         100%
                              Non Owner-Occupied      80%          90%
Stated Documentation Loans:   Owner-Occupied          80%          90%
                              Non Owner-Occupied      70%          80%

A combined loan-to-value ratio of 100% is allowed on owner-occupied, full documentation loans subject to a maximum first lien loan-to-value ratio of 80%.

Credit Grade Category: B

                                                   LTV Ratio   CLTV Ratio
                                                   ---------   ----------
Full Documentation Loans:     Owner-Occupied          85%          95%
                              Non Owner-Occupied      75%          85%
Stated Documentation Loans:   Owner-Occupied          75%          85%
                              Non Owner-Occupied      65%          75%

Credit Grade Category: C

                                                    LTV Ratio     CLTV Ratio
                                                   -----------   -----------
Full Documentation Loans:     Owner-Occupied           80%           90%
                              Non Owner-Occupied       70%           80%
Stated Documentation Loans:   Owner-Occupied           70%           80%
                              Non Owner-Occupied   Not Allowed   Not Allowed

Credit Grade Category: C-

                                                    LTV Ratio     CLTV Ratio
                                                   -----------   -----------
Full Documentation Loans:     Owner-Occupied           75%           90%
                              Non Owner-Occupied       65%           80%
Stated Documentation Loans:   Owner-Occupied           65%           80%
                              Non Owner-Occupied   Not Allowed   Not Allowed

INTEREST-ONLY (IO) LOANS

     Interest-Only Mortgage Loans are mortgage loans on which the borrower pays interest at the applicable Mortgage Rate, but no principal, for a period equal to the interest-only term of the mortgage. Following the interest-only period, the monthly payment on mortgage loan will be increased to an amount sufficient to amortize the principal balance of the mortgage over the remaining amortization term at the applicable Mortgage Rate.

     The SURF Underwriting Guidelines contain supplemental underwriting provisions applicable to underwriting of interest-only loans. These guidelines include restrictions on borrower eligibility and limitations on eligible loan and property types relating to the Mortgage Loan.

     Borrower eligibility for interest-only loans is restricted to SA1 to SA3, A+ and A credit grade borrowers under the SURF Underwriting Guidelines. Fixed income borrowers are not eligible for the interest-only loan program and first-time homebuyers are subject to additional underwriting restrictions. Non-arm's length transactions are ineligible. The debt-to-income ratio and residual requirements are the same as for the fully-amortizing loan program, but the debt-to-income ratio for the interest-only loan is calculated using the fully amortized P&I payment amount at the time of origination, not the interest-only payment amount. The interest-only loan is also subject to a maximum payment shock amount of 200% of the interest-only payment amount.

     The SURF Underwriting Guidelines also restrict interest-only loans to primary residences only; non owner-occupied properties are not allowed. Eligible property types include Single-Family Residences, Planned Unit Developments, Townhomes, and Condominiums under 8 stories (Class III only). The maximum loan-to-value ratio on loans is 95% and a maximum combined loan-to-value of 100% is allowed, subject to additional underwriting restrictions. Cash-out amounts are restricted relative to comparable fully-amortizing cash-out limits.

                       AFFILIATES AND RELATED TRANSACTIONS

     The Sponsor, the Depositor, the Servicer and the Underwriter are affiliated entities. The Sponsor, the Depositor and the Servicer are wholly-owned subsidiaries of Merrill Lynch Mortgage Capital Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Servicer or the Underwriter that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                   THE SPONSOR

     The sponsor is Merrill Lynch Mortgage Lending, Inc., a Delaware corporation. MLML is an affiliate, through common parent ownership, of the Underwriter. MLML is also an affiliate of the Depositor and the Servicer and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.

       APPROXIMATE INITIAL
        PRINCIPAL BALANCE
YEAR      OF SECURITIES
----   -------------------
2003     $ 1,323,615,400
2004     $ 3,290,054,298
2005     $11,786,190,300

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations involving fixed rate and adjustable rate subprime mortgage loans underwritten in accordance with the SURF Underwriting Guidelines and secured by first and second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Issuing Entity related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide upon request to any person who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080,
Attention: Christopher McGee, telephone number (212) 449-1441, a copy of the information as it existed as of the date of this free writing prospectus supplement.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

     The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of the Sponsor, the Servicer and the Underwriter.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

     Specialty Underwriting & Residential Finance Trust, Series 2006-BC2, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee and the Servicer. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICER

     Wilshire Credit Corporation will act as Servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

     Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

     Wilshire is primarily engaged in the specialty loan servicing and resolution business. As of December 31, 2005, Wilshire was servicing approximately $21.8 billion aggregate principal amount of loans and charge off assets. As of December 31, 2005, Wilshire had approximately 637 employees.

     Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

     The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                 APPROXIMATE
                                                 OUTSTANDING
                        AS OF      NUMBER OF      PRINCIPAL
  TYPE OF ASSET     DECEMBER 31,     LOANS       BALANCE ($)
  -------------     ------------   ---------   --------------
Subordinate Liens       2000         45,216       597,060,211
Sub-Prime               2000          8,140       303,111,697
Subordinate Liens       2001         68,123     1,794,771,239
Sub-Prime               2001         12,045       584,972,781
Subordinate Liens       2002         75,505     2,296,472,104
Sub-Prime               2002          8,820       365,199,943
Subordinate Liens       2003         67,505     2,638,073,436
Sub-Prime               2003         18,520     2,137,893,258
Subordinate Liens       2004        120,517     4,998,592,582
Sub-Prime               2004         23,070     3,779,048,540
Subordinate Liens       2005        143,679     6,253,293,420
Sub-Prime               2005         80,585    14,302,067,780

     The servicing of subordinate mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

     Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call centers are automated and utilize a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

          - Extended daily hours of operation to accommodate a diverse geographic portfolio.

          -    A bilingual 24-hour VRU.

          - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

          - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

          - Customer service desk reference and other web-based materials for easy reference.

          - A dedicated support group to handle research tasks to maximize call center efficiency.

          - An Executive Response Team to respond to regulatory inquiries and attorney letters.

          - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

     Wilshire uses an early stage collections group that is responsible for loans in the 0-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

     Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

     Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

     Second lien servicing requires the monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described below to enhance such monitoring.

     Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

     Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

          - Periodic contact attempts every five (5) days with a 30-day "door knock"

          -    Updated broker price opinion (BPO) every six (6) months.

          - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

          - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

          -    No charges for forbearance agreements.

     A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

     Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

          - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

          - Assets are assigned based on investor and geographic considerations.

          - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

          - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

          - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

          - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

          -    Repairs are considered on a cost-benefit basis.

          - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

          -    Marketing is facilitated by property listing on internet site.

     Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

          - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

          - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

          - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

          - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

          - During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes sixty (60) days delinquent and every thirty (30) days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

     The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

     Wilshire is required to make Advances to the extent described herein. See "Mortgage Loan Servicing--Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

     Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

     Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

WILSHIRE'S DELINQUENCY AND FORECLOSURE STATISTICS

     Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                AS OF DECEMBER 31, 2003                         AS OF DECEMBER 31, 2004
                    ----------------------------------------------  -----------------------------------------------
                                               PERCENT  PERCENT BY                              PERCENT  PERCENT BY
                     NUMBER      PRINCIPAL     BY NO.    PRINCIPAL   NUMBER      PRINCIPAL      BY NO.    PRINCIPAL
                    OF LOANS      BALANCE     OF LOANS    BALANCE   OF LOANS      BALANCE      OF LOANS    BALANCE
                    --------  --------------  --------  ----------  --------  --------------   --------  ----------
Period of
Delinquency*
   30-59 Days ....     2,995  $  173,967,495     2.63%      2.70%      3,369  $   243,643,389     2.06%      2.39%
   60-89 Days ....     1,451  $   83,681,807     1.27%      1.30%      1,606  $   113,054,726     0.98%      1.11%
   90 Days or
      more .......    18,743  $  612,784,171    16.44%      9.50%     12,207  $   533,986,181     7.45%      5.25%
                     -------  --------------   ------     ------     -------  ---------------   ------     ------
Total Delinquent
   Loans .........    23,189  $  870,433,473    20.35%     13.50%     17,182  $   890,684,297    10.49%      8.75%
                     =======  ==============   ======     ======     =======  ===============   ======     ======
Current ..........    88,421  $5,372,718,550    77.58%     83.30%    144,170  $ 9,017,124,348    88.01%     88.61%
Loans in
   Foreclosure ...     2,365  $  206,800,518     2.08%      3.21%      2,466  $   268,528,404     1.51%      2.64%
                     -------  --------------   ------     ------     -------  ---------------   ------     ------
Total ............   113,975  $6,449,952,542   100.00%    100.00%    163,818  $10,176,337,049   100.00%    100.00%
                     =======  ==============   ======     ======     =======  ===============   ======     ======

                               AS OF DECEMBER 31, 2005
                    ----------------------------------------------
                                               PERCENT  PERCENT BY
                     NUMBER      PRINCIPAL     BY NO.    PRINCIPAL
                    OF LOANS      BALANCE     OF LOANS    BALANCE
                    --------  --------------  --------  ----------
Period of
Delinquency*
   30-59 Days ....     6,490     615,760,035     2.73%      2.82%
   60-89 Days ....     3,003     270,191,716     1.26%      1.24%
   90 Days or
      more .......    10,269     678,125,561     4.32%      3.11%
                     -------  --------------   ------     ------
Total Delinquent
   Loans .........    19,762   1,564,077,311     8.31%      7.17%
                     =======  ==============   ======     ======
Current ..........   215,248  19,881,372,967    90.50%     91.18%
Loans in
   Foreclosure ...     2,839     358,655,069     1.19%      1.64%
                     -------  --------------   ------     ------
Total ............   237,849  21,804,105,346   100.00%    100.00%
                     =======  ==============   ======     ======

----------
* As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. All of the delinquency experience above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

     It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

                                   THE TRUSTEE

     U.S. Bank National Association will act as Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located in St. Paul, Minnesota.

     U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

     In its capacity as trustee, U.S. Bank shall make each monthly statement available to the certificateholders via the trustee's internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the trustee's bondholder services group at (800) 934-6802.

     As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 147 issuances of subprime securities with an outstanding aggregate principal balance of approximately $23,326,700,000.

DUTIES OF THE TRUSTEE

     The trustee's procedures for performing its duties as required by the Pooling and Servicing Agreement are set forth as follows:

     A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the "System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

     Prior to the first distribution to the certificateholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

     The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

     On a monthly basis, an Analyst will obtain from the Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the Cut-off Date or the most recent collection period. Once the loan data is confirmed with the Servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

     To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the Servicer, U.S. Bank will do so based on information received from the Underwriter or the Servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the Servicer for resolution. If all discrepancies are not resolved by the date required in the Pooling and Servicing Agreement, U.S. Bank will deliver a discrepancy memorandum to the Servicer.

     The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

     In the past three years, the Trustee has not made material changes to the policies and procedures of its paying agent services for certificates backed by residential mortgage loans. However, the Trustee acquired the paying agent business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Trustee acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the Trustee will use the procedures set forth above.

     U.S. Bank, as Trustee, will hold the mortgage files in its St. Paul, Minnesota custodial vault. The mortgage files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the mortgage files held as Trustee. As of December 31, 2005, U.S. Bank holds approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately twenty years.

                          THE CAP CONTRACT COUNTERPARTY

     There may be one or more Cap Contracts provided by a Cap Contract Counterparty.

     The Cap Contract Counterparty conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The Cap Contract Counterparty has a minimum credit rating as set forth under the related Cap Contract.

     The significance percentage, as calculated in accordance with Item 1115 of Regulation AB (17 CFR Section 229.1122) is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Cap Contract (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                              THE SWAP COUNTERPARTY

     There may be a Swap Agreement provided by a Swap Counterparty.

     The Swap Counterparty conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The Swap Counterparty has a minimum credit rating as set forth under the Swap Agreement.

     The significance percentage, as calculated in accordance with Item 1115 of Regulation AB (17 CFR Section 229.1122) is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicer and the Trustee will have the following responsibilities with respect to the Issuing Entity:

PARTY:     RESPONSIBILITIES:
------     -----------------
Servicer   Performing the servicing functions with respect to the Mortgage Loans and the mortgaged properties in accordance with the provisions of the
           Pooling and Servicing Agreement, including, but not limited to:

           - collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection Account, and delivering all amounts on deposit in the Collection Account to the extent required by the Pooling and Servicing Agreement to the Trustee for deposit in the Certificate Account on the Servicer Remittance Date;

           - making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent required by the Pooling and Servicing Agreement and to the extent the Servicer believes such Advances will be recovered;

           - making Advances in respect of customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, to the extent the Servicer believes such Advances will be recovered, including, but not limited to, the cost of
                (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon a first lien mortgaged property or (c) fire and hazard insurance coverage for a first lien mortgaged property;

           -    enforcement of foreclosure proceedings; and

PARTY:     RESPONSIBILITIES:
------     -----------------
           -    providing monthly loan-level reports to the Trustee.

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

           - notifying certificateholders in connection with an event of default under the Pooling and Servicing Agreement;

           - holding and maintaining the mortgage loan documents related to the portion of the Mortgage Loans to be held by it pursuant to the Pooling and Servicing Agreement in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity;

           - enforcing the Servicer's obligations under the Pooling and Servicing Agreement;

           - upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer;

           - upon the failure of the Servicer to make Advances with respect to a Mortgage Loan and resulting termination of the Servicer, making those Advances to the extent provided in the Pooling and Servicing Agreement;

           - depositing monthly remittances from the Servicer for deposit in the Certificate Account and distributing all amounts on deposit in the Certificate Account (after the remittance of certain fees, expenses and indemnities) to the certificateholders in accordance with the priorities described in the Pooling and Servicing Agreement;

           - if a Cap Contract has been entered into, depositing any cap contract payments received from the Cap Contract Counterparty into the Cap Contract Account;

           - if a Swap Agreement has been entered into, depositing any net swap payments or swap termination payments received from the Swap Counterparty into the Swap Account;

           - if a Swap Agreement has been entered, distributing amounts on deposit in the Swap Account to the holders of the related certificates and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described in the Pooling and Servicing
                Agreement;

           -    preparing and distributing annual investor reports necessary

PARTY:     RESPONSIBILITIES:
------     -----------------
                to enable certificateholders to prepare their tax returns;

           - preparing and distributing investor reports, including the monthly Distribution Date statement to certificateholders based on information received from the Servicer and the Swap
                Counterparty and without any independent verification of such information;

           - preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity;

           -    preparing and filing periodic reports with the Securities
                Exchange Commission on behalf of the Issuing Entity with respect to the certificates in accordance with the Pooling and Servicing
                Agreement; and

           - acting as successor servicer in the event the Servicer resigns or is removed, unless another successor servicer is appointed.

           See "The Pooling and Servicing Agreement--The Trustee" in the
           Prospectus.

                             MORTGAGE LOAN SERVICING

GENERAL

     The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the Trustee will not be responsible for the performance of the servicing activities by the Servicer. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Trustee (in its discretion or at the direction of the certificateholders) is obligated to terminate the Servicer and to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

     In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

     The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that each rating agency that assigns ratings to the certificates confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits derived from, amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a mortgagor prepays all of a Mortgage Loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The Servicer will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any Prepayment Interest Shortfall with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month; provided, however, that the amount so deposited with respect to any Distribution Date shall be limited to a portion of the total amount of Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date.

ADVANCES

     The Servicer will be required to make Advances from its funds or funds in the Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

     The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan it services (less the related Servicing Fee for such Mortgage Loan) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Servicer need not make Advances with respect to any Mortgage Loan that are a specific number of days delinquent. In addition, with respect to Interest-Only Mortgage Loans, the Servicer will only advance payments of scheduled interest. The Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed to certificateholders. The Servicer will not cover shortfalls in interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. Notwithstanding the foregoing, in the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders.

     Any failure by the Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

     The Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans , (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the Pooling and Servicing Agreement. As to any Mortgage Loan that becomes a specific number of days delinquent, the Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the Servicer determines that no such recovery is possible, it may charge off the related Mortgage Loan at the time it becomes a specific number of days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to a Servicing Fee thereon (except as otherwise provided in the Pooling and Servicing Agreement), and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes a specific number of days delinquent, the Servicer may continue making Advances, and the Servicer will be required to notify the Trustee of such decision. Any Mortgage Loan that is charged off may continue to be serviced by the Servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate).

PLEDGE OF SERVICING RIGHTS

     The Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer, as the representative of certain lenders. The Trustee and the Depositor agree that upon delivery to the Trustee by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will the Trustee be required to act as a backup servicer.

     The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders to provide for such a facility.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Trustee, which will serve as certificate registrar and paying agent.

THE ISSUING ENTITY

     The Trustee and the Servicer will act on behalf of the Issuing Entity in accordance with the Pooling and Servicing Agreement, and may only perform those actions on behalf of the Issuing Entity that are specified or permitted in the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in the prospectus.

     If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a New York common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

     On the Closing Date, the Sponsor will make certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases" to the Depositor pursuant to the terms of a mortgage loan sale and assignment agreement. In the Pooling and Servicing Agreement, the Depositor will assign such representations and warranties to the Trustee for the benefit of holders of the certificates. Within the period of time specified in the mortgage loan sale and assignment agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another Mortgage Loan).

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a Realized Loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

     (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

     (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

OPTIONAL TERMINATION

     Immediately after the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans is reduced to less than or equal to 10% of the initial principal balance of the Mortgage Loans, the Trustee will be directed to attempt to terminate the Issuing Entity through a one-time auction process and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Trustee will attempt to auction the remaining Issuing Entity assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket costs and expenses owed to the Trustee (including any amounts incurred by the Trustee in connection with conducting such auction) or the Servicer and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (iv) all reasonable fees and expenses incurred by the Trustee in connection with such auction. Net proceeds (after reimbursement of amounts due to the Servicer and the Trustee) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the Servicer may, on any subsequent Distribution Date, purchase all of the Mortgage Loans, which would similarly result in the retirement of all the certificates and termination of the Issuing Entity.

EVENTS OF DEFAULT

     Events of default will consist of (1) any failure by the Servicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made) which continues unremedied for a specified number of days after written notice of the failure shall have been given to the Servicer, (2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the Pooling and Servicing Agreement, which continues unremedied for a specified number of days after the giving of written notice of the failure to the Servicer, or (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee may, in accordance with the terms of the Pooling and Servicing Agreement, terminate all of the rights and obligations of the defaulting Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, subject to the pledge and assignment to a servicing rights pledgee as described herein. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer, including the delinquency experience of such Mortgage Loans.

     No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The Trustee will be the trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to investment income earned on funds in the Certificate Account. The Trustee will be entitled to reimbursement for certain expenses prior to distributions of any amounts to certificateholders. The office of the Trustee is located at 60 Livingston Avenue, Mail Code EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention: Structured Finance/SURF Series 2006-BC2. The Trustee will carry out the duties of the trustee as set forth under "Administration of the Issuing Entity" in this free writing prospectus supplement.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that U.S. Bank, the Servicer and any custodian and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the pooling and servicing agreement and (2) the performance of their duties under the pooling and servicing agreement, including any applicable fees and expenses payable under the pooling and servicing agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. U.S. Bank, the Servicer and any custodian also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and Advances incurred or made by the Trustee or any custodian in accordance with the pooling and servicing agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and Advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of the residual certificate and/or one or more other classes of subordinate certificates. Pursuant to such agreement, the Servicer may provide such holder, in its capacity as special servicer, with loan-level information with respect to Mortgage Loans, and the special servicer may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such delinquent Mortgage Loans and/or any other efforts to maximize recoveries with respect to such delinquent Mortgage Loans.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

     As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to build and/or maintain the required level of overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

     - the overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

     - the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

     -    the value of LIBOR;

     - the extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of all the classes of the offered certificates.

     No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

     The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

     If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual certificate) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

     In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

     The offered certificates (other than the residual certificate) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

     Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The portions of certain classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued with original issue discount.

     The portions of other classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without IRS consent and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in
Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

THE RESIDUAL CERTIFICATE

     The holder of the residual certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the residual certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The residual certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual certificate the transferee may incur tax liabilities in excess of the cashflow from the residual certificate and its intention to pay the taxes associated with holding the residual certificate as they become due and (iii) the proposed transferee agree that it will not transfer the residual certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the residual certificate (whether such residual certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Certificates. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor has granted Merrill Lynch an Exemption from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     Except as described in the released prospectus supplement, it is expected that the Exemption will apply to the acquisition and holding of the offered certificates (other than the residual certificate) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. However, while any Swap Agreement is in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding is covered by and exempt under one of the investor-based exemptions issued by the Department of Labor. In addition, there will be no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

                         LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                            Glossary of Defined Terms

ADVANCE                         means, with respect to a Servicer Remittance
                                Date, an advance of the Servicer's own funds, or funds in the related Collection Account that are not required to be distributed on the related
                                Distribution Date that are required to be deposited pursuant to the Pooling and Servicing
                                Agreement, in an amount generally equal to the aggregate of payments of principal and interest
                                (or, with respect to the Interest-Only Mortgage
                                Loans, payments of scheduled interest) on the Mortgage Loans (adjusted to the applicable Net
                                Mortgage Rate) that were due on the related Due
                                Date and delinquent on the related Servicer
                                Remittance Date (other than the principal portion of any balloon amount, advances deemed non-recoverable by the Servicer, advances on each Mortgage Loan that is 150 days delinquent or more and shortfalls in interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations) together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage
                                Loan as to which there is REO Property, such latter amount to be calculated after taking into account rental income.

APPLIED REALIZED LOSS AMOUNT    means, with respect to any class of subordinate
                                certificates and as to any Distribution Date,
                                the sum of the Realized Losses with respect to
                                Mortgage Loans which have been applied in
                                reduction of the certificate principal balance
                                of such class of certificates.

AVAILABLE FUNDS CAP             means a limitation generally based on the
                                weighted average mortgage rates of the related
                                Mortgage Loans during the applicable Due Period,
                                net of certain fees and expenses, including
                                payments, if any, made pursuant to the Swap
                                Agreement, of the Issuing Entity

BOOK-ENTRY CERTIFICATES         means the offered certificates other than any
                                Definitive Certificates.

BUSINESS DAY                    means any day other than (i) a Saturday or
                                Sunday or (ii) a day on which banking
                                institutions in the states specified in the
                                prospectus supplement are authorized or
                                obligated by law or executive order to be
                                closed.

CAP CONTRACT                    means each confirmation and agreement between
                                the Trustee, on behalf of the Issuing Entity,
                                and the Cap Contract Counterparty for the
                                benefit of certain certificates.

CAP CONTRACT ACCOUNT            means the separate account into which payments
                                received on the Cap Contracts will be deposited.

CAP CONTRACT COUNTERPARTY       means the entity with whom the Trustee, on
                                behalf of the Issuing

                                Entity, is entering into a Cap Contract, if any.

CERTIFICATE ACCOUNT             means the one or more accounts established by
                                the Trustee, for the benefit of the
                                certificateholders, into which the Servicer is
                                required to deposit or cause to be deposited
                                certain payments described herein.

CERTIFICATE OWNERS              means persons acquiring beneficial ownership
                                interests in the offered certificates.

CLEARSTREAM LUXEMBOURG          means Clearstream Banking, societe anonyme.

CLOSING DATE                    means on or about March 30, 2006.

CODE means the Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT              means the one or more accounts established by
                                the Servicer, for the benefit of the
                                certificateholders, into which the Servicer is
                                required to deposit or cause to be deposited
                                certain payments described in the Pooling and
                                Servicing Agreement.

COMPENSATING INTEREST           means, for any Distribution Date and all
                                Principal Prepayments in full in respect of a
                                Mortgage Loan that are received during the
                                period from the first day of the related
                                Prepayment Period through the last day of the
                                month preceding such Distribution Date, a
                                payment made by the Servicer (subject to a
                                certain ceiling as set forth in the Pooling and
                                Servicing Agreement) equal to the amount of
                                interest at the Net Mortgage Rate for such
                                Mortgage Loans from the date of prepayment
                                through the 30th day of such preceding month.

CREDIT SCORE                    means the statistical credit score obtained by
                                many mortgage lenders in connection with the
                                loan application.

CURRENT INTEREST                means, with respect to each class of the offered
                                certificates and each Distribution Date, the
                                interest accrued at the applicable pass-through
                                rate for the applicable interest accrual period
                                on the certificate principal balance of such
                                class as of the first day of such interest
                                accrual period (after giving effect to all
                                distributions of principal made or deemed to be
                                made as of such first day) plus, any amount
                                previously distributed with respect to Current
                                Interest or Interest Carry Forward Amounts for
                                such class that is recovered as a voidable
                                preference by a trustee in bankruptcy less any
                                Prepayment Interest Shortfalls allocated to such
                                class on such Distribution Date.

CUT-OFF DATE                    means March 1, 2006.

DEFINITIVE CERTIFICATE          means a physical certificate representing an
                                offered certificate.

DEPOSITOR                       means Merrill Lynch Mortgage Investors, Inc.

DETERMINATION DATE              means, with respect to a Distribution Date, the
                                15th day of the month of such Distribution Date
                                (or, if not a Business Day, the immediately
                                preceding Business Day).

DISTRIBUTION DATE               means the 25th day of each month beginning in
                                April 2006, or if such day is not a Business
                                Day, the first Business Day thereafter.

DTC                             means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                      means, with respect to any Distribution Date,
                                the period beginning on the second day of the
                                calendar month preceding the calendar month in
                                which such Distribution Date occurs and ending
                                on the first day in the month in which such
                                Distribution Date occurs.

ERISA                           means the Employee Retirement Income Security
                                Act of 1974, as amended.

EUROCLEAR                       means the Euroclear System.

EUROCLEAR OPERATOR              means Euroclear Bank S.A./N.V., a bank
                                incorporated under the laws of the Kingdom of
                                Belgium.

EUROPEAN DEPOSITARIES           means Citibank, N.A., as depositary for
                                Clearstream Luxembourg and U.S. Bank National
                                Association, as depositary for Euroclear,
                                collectively.

EXEMPTION                       means PTE 90-29 (Exemption Application No.
                                D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                granted by the U.S. Department of Labor to
                                Merrill Lynch and its affiliates, or any
                                substantially similar administrative exemption
                                granted by the U.S. Department of Labor to an
                                underwriter, as amended.

FANNIE MAE                      means the Federal National Mortgage Association
                                or any successor.

FINANCIAL INTERMEDIARY          means a bank, brokerage firm, thrift institution
                                or other financial intermediary.

FLOATING RATE CERTIFICATE       means, with respect to a Distribution Date, in
CARRYOVER                       the event that the pass-through rate for a class
                                of offered certificates is based upon the
                                related Available Funds Cap or Maximum Rate Cap,
                                the excess of (1) the amount of interest that
                                such class would have been entitled to receive
                                on such Distribution Date had the pass-through
                                rate for that class not been calculated based on
                                the related Available Funds Cap or Maximum Rate
                                Cap, up to but not exceeding the greater of (a)
                                the related Maximum Rate Cap

                                or (b) the sum of (i) the related Available
                                Funds Cap and (ii) the product of (A) a
                                fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period and
                                (B) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate certificate principal balance of each of the classes of certificates to which such Cap
                                Contract relates for such related Distribution
                                Date over (2) the amount of interest such class was entitled to receive on such Distribution
                                Date based on the lesser of (a) the related
                                Available Funds Cap or (b) the related Maximum
                                Rate Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates
                                (and interest accrued thereon at the then applicable pass-through rate for such class, without giving effect to the related Available
                                Funds Cap or Maximum Rate Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

FREDDIE MAC                     means the Federal Home Loan Mortgage
                                Corporation.

INDIRECT PARTICIPANTS           means Participants and organizations which have
                                indirect access to the DTC system, such as
                                banks, brokers, dealers and trust companies that
                                clear through or maintain a custodial
                                relationship with a Participant, either directly
                                or indirectly.

INTEREST CARRY FORWARD AMOUNT   means, with respect to each class of the offered
                                certificates and each Distribution Date, the sum
                                of (i) the excess of (a) Current Interest for
                                such class with respect to prior Distribution
                                Dates (excluding any Floating Rate Certificate
                                Carryover for such class, if applicable) over
                                (b) the amount actually distributed to such
                                class with respect to Current Interest and
                                Interest Carry Forward Amount on such prior
                                Distribution Dates and (ii) interest on such
                                excess (to the extent permitted by applicable
                                law) at the applicable pass-through rate for the
                                related interest accrual period.

INTEREST DETERMINATION DATE     means each date that is the second LIBOR
                                Business Day preceding the commencement of each
                                interest accrual period for the offered
                                certificates that have a variable interest rate.

INTEREST FUNDS                  means, with respect to any Distribution Date,
                                the sum, without duplication, of (1) all
                                scheduled interest due during the related Due
                                Period that is received before the related
                                Servicer Remittance Date or advanced on or
                                before the related Servicer Remittance Date less
                                the Servicing Fees, (2) all Advances relating to
                                interest, (3) all Compensating Interest, (4)
                                liquidation proceeds collected during the
                                related Prepayment Period (to the extent such
                                liquidation proceeds relate to interest), (5)
                                proceeds of any Mortgage Loan purchased by the
                                Depositor or any transferor under the Pooling
                                and Servicing Agreement during the related
                                Prepayment Period for document defects, breach
                                of a representation or warranty, realization
                                upon default or optional termination (to the
                                extent such proceeds relate to interest) and (6)
                                prepayment charges received with respect to the
                                related Mortgage Loans, less all non-recoverable
                                Advances relating to interest and certain
                                expenses reimbursed to the Trustee and the
                                Servicer.

INTEREST-ONLY MORTGAGE LOAN     means a Mortgage Loan that provides for monthly
                                payments of interest at the Mortgage Rate, but
                                no payments of principal for a limited period of
                                time (two to ten years) after its origination.

IRS                             means the Internal Revenue Service.

ISSUING ENTITY                  means Specialty Underwriting and Residential
                                Finance Trust, Series 2006-BC2.

LIBOR BUSINESS DAY              means a day on which banks are open for dealing
                                in foreign currency and exchange in London and
                                New York City.

MAXIMUM RATE CAP                means a limitation generally based on the
                                weighted average net maximum lifetime mortgage
                                rates of the related Mortgage Loans during the
                                applicable Due Period, net of certain fees and
                                expenses of the Issuing Entity.

MERRILL LYNCH                   means Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated.

MLML                            means Merrill Lynch Mortgage Lending, Inc., a
                                Delaware corporation.

MORTGAGE LOANS                  means the mortgage loans included in the Issuing
                                Entity as of the Closing Date.

MORTGAGE RATE                   means the per annum interest rate borne by a
                                Mortgage Loan.

NET MORTGAGE RATE               means, with respect to any Mortgage Loan, the
                                Mortgage Rate with respect to such Mortgage Loan
                                less the Servicing Fee Rate.

ONE-MONTH LIBOR                 means the London interbank offered rate for
                                one-month United States dollar deposits.

PARTICIPANTS                    means participating organizations that utilize
                                the services of

                                DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

PERCENTAGE INTEREST             means, with respect to any certificate, the
                                percentage derived by dividing the denomination
                                of such certificate by the aggregate
                                denominations of all certificates of the
                                applicable class.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to
                                Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

POOLING AND SERVICING           means the Pooling and Servicing Agreement, dated
AGREEMENT                       as of March 1, 2006, among the Depositor, the
                                Servicer and the Trustee.

PREPAYMENT INTEREST EXCESSES    means, with respect to any Servicer Remittance
                                Date, for each Mortgage Loan that was the
                                subject of a Principal Prepayment in full during
                                the portion of the related Prepayment Period
                                occurring between the first day of the calendar
                                month in which such Servicer Remittance Date
                                occurs and the last day of the related
                                Prepayment Period, an amount equal to interest
                                (to the extent received) at the applicable Net
                                Mortgage Rate on the amount of such Principal
                                Prepayment for the number of days commencing on
                                the first day of the calendar month in which
                                such Servicer Remittance Date occurs and ending
                                on the date on which such Principal Prepayment
                                is so applied.

PREPAYMENT INTEREST SHORTFALL   means a shortfall in interest distributions as a
                                result of principal prepayments to
                                certificateholders in excess of Compensating
                                Interest.

PREPAYMENT PERIOD               means, with respect to any Distribution Date,
                                the period from and including the 15th day of
                                the calendar month preceding the month in which
                                such Distribution Date occurs (or, in the case
                                of the first Distribution Date, beginning on the
                                Cut-off Date) and including the 14th day of the
                                calendar month in which such Distribution Date
                                occurs.

PRINCIPAL FUNDS                 means, with respect to any Distribution Date,
                                the sum, without duplication, of (1) the
                                scheduled principal due during the related Due
                                Period and received before the related Servicer
                                Remittance Date or required to be advanced by
                                the Servicer on or before the related Servicer
                                Remittance Date, (2) prepayments of principal in
                                full collected in the related Prepayment Period,
                                (3) the Stated Principal Balance of each
                                Mortgage Loan that was purchased by the
                                Depositor or the Servicer during the related
                                Prepayment Period or, in the case of a purchase
                                in connection with an optional termination, on
                                the Business Day prior to such Distribution
                                Date, (4) the amount, if any, by which the
                                aggregate

                                unpaid principal balance of any replacement
                                Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to principal and represent payment in full), (6) all Subsequent
                                Recoveries received during the related Due
                                Period and (7) all other collections and recoveries in respect of principal during the related Due Period, less all non-recoverable
                                Advances relating to principal and all
                                non-recoverable servicing advances reimbursed during the related Due Period and certain expenses reimbursable to the Trustee and the Servicer.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

REALIZED LOSS                   means the excess of the Stated Principal Balance
                                of a defaulted Mortgage Loan plus accrued
                                interest over the net liquidation proceeds of a
                                defaulted Mortgage Loan that are allocated to
                                principal.

RECORD DATE                     means for each class of offered certificates on
                                each Distribution Date, the last Business Day of
                                the month preceding such Distribution Date (or
                                in the case of the first Distribution Date, the
                                Closing Date).

REFERENCE BANKS                 means leading banks selected by the Trustee and
                                engaged in transactions in Eurodollar deposits
                                in the international Eurocurrency market (1)
                                with an established place of business in London,
                                (2) whose quotations appear on the Reuters
                                Screen LIBO Page on the Interest Determination
                                Date in question, (3) which have been designated
                                as such by the Servicer and (4) not controlling,
                                controlled by, or under common control with, the
                                Depositor, the Trustee, the Servicer, the Seller
                                or any successor servicer.

REGULATION AB                   means Subpart 229.1100 - Asset Backed Securities
                                (Regulation AB), 17 C.F.R. Sections
                                229.1100-229.1123, as such may be amended from
                                time to time, and subject to such clarification
                                and interpretation as have been provided by the
                                Commission in the adopting release (Asset-Backed
                                Securities, Securities Act Release No. 33-8518,
                                70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by
                                the staff of the Commission, or as may be
                                provided by the Commission or its staff from
                                time to time.

RELEVANT DEPOSITARY             means Citibank, N.A., as depositary for
                                Clearstream Luxembourg, and U.S. Bank National
                                Association, as depositary for Euroclear,
                                individually.

REO PROPERTY                    means mortgaged property that has been acquired
                                by the Servicer through foreclosure or
                                deed-in-lieu of foreclosure in connection with a
                                defaulted Mortgage Loan.

REUTERS SCREEN LIBO PAGE        means the display designated as page "LIBO" on
                                the Reuters Monitor Money Rates Service (or such
                                other page as may replace the LIBO page on that
                                service for the purpose of displaying London
                                interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

SCHEDULED PAYMENTS              means scheduled monthly payments made by
                                mortgagors on the Mortgage Loans.

SELLER                          means Merrill Lynch Mortgage Lending, Inc.

SERVICER                        means Wilshire Credit Corporation.

SERVICER REMITTANCE DATE        means the later of (x) the day that is two (2)
                                Business Days after the 15th day of the month in
                                which the related Distribution Date occurs and
                                (y) the 18th day (or if such day is not a
                                Business Day, the immediately succeeding
                                Business Day) of the month in which the related
                                Distribution Date occurs.

SERVICING FEE                   means a monthly fee paid to the Servicer from
                                interest collected with respect to each Mortgage
                                Loan serviced by it (as well as from any
                                liquidation proceeds from a liquidated Mortgage
                                Loan that are applied to accrued and unpaid
                                interest) generally equal to the product of (a)
                                one-twelfth of the Servicing Fee Rate and (b)
                                the Stated Principal Balance of such Mortgage
                                Loan. The Servicer also is entitled to receive,
                                as additional servicing compensation, Prepayment
                                Interest Excesses, all assumption fees,
                                customary real estate referral fees and other
                                similar charges (other than prepayment charges)
                                and all investment income earned on or benefits
                                received from amounts on deposit in the
                                Collection Account.

SERVICING FEE RATE              means a specified percentage for each Mortgage
                                Loan.

SMMEA                           means the Secondary Mortgage Market Enhancement
                                Act of 1984, as amended.

SPONSOR                         means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE        means, with respect to a Mortgage Loan and any
                                Distribution Date, the amount equal to the
                                outstanding principal balance as of the Cut-off
                                Date, after giving effect to Scheduled Payments
                                due on or before that date, reduced by (1) the
                                principal portion of all Scheduled Payments due
                                on or before the Due Date in the Due Period
                                immediately preceding such Distribution Date,
                                whether or not received, and (2) all amounts
                                allocable to unscheduled principal payments
                                received on or before the last day of the
                                Prepayment Period immediately preceding such
                                Distribution

                                Date. The Stated Principal Balance of a
                                liquidated Mortgage Loan shall be deemed to be zero.

STEPDOWN DATE                   means the earlier of (1) the first Distribution
                                Date on which the certificate principal balance
                                of the senior certificates is reduced to zero
                                and (2) the later of (i) the Distribution Date
                                specified in the prospectus supplement and (ii)
                                the date on which a level of credit enhancement
                                has been obtained (as a result of the
                                disproportionate payment of senior classes
                                relative to the subordinate classes).

STEPDOWN TRIGGER EVENT          means the situation that exists if the
                                performance of the Mortgage Loans is below
                                specified levels.

SUBSEQUENT RECOVERY             means any amount (net of amounts to be
                                reimbursed to the Servicer related to such
                                Mortgage Loan) received on a Mortgage Loan
                                subsequent to such Mortgage Loan being
                                determined to be a liquidated Mortgage Loan.

SURF                            means Specialty Underwriting and Residential
                                Finance, a program established by the Seller to originate and purchase sub-prime Mortgage Loans under the SURF Underwriting Guidelines.

SURF UNDERWRITING GUIDELINES    means the underwriting standards and guidelines
                                established by SURF and further described under
                                the heading "Underwriting Guidelines."

SWAP ACCOUNT                    means the separate account into which payments
                                received on the Cap Contracts will be deposited.

SWAP AGREEMENT                  means the interest rate swap agreement, between
                                the Trustee, on behalf of the Issuing Entity,
                                and the Swap Counterparty.

SWAP COUNTERPARTY               means the entity with whom the Trustee, on
                                behalf of the Issuing Entity, is entering into
                                the Swap Agreement, if any.

TERMS AND CONDITIONS            means the Terms and Conditions Governing Use of
                                Euroclear, the related Operating Procedures of
                                the Euroclear System and applicable Belgian law.

TRUSTEE                         means U.S. Bank National Association.

UNDERWRITER                     means Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated.

U.S. BANK                       means U.S. Bank National Association.

WILSHIRE                        means Wilshire Credit Corporation.

                                     Annex I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-BC2 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such interest accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such interest accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

     (1)  a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is January 18, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     8
     Mortgage Loan Information in
       Prospectus Supplements.......     8
     MBS............................    10
     Government Securities..........    12
     Pre-Funding Account............    12
     Accounts.......................    12
     Credit Support.................    12
     Cash Flow Agreements...........    13
Use of Proceeds.....................    13
Yield Considerations................    13
     General........................    13
     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting
       Weighted Average Life........    16
The Depositor.......................    17
Description of the Securities.......    18
     General........................    18
     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of
       Delinquencies................    25
     Reports to Securityholders.....    26
     Termination....................    28
     Book-Entry Registration and
       Definitive Securities........    28
Recombinable Securities.............    31
     General........................    31
     Exchanges......................    32
     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default
       under the Agreement..........    51
     Amendment......................    52
     The Trustee....................    52
     Duties of the Trustee..........    52
     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the
       Indenture....................    54
Description of Credit Support.......    56
     General........................    56
     Subordinate Securities.........    57
     Cross-Support Provisions.......    57
     Insurance or Guarantees........    57

     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage
       Instruments..................    59
     Interest in Real Property......    59
     Cooperative Loans..............    59
     Foreclosure....................    60
     Junior Mortgages...............    64
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    64
     Environmental Legislation......    65
     Due-on-Sale Clauses............    66
     Subordinate Financing..........    66
     Applicability of Usury Laws....    66
     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax
  Consequences......................    71
     General........................    72
     Grantor Trust Funds............    72
     New Withholding Regulations....    80
     REMICs.........................    80
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable
  Securities........................   111
     General........................   111
     Tax Status.....................   112
     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's
       Exemption for Certificates...   115
     Review by Plan Fiduciaries.....   120
Legal Investment....................   121
Plan of Distribution................   123
Legal Matters.......................   124
Financial Information...............   124
Incorporation of Certain Information
  by Reference......................   124
Ratings.............................   125
Index of Defined Terms..............   126

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

      (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii) the original and remaining term to stated maturity of the MBS, if applicable,

      (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

      (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

      (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

      (ii) a security that has been previously registered under the Securities Act or

      (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                    Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      - The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      - The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      - Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i)    cash or cash equivalents,

      (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

      Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a) fixed rate with respect to the principal amount of the regular interest or

            (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45

Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7